As filed with the U.S. Securities and Exchange Commission on September 8, 2023
Registration No.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FREYR Battery, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3670	93-3205861
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
(302) 658-7581
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Oscar K. Brown
c/o The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
(302) 658-7581
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Danny Tricot, Esq. Denis Klimentchenko, Esq. Skadden, Arps, Slate, Meagher & Flom (UK) LLP 22 Bishopsgate London, EC2N 4BQ +44.20.7519.7000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective and all other conditions precedent to the Redomiciliation Transaction contemplated by the Merger Agreement and the common draft terms of cross-border merger described in the included proxy statement/prospectus have been satisfied or waived.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐	Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED              , 2023
To the Shareholders of FREYR Battery:
Our board of directors unanimously approved, on           , 2023, and is submitting to our shareholders for approval at an extraordinary general meeting of shareholders to be held on           , 2023 (the “FREYR Special Meeting”), a proposal that would result in a corporate reorganization of FREYR Battery, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B251199 (“FREYR” or “FREYR Luxembourg”), after which the shareholders of FREYR would hold shares in a Delaware corporation rather than a Luxembourg company. If the proposal is approved by our shareholders, we would merge (the “Redomiciliation Transaction” or the “Transaction”) FREYR into FREYR Battery, Inc., a newly formed, wholly owned subsidiary of FREYR organized under the laws of Delaware, U.S. (“FREYR Delaware”). FREYR Delaware will be the surviving corporation. The Redomiciliation Transaction would result in FREYR Delaware becoming a publicly traded corporate entity.
In 2023, FREYR’s board of directors and management team undertook a review of FREYR Luxembourg’s existing structure and operations, and particularly the jurisdiction of incorporation of its ultimate parent company. FREYR believes the Redomiciliation Transaction will enhance shareholder value over the long-term through simplifying the corporate structure to gain operational efficiencies. After considering various factors, FREYR’s board of directors believes that the Redomiciliation Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:
•simplifying FREYR’s corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by FREYR to assess, implement and remain compliant with multiple regulatory and reporting requirements for FREYR on a consolidated basis, and (ii) provide opportunities for FREYR to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions;
•enhancing FREYR’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby delivering a significant uplift in fund flows to its ordinary shares;
•benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with the New York Stock Exchange (“NYSE”) listing standards and the U.S. Securities and Exchange Commission (“SEC”) governance requirements; and
•positioning FREYR to better respond to global tax developments and U.S. incentive programs for battery manufacturers, considering recent changes in U.S. tax laws and federal incentive programs.
Immediately after the Redomiciliation Transaction, the number of common shares you will own in FREYR Delaware (the “Common Shares”) will be the same as the number of ordinary shares you held in FREYR immediately prior to the Redomiciliation Transaction. FREYR Delaware expects to issue up to       Common Shares, par value $0.01 per share, and up to       warrants, each whole warrant exercisable for one Common Share at an exercise price of $11.50 (the “Warrants”), in the Redomiciliation Transaction.
We expect the Common Shares and the Warrants to be quoted on the NYSE after the conclusion of the Redomiciliation Transaction. Currently, there is no established public trading market for the Common Shares of FREYR Delaware.
After the Redomiciliation Transaction, as we describe in this proxy statement/prospectus, your rights under Delaware corporate law as a holder of Common Shares will differ from your current rights under Luxembourg corporate law as a holder of ordinary shares without nominal value in FREYR Luxembourg (the “Ordinary Shares”). In addition, FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws differ in some respects from FREYR’s Articles of Association, as further described in this proxy statement/prospectus.
Under U.S. federal income tax law, a U.S. holder of shares of FREYR Ordinary Shares should not recognize gain or loss on the exchange of such shares for Common Shares in the Redomiciliation Transaction. SHAREHOLDERS ARE URGED TO READ THE DISCUSSIONS IN THE SECTION TITLED “U.S. FEDERAL INCOME TAX CONSIDERATIONS” AND THE SECTION TITLED “LUXEMBOURG TAX CONSIDERATIONS” FOR A MORE COMPLETE DISCUSSION OF THE U.S. AND LUXEMBOURG FEDERAL INCOME TAX CONSEQUENCES OF THE REDOMICILIATION TRANSACTION AND TO CONSULT YOUR OWN TAX ADVISOR REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

The Redomiciliation Transaction cannot be completed without satisfying certain conditions, the most important of which is the adoption of a merger agreement (the “Merger Agreement”) and of common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the “Common Draft Terms of Cross-Border Merger”) pursuant to which the Redomiciliation Transaction will be effected by the affirmative vote of at least two-thirds (2/3) of the votes validly cast at the FREYR Special Meeting (in accordance with Luxembourg law), provided that at least one half of the issued shares of FREYR Luxembourg (other than shares held by or on behalf of FREYR Luxembourg or a direct subsidiary of FREYR Luxembourg) is present or represented at the FREYR Special Meeting. If such quorum is not present at the FREYR Special Meeting, a second general meeting may be convened and resolutions shall be adopted at such general meeting, irrespective of the number of Ordinary Shares present or represented, by a majority of at least two-thirds (2/3) of the votes validly cast.
We currently anticipate that the Redomiciliation Transaction will become effective in the fourth quarter of 2023, although we may abandon the Redomiciliation Transaction at any time prior to obtaining shareholder approval, and the completion of the Redomiciliation Transaction is subject to all the conditions precedent to the Merger specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger being satisfied or waived.
This proxy statement/prospectus provides you with detailed information regarding the Redomiciliation Transaction. We encourage you to read this entire proxy statement/prospectus carefully. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS WE DESCRIBE STARTING ON PAGE 20.
Shareholders of record of FREYR as of , Luxembourg time, on           , 2023 have the right to attend the FREYR Special Meeting and vote their shares, or may grant a proxy to vote on the proposals included in this proxy statement/prospectus.
FREYR’s shareholders will also be asked to vote on several proposals, including, among others, the approval of the Merger Agreement and the Common Draft Terms of Cross-Border Merger and the adoption of FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws.
The date and time of the FREYR Special Meeting is           , 2023 at       , Luxembourg time, and the place of the FREYR Special Meeting is at           .
Whether or not you plan to attend the FREYR Special Meeting, please sign, date and return the Proxy Card (and Accompanying Supplement, as applicable) in the business-reply envelope included in your package. Your vote is important no matter how many shares you own.
On           , 2023, the board of directors unanimously approved the Merger Agreement and the Common Draft Terms of Cross-Border Merger pursuant to which the Redomiciliation Transaction will be effected and recommends that you vote (1), “FOR” the confirmation of the mandate as a member of the board of directors of Birger Steen to replace Torstein Dale Sjøtveit, with effect as of August 9, 2023, and for a period ending at the next annual general meeting of FREYR, (2) “FOR” the acknowledgement of (I) (a) the availability of certain documents related to the Redomiciliation Transaction including (a) the written reports on the cross-border merger drawn up by (i) the board of directors of each of FREYR Luxembourg and FREYR Delaware in accordance with Article 1021-5 of the Luxembourg law of August 10, 1915 on commercial companies (the “Luxembourg Law”), and (ii) the independent experts in accordance with Article 1021-6 (1) of the Luxembourg Law and (b) the availability of the interim accounts of each of FREYR Luxembourg and FREYR Delaware dated           , 2023 and (II) the availability of the documents referred to in Article 1021-7 of the Luxembourg Law at the registered office of each of FREYR Luxembourg and FREYR Delaware for due inspection by the shareholders at least one month prior to the date of the FREYR Special Meeting, (3) “FOR” the adoption of the Merger Agreement and the Common Draft Terms of Cross-Border Merger, (4) “FOR” the adoption of FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws, and (5) “FOR” the delegation of authority to the FREYR board and other authorized persons. We urge you to join us in supporting these important initiatives.
Sincerely,
Tom Einar Jensen
Executive Chairman
None of the U.S. Securities and Exchange Commission, any U.S. state securities commission nor any securities regulatory authority in Luxembourg has approved or disapproved of the securities to be issued in the Redomiciliation Transaction or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this proxy statement/prospectus is           , 2023, and it will be first mailed to the shareholders of FREYR Luxembourg on or about           , 2023.

FREYR BATTERY
22-24, Boulevard Royal, L-2449 Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg: B 251199
NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON           , 2023
TO THE SHAREHOLDERS OF FREYR BATTERY: NOTICE IS HEREBY GIVEN that an extraordinary general meeting of FREYR Battery (the “FREYR Special Meeting”), a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B251199 (“FREYR” or “FREYR Luxembourg”), will be held at       Luxembourg time, on           , 2023, at           , for the following purposes:
1)The Confirmation of Mandate of FREYR Directors Proposal – To confirm the mandate as a member of the board of directors of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023, and for a period ending at the next annual general meeting of FREYR (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit). The Confirmation of Mandate of FREYR Directors Proposal is required to be presented at the FREYR Special Meeting for shareholder approval under Luxembourg law; it is not related to the Redomiciliation Transaction and none of the other proposals described in this proxy statement/prospectus, including the Merger Proposal, are conditioned upon its approval.
2)The Documents Acknowledgement Proposal – To acknowledge (I) (a) the availability of certain written reports on the cross-border merger contemplated under the Redomiciliation Transaction drawn up by (i) the board of directors of FREYR and the board of directors of FREYR Battery, Inc., a newly formed, wholly owned subsidiary of FREYR organized under the laws of Delaware, U.S. (“FREYR Delaware” and, together with FREYR , the “Merging Companies”) in accordance with Article 1021-5 of the Luxembourg law of August 10, 1915 on commercial companies (the “Luxembourg Law”) and (ii) EUROLUX AUDIT S.à r.l. and PKF Audit & Conseil (the “Merger Independent Specialists”) as independent experts in accordance with Article 1021-6 (1) of the Luxembourg Law and (b) the availability of the interim accounts of each of the Merging Companies dated           , 2023 and (II) that all documents referred to by Article 1021-7 of the Luxembourg Law have been made available at the registered office of each of the Merging Companies for due inspection by the shareholders at least one (1) month prior to the date of the FREYR Special Meeting;
3)The Merger Proposal – To (I) adopt the merger agreement by and between FREYR and FREYR Delaware (the “Merger Agreement”), and the common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the “Common Draft Terms of Cross-Border Merger”), copies of which are attached to this proxy statement/prospectus as Annex A and Annex B, respectively, drawn up by the board of directors of each of the Merging Companies, pursuant to which FREYR will be absorbed and merged into FREYR Delaware, with FREYR Delaware surviving the merger (the “Merger”), and whereby (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the effective time of the Merger (the “Effective Time”), will automatically be cancelled and FREYR Delaware will issue as consideration therefor new common stock of FREYR Delaware to the shareholders of FREYR with an exchange ratio of one FREYR Ordinary Share in exchange for one new Common Share of FREYR Delaware, (ii) each outstanding warrant of FREYR exercisable for one FREYR Ordinary Share at an exercise price of $11.50 will convert into one warrant of FREYR Delaware, on the same terms as the warrants of FREYR as governed by the amended and restated warrant agreement between Alussa, FREYR and Continental Stock Transfer and Trust Company, which is attached to this proxy statement/prospectus as Exhibit 4.1, and each warrant of FREYR held by EDGE Global LLC (“EDGE Global”) will be converted into warrants of FREYR Delaware, on the same terms as those that currently govern these warrants, (iii) all Ordinary Shares held in treasury by FREYR outstanding immediately prior to the effective time of the Merger will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, and (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR (such transactions collectively referred to as the “Redomiciliation Transaction”); and (II) to approve the Merger and its legal and accounting effective time;
4)The Amended and Restated Certificate of Incorporation/Bylaws Proposal – To adopt FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and Annex D, respectively;
5)The Delegation of Authority Proposal – To grant power and authority to (i) any director of FREYR or any person authorized by the board of directors of FREYR, each individually and with full power of substitution, to appear before a notary in the Grand Duchy of Luxembourg to declare and confirm, for and issue the “Board Confirmation,” whereby the board of directors of FREYR declares and confirms, in the name and on behalf of FREYR and the board of directors of FREYR, that the conditions precedent to the Merger, as specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, have been satisfied or waived and (ii) any director of FREYR and/or any lawyer or employee of the law firm Arendt & Medernach S.A. and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out in the name and on behalf of FREYR, any changes required by the matters set out under the proposals described in this proxy statement/prospectus as well as all filings, notifications and publications necessary for the Merger.
The proposals are more fully described in the proxy statement/prospectus accompanying this notice. Please give your attention to all of the information in the accompanying proxy statement/prospectus.
A list of shareholders of FREYR will be maintained and open for examination by any of its shareholders from 10 days prior to the FREYR Special Meeting, for any purpose germane to the FREYR Special Meeting, during regular business hours at our principal executive offices at 22-24 Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, and will be available at the FREYR Special Meeting. Only shareholders of record at , Luxembourg time, on            (the “Record Date”), are entitled to notice of and to vote at the FREYR Special Meeting or at any adjournment(s) or postponement(s) thereof that may take place (unless otherwise decided by the board of directors of FREYR).
Shareholders shall be able to participate in the FREYR Special Meeting as described under the section entitled “Extraordinary General Meeting of FREYR Luxembourg Shareholders,” beginning on page 37 of the accompanying proxy statement/prospectus. Check-in at the FREYR Special Meeting will begin at       Luxembourg time, and you should plan to allow ample time for check-in procedures. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the FREYR Special Meeting.
As owners of FREYR, your vote is important. Whether or not you are able to attend the FREYR Special Meeting in person, it is important that your shares be present or represented. Please vote as soon as possible. Voting promptly, regardless of the number of shares you hold, will aid us in reducing the expense of an extended proxy solicitation. Voting your shares by returning your Proxy Card (and Accompanying Supplement, as applicable) or voting through the Internet or by telephone does not affect your right to vote in person if you attend the FREYR Special Meeting. For specific information regarding the voting of your shares, please refer to the section entitled “Extraordinary General Meeting of FREYR Luxembourg Shareholders,” beginning on page 37 of the accompanying proxy statement/prospectus.
By Order of the Board of Directors

Tom Einar Jensen
Executive Chairman
Grand Duchy of Luxembourg
          , 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD ON           , 2023: A COPY OF THIS PROXY STATEMENT, PROXY CARD AND THE FREYR BATTERY ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022 ARE AVAILABLE AT WWW.FREYRBATTERY.COM.

ADDITIONAL INFORMATION
You can obtain any of the documents filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) by FREYR at no cost from the SEC’s website at http://www.sec.gov. These documents are also posted on the “Investor” section of FREYR Luxembourg’s website at https://www.freyrbattery.com. You may also request copies of these documents, free of charge by contacting FREYR in writing at the following addresses or by telephone as indicated below:
FREYR Battery
22-24, Boulevard Royal, L-2449 Luxembourg
Grand Duchy of Luxembourg
+352 46 61 11 3721
Attn: Jeffrey Spittel
We will provide promptly without charge to you, upon request, a copy of any document we have filed with the SEC. In order to ensure timely delivery of the documents in advance of the extraordinary general meeting (the “FREYR Special Meeting”), any request should be made at least five (5) business days before the FREYR Special Meeting, or           , 2023. See the section titled “Where You Can Find More Information” for additional details about where you can find more information about FREYR and the Redomiciliation Transaction.
You should rely only on the information contained in this document. No one has been authorized to provide you with information that is different from that contained in this document. You should assume that the information in this document is accurate only as of the date of this proxy statement/prospectus. Neither the mailing of this document to FREYR’s shareholders, nor the issuance by FREYR Delaware of Common Shares in connection with the Redomiciliation Transaction will create any implication to the contrary.
Information on the website of FREYR, or any subsidiary thereof, is not part of this document or incorporated by reference herein. You should not rely on that information in deciding how to vote.
This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

The information in this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus does not constitute an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED           , 2023
PRELIMINARY PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF
FREYR BATTERY
PROSPECTUS FOR UP TO       ORDINARY SHARES
AND      WARRANTS OF
FREYR BATTERY, INC.
The board of directors of FREYR Battery, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B251199 (“FREYR” or “FREYR Luxembourg”), unanimously approved on           , 2023 a proposal that would result in a corporate reorganization of FREYR, pursuant to a form of the merger agreement (the “Merger Agreement”) and the common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the “Common Draft Terms of Cross-Border Merger”), copies of which are attached to this proxy statement/prospectus as Annex A and Annex B respectively, by and between FREYR and FREYR Battery, Inc., a newly formed, wholly owned subsidiary of FREYR organized under the laws of Delaware, U.S. (“FREYR Delaware” and, together with FREYR, the “Merging Companies”), after which shareholders of FREYR would hold shares in a Delaware corporation rather than a Luxembourg corporation.
If the proposal is approved by our shareholders and subject to the satisfaction of the conditions precedent to the Merger specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, FREYR will be merged, pursuant to the Merger Agreement and the Common Draft Terms of Cross-Border Merger, into FREYR Delaware, with FREYR Delaware surviving the merger (the “Merger”), and (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the effective time of the Merger (the “Effective Time”), will automatically be cancelled and FREYR Delaware will issue as consideration therefor new common stock of FREYR Delaware to the shareholders of FREYR with an exchange ratio of one FREYR Ordinary Share in exchange for one new Common Share of FREYR Delaware, (ii) each outstanding warrant of FREYR exercisable for one FREYR Ordinary Share at an exercise price of $11.50 will convert into one warrant of FREYR Delaware, on the same terms as the warrants of FREYR as governed by the amended and restated warrant agreement between Alussa, FREYR and Continental Stock Transfer and Trust Company, which is attached to this proxy statement/prospectus as Exhibit 4.1, and each warrant of FREYR held by EDGE Global LLC (“EDGE Global”) will be converted into warrants of FREYR Delaware, on the same terms as those that currently govern these warrants, (iii) all ordinary shares held in treasury by FREYR outstanding immediately prior to the effective time of the Merger will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, and (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR (such transactions collectively referred to as the “Redomiciliation Transaction”). The Redomiciliation Transaction would result in FREYR Delaware becoming a publicly traded corporate entity.
Immediately after the Redomiciliation Transaction, the number of ordinary shares you will own in FREYR Delaware (the “Common Shares”) will be the same as the number of Ordinary Shares you held in FREYR immediately prior to the Redomiciliation Transaction. FREYR Delaware expects to issue up to       Common Shares, par value $0.01 per share, in the Redomiciliation Transaction.
Proposals to approve the Merger and the other matters discussed in this proxy statement/prospectus will be presented at the FREYR Special Meeting scheduled to be held at       Luxembourg time on           , 2023 at            (the “FREYR Special Meeting”).
FREYR Ordinary Shares and FREYR Warrants are currently listed on the NYSE under the symbols “FREY” and “FREY WS”, respectively. FREYR Delaware will apply for listing, to be effective at the time of the Merger, of the Common Shares and the FREYR Delaware Warrants on the NYSE to continue trading under the symbols FREY and FREY WS, respectively. There is no assurance that FREYR Delaware will be able to satisfy NYSE listing criteria necessary for listing or will be able to continue to satisfy such criteria following the consummation of the Redomiciliation Transaction.
This proxy statement/prospectus provides you with detailed information about the Redomiciliation Transaction and other matters to be considered at the FREYR Special Meeting. We encourage you to carefully read this entire document. You should also carefully consider the risk factors described in “Risk Factors” beginning on page       of this proxy statement/prospectus for a discussion of information that should be considered before voting on the proposed Merger and each of the other matters to be presented at the FREYR Special Meeting.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Redomiciliation Transaction or the other transactions described in this proxy statement/prospectus or any of the securities to be issued in the Redomiciliation Transaction, passed upon the merits or fairness of the Redomiciliation Transaction or related transactions or passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated           , 2023, and is first being mailed to shareholders of FREYR Ordinary Shares on or about           , 2023.

TABLE OF CONTENTS
ANNEXES
Annex A – Merger Agreement and Plan of Merger    A-1
Annex B – Common Draft Terms of Cross-Border Merger    B-1
Annex C – Form of Amended and Restated Certificate of Incorporation of FREYR Battery, Inc.    C-1
Annex D – Form of Amended and Restated Bylaws of FREYR Battery, Inc.    D-1
Annex E – Form of Proxy Card for FREYR Battery Extraordinary General Meeting    E-1
Annex F – Form of Accompanying Supplement for FREYR Battery Extraordinary General Meeting    F-1

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission, or SEC, by FREYR Battery, Inc. (File No. 333-     ), constitutes a prospectus of FREYR Delaware under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Common Shares to be issued to FREYR Luxembourg’s shareholders, the FREYR Delaware Warrants to be issued to FREYR Luxembourg Warrant holders and the Common Shares underlying such FREYR Delaware Warrants, if the Redomiciliation Transaction described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the FREYR Special Meeting at which FREYR Luxembourg’s shareholders will be asked to consider and vote upon a proposal to approve the Redomiciliation Transaction by the approval and adoption of the Merger Agreement and the Common Draft Terms of Cross-Border Merger, among other matters.
No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement/prospectus describes other than those contained in this proxy statement/prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by FREYR Delaware or FREYR. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made under this proxy statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of FREYR Delaware or FREYR since the date of this proxy statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.
This proxy statement/prospectus incorporates important business and financial information about FREYR from documents that are not attached to this proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement/prospectus free of charge by requesting them in writing or by telephone from FREYR at the following addresses and telephone numbers:
FREYR Battery
22-24, Boulevard Royal, L-2449 Luxembourg
Grand Duchy of Luxembourg
+352 46 61 11 3721
Attn: Jeffrey Spittel

INDUSTRY AND MARKET DATA
In this proxy statement/prospectus, FREYR Luxembourg relies on and refers to industry data, information and statistics regarding the markets in which it competes from research as well as from publicly available information, industry and general publications and research and studies conducted by third parties. FREYR Luxembourg has supplemented this information where necessary with its own internal estimates, considering publicly available information about other industry participants and FREYR Luxembourg management’s best view as to information that is not publicly available. This information appears in “Information about FREYR” and other sections of this proxy statement/prospectus. FREYR has taken such care as we consider reasonable in the extraction and reproduction of information from such data from third party sources.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “FREYR” and “FREYR Luxembourg” refer to FREYR Battery, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B251199, and its consolidated subsidiaries, and the term “FREYR Delaware” refers to FREYR Battery, Inc., a newly formed, wholly owned subsidiary of FREYR organized under the laws of Delaware, U.S.
In this document:
“24M” means 24M Technologies, Inc., a Delaware corporation.
“Alussa” means Alussa Energy Acquisition Corp., a Cayman Islands exempted company and a wholly owned subsidiary of FREYR.
“Business Combination” means the mergers and other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of January 29, 2021, by and among Alussa, FREYR and FREYR AS, among others.
“Code” means the Internal Revenue Code of 1986, as amended.
“DGCL” means the Delaware General Corporation Law.
“Effective Time” means           .
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Agent” means           .
“FREYR AS” means FREYR AS, a private limited liability company organized under the laws of Norway.

“FREYR Delaware Private Warrants” means the warrants of FREYR Delaware that will be converted from FREYR Private Warrants effective upon the Redomiciliation Transaction.

“FREYR Delaware Public Warrants” means the warrants of FREYR Delaware that will be converted from FREYR Public Warrants effective upon the Redomiciliation Transaction.

“FREYR Special Meeting” means the extraordinary general meeting to be held at       Luxembourg time on           , 2023 at            to vote on the various matters discussed in this proxy statement/prospectus.
“FREYR Private Warrants” means (i) the warrants issued in connection with the Business Combination in exchange for private placement warrants to purchase Class A ordinary shares of Alussa, and (ii) the FREYR Working Capital Warrants.

“FREYR Public Warrants” means each one whole warrant (other than the FREYR Private Warrants and FREYR Working Capital Warrants) entitling the holder thereof to purchase one (1) FREYR Ordinary Share at a purchase price of $11.50 per share.

“FREYR Working Capital Warrants” means the warrants issued in connection with the Business Combination in exchange for warrants issued upon the conversion of a working capital loan made by the Sponsor to Alussa.
“IRS” means the Internal Revenue Service of the United States.
“Lux Sub-Parent Co” means FREYR Battery Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, to be registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) /registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés,

Luxembourg) under number      , and immediately prior to the Effective Time of the Redomiciliation Transaction, will be a direct wholly-owned subsidiary of FREYR.
“Merger” means the series of transactions whereby FREYR will be merged, pursuant to the Merger Agreement and the Common Draft Terms of Cross-Border Merger, into FREYR Delaware, with FREYR Delaware surviving.
“NYSE” means The New York Stock Exchange.
“NYSE Listed Company Manual” means the New York Stock Exchange Listed Company Manual as in effect on the date hereof.
“Prospectus” means the prospectus included in the Registration Statement on Form S-4 (Registration File No. 333-     ) filed with the SEC.
“Record Date” refers to the record date for determining the holders of FREYR Ordinary Shares entitled to receive notice of and to attend and vote at the FREYR Special Meeting, which has been set as           , 2023 at , Luxembourg time.
“Redomiciliation Transaction” means the series of transactions whereby following the Merger (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the Effective Time, will automatically be cancelled and FREYR Delaware will issue as consideration therefor new common stock of FREYR Delaware to the shareholders of FREYR with an exchange ratio of one FREYR Ordinary Share in exchange for one new Common Share of FREYR Delaware, (ii) each outstanding warrant of FREYR exercisable for one FREYR Ordinary Share at an exercise price of $11.50 will convert into one warrant of FREYR Delaware, on the same terms as the warrants of FREYR as governed by the amended and restated warrant agreement between Alussa, FREYR and Continental Stock Transfer and Trust Company, which is attached to this proxy statement/prospectus as Exhibit 4.1, and each warrant of FREYR held by EDGE Global LLC will be converted into warrants of FREYR Delaware, on the same terms as those that currently govern these warrants, (iii) all Ordinary Shares held in treasury by FREYR outstanding immediately prior to the effective time of the Merger will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, and (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR.
“RESA” means Recueil Électronique des Sociétés et Associations of the Grand Duchy of Luxembourg.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Closing” means the consummation of the transactions contemplated under the Business Combination Agreement, which took place on July 9, 2021.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Sponsor” means Alussa Energy Sponsor LLC, a Delaware limited liability company.
“U.S. GAAP” means United States generally accepted accounting principles.
“$” means the currency in dollars of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
FREYR Delaware and FREYR believe that some of the information in this proxy statement/prospectus constitutes forward-looking statements for the purposes of federal securities laws. You can identify these statements by forward-looking words such as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “possible,” “potential,” “anticipate,” “contemplate,” “believe,” “estimate,” “plan,” “predict,” “project,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:
•discuss future expectations;
•contain projections of future results of operations or financial condition; or
•state other “forward-looking” information.
FREYR Delaware and FREYR believe it is important to communicate their expectations to their security holders. However, there may be events in the future that they are not able to predict accurately or over which they have no control. The risk factors and cautionary language discussed in this proxy statement/prospectus, including in the section titled “Risk Factors,” provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by FREYR Delaware and FREYR in such forward-looking statements, including among other things:
•our ability to obtain the required shareholder vote to adopt, among others, the Merger Proposal and the Amended and Restated Certificate of Incorporation/Bylaws Proposal;
•the satisfaction of other conditions to the Redomiciliation Transaction;
•the outcome of any legal proceedings that may be instituted against us following announcement of the Transaction and related transactions;
•our ability to maintain the listing of FREYR Delaware’s Common Shares on the NYSE following the Transaction;
•our ability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Transaction;
•the risk that the Transaction disrupts current plans and operations;
•the risk that shareholders may recognize gain or other income with respect to their shares at the Effective Time;
•the future financial performance of FREYR Delaware following the Transaction, including our anticipated growth rate and market opportunity;
• changes in shareholders’ rights as a result of the Transaction;
•our ability to adapt to operating under the laws of the State of Delaware;
•business uncertainties while the Transaction is pending;
•the risk that the FREYR board of directors may defer or abandon the Transaction prior to the FREYR Special Meeting;
•costs related to the Transaction;
•changes in general political, economic and competitive conditions and specific market conditions; and
•other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023 and incorporated herein by reference. See also “Where You Can Find More Information” and “Where You Can Find More Information — Incorporation by Reference” on page       of this proxy statement/prospectus.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus.
All forward-looking statements included herein attributable to any of FREYR Delaware and FREYR or any person acting on such party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, FREYR Delaware and FREYR undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q. Why am I receiving this notice of extraordinary meeting of FREYR and accompanying proxy statement/ prospectus?
A.     You are receiving this notice of extraordinary meeting of FREYR (the “FREYR Special Meeting”) and accompanying proxy statement/prospectus because you are a FREYR shareholder as of the Record Date. If you are a FREYR shareholder as of the Record Date, you are entitled to vote for the proposals at the FREYR Special Meeting to be held on           , 2023.
This proxy statement/prospectus, which you should read carefully, contains important information about the proposed Redomiciliation Transaction and how to vote at the FREYR Special Meeting.

Q. When and where will the FREYR Special Meeting be held?	A. The FREYR Special Meeting will be held at , Grand Duchy of Luxembourg at Luxembourg time on , 2023.
Q. What is the Redomiciliation Transaction?
A.     The Redomiciliation Transaction will, if completed, change FREYR’s jurisdiction of organization from the Grand Duchy of Luxembourg to the State of Delaware, U.S. by a means of a series of steps, as follows:
FREYR forms/incorporates FREYR Battery, Inc. and Lux Sub-Parent Co as wholly owned subsidiaries (which step has already been completed);
With the exception of FREYR Delaware and Alussa, FREYR contributes the equity interests in all its subsidiaries to Lux Sub-Parent Co;
FREYR transfers all of its employees, some commercial contracts and some tangible and intangible assets (other than its equity interests in FREYR Delaware and Alussa) to Lux Sub-Parent Co;
Shareholders vote on the Redomiciliation Transaction at the FREYR Special Meeting;
If the Redomiciliation Transaction is approved by the requisite vote of our shareholders at the FREYR Special Meeting and the other conditions precedent to closing are satisfied:
FREYR merges with and into FREYR Delaware, with FREYR Delaware surviving. Immediately prior to the Effective Time, (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the Effective Time will automatically be cancelled and FREYR Delaware will issue as consideration therefor new common stock of FREYR Delaware to the shareholders of FREYR with an exchange ratio of one FREYR Ordinary Share in exchange for one new Common Share of FREYR Delaware, (ii) each outstanding warrant of FREYR exercisable for one FREYR Ordinary Share at an exercise price of $11.50 will convert into one warrant of FREYR Delaware, on the same terms as the warrants of FREYR as governed by the amended and restated warrant agreement between Alussa, FREYR and Continental Stock Transfer and Trust Company, which is attached to this proxy statement/prospectus as Exhibit 4.1, and each warrant of FREYR held by EDGE Global LLC (“EDGE Global”) will be converted into warrants of FREYR Delaware, on the same terms as those that currently govern these warrants, (iii) all ordinary shares held in treasury by FREYR outstanding immediately prior to the Effective Time (the “Treasury Shares”) will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, and (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR (such transactions collectively referred to as the “Redomiciliation Transaction”).

As a result, (i) the shareholders and warrant holders of FREYR will become shareholders of FREYR Delaware and their rights will be governed by Delaware law, (ii) FREYR will cease to exist as a matter of Luxembourg corporate law and all its shares shall be cancelled, (iii) all assets and liabilities of FREYR, as the absorbed company, will be transferred to FREYR Delaware, as the absorbing company by way of universal succession (succession universelle) with the exception of shares held by FREYR in FREYR Delaware and the Treasury Shares (the “Excluded Assets”), (iv) FREYR Delaware will be subrogated in all rights and obligations of FREYR towards third parties (v) the rights and claims comprised in the assets of FREYR (except the Excluded Assets) shall be transferred to FREYR Delaware with all securities, either in rem or personal, attached thereto (vi) FREYR Delaware will continue as of the Effective Time to perform the obligations of FREYR under any agreements to which the latter is a party and (vii) any claims and debts existing as at the Effective Time between FREYR and FREYR Delaware are cancelled upon the completion of the merger.
The merger will entail the transfer by FREYR of all its assets and liabilities (with the exception of the Excluded Assets) to FREYR Delaware, so that FREYR shall be dissolved without liquidation after the completion of the merger.

Q. Why is FREYR proposing the Redomiciliation Transaction?
A.     After considering various factors, the FREYR board of directors believes that the Redomiciliation Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including, among other things:
•simplifying FREYR’s corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by FREYR to assess, implement and remain compliant with multiple regulatory and reporting requirements for FREYR on a consolidated basis, and (ii) provide opportunities for FREYR to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions;
•enhancing FREYR’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby delivering a significant uplift in fund flows to its ordinary shares;
•benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with NYSE listing standards and SEC governance requirements; and
•positioning FREYR to better respond to global tax developments and U.S. incentive programs for battery manufacturers, considering recent changes in U.S. tax laws and federal incentive programs.

Q. Are there any conditions to completing the Redomiciliation Transaction?
A.     Yes. Under the Merger Agreement and the Common Draft Terms of Cross-Border Merger, the Redomiciliation Transaction is conditioned upon:
•the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto is in effect;
•the Merger Agreement and Common Draft Terms of Cross-Border Merger are adopted by the requisite vote of shareholders;
•none of the parties to the Merger Agreement and the Common Draft Terms of Cross-Border Merger is subject to any decree, order or injunction that prohibits the consummation of the Redomiciliation Transaction;
•other than the filing of the certificate of merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Redomiciliation Transaction, including any required filings under applicable U.S. state and Luxembourg securities laws, have been obtained or made; and
•all consents of any third party required to consummate the Redomiciliation Transaction have been obtained.

Q. Are the proposals conditioned on one another?
A.      It is important for you to note that the Documents Acknowledgement Proposal, the Amended and Restated Certificate of Incorporation/Bylaws Proposal and the Delegation of Authority Proposal are each conditioned on the approval of the Merger Proposal. As such, in the event that the Merger Proposal does not receive the requisite vote for approval, then FREYR will not consummate the Redomiciliation Transaction.
The Confirmation of Mandate of FREYR Directors Proposal is required to be presented at the FREYR Special Meeting for shareholder approval under Luxembourg law; it is not related to the Redomiciliation Transaction and none of the other proposals described in this proxy statement/prospectus, including the Merger Proposal, are conditioned upon its approval.

Q. Will the business of FREYR change following the Redomiciliation Transaction?	A. No. FREYR Delaware will continue to pursue FREYR’s current strategic initiatives and aim to provide industrial scale clean battery solutions to reduce global emissions by targeting the production of environmentally friendly battery cells to accelerate the decarbonization of energy and transportation systems globally through a business model intended to maximize long-term value creation and unlock sustainable, superior returns to our shareholders.
Q. Who will be the directors and executive officers of FREYR Delaware following the Redomiciliation Transaction?	A. There will be no changes to the directors or executive officers as a result of the Redomiciliation Transaction. Once the Redomiciliation Transaction is complete, the same individuals at FREYR will serve in the same capacity at FREYR Delaware, as described elsewhere in this proxy statement/prospectus.
Q. How will the directors and executive officers of FREYR vote?
A.      The directors and executive officers of FREYR are in favor of the Redomiciliation Transaction and are expected to vote FOR the proposals described in this proxy statement/prospectus.
As of the Record Date, the directors and executive officers of FREYR had the right to vote approximately            FREYR Ordinary Shares, representing approximately      % of the FREYR Ordinary Shares then issued and outstanding and entitled to vote at the FREYR Special Meeting.

Q. What will I receive for my FREYR Ordinary Shares under the Redomiciliation Transaction?	A. Following completion of the Redomiciliation Transaction, FREYR shareholders will hold one Common Share of FREYR Delaware for each one FREYR Ordinary Share they owned immediately prior to the Effective Time of the Redomiciliation Transaction.
Q. Who is Lux Sub-Parent Co?
A.     Lux Sub-Parent Co is a Luxembourg private limited liability company (a société à responsabilité limitée), incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, to be registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg)/registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number      , and immediately prior to the Effective Time of the Redomiciliation Transaction, will be a direct wholly-owned subsidiary of FREYR.

Q. Who is FREYR Delaware?	A. FREYR Battery, Inc., which we refer to as “FREYR Delaware,” will be a newly formed Delaware corporation before the Effective Time of the Redomiciliation Transaction. If the Redomiciliation Transaction is completed, FREYR Delaware will become the ultimate parent company of the FREYR group of companies. At the Effective Time, all FREYR shareholders will be issued an identical number of Common Shares in FREYR Delaware as the number of FREYR Ordinary Shares they held immediately prior to the Effective Time.
Q. Will the Redomiciliation Transaction dilute my economic interest?	A. No, your fully diluted relative economic ownership will not change as a result of the Transaction. On the Effective Time, your Ordinary Shares in FREYR will be canceled and exchanged for Common Shares in FREYR Delaware on a one-for-one basis. Following FREYR’s domestication as FREYR Delaware, all FREYR shareholders will hold an identical number of Common Shares in FREYR Delaware as the number of Ordinary Shares they held in FREYR prior to the Transaction. FREYR Delaware will be the direct or indirect owner of all of the assets and liabilities of FREYR following the Transaction.

Q. Will the Common Shares issued under the Transaction be listed on an exchange?	A. Yes. Common Shares in FREYR Delaware will be listed on the NYSE. On the NYSE, the stock symbol for the Common Shares will be “FREY”. The FREYR Ordinary Shares currently trade on the NYSE under the stock symbol “FREY”. When the Transaction is completed, the FREYR Ordinary Shares currently listed on the NYSE under the stock symbol “FREY” will cease to be traded on the NYSE and will be deregistered under the U.S. Exchange Act.
Q. How do I receive Common Shares in exchange for my FREYR Ordinary Shares?	A. The exchange of FREYR Ordinary Shares into FREYR Common Shares will occur automatically upon the effectiveness of the filing of the Amended and Restated Certificate of Incorporation and a certificate of corporate domestication with the Delaware Secretary of State. Beneficial holders of shares held in “street name” through a bank, broker or other nominee and record owners of shares held in book-entry form will not be required to take any action. Your ownership of Common Shares in FREYR Delaware will be recorded in book-entry form by your nominee (for shares held in “street name”) or by the Exchange Agent (for shares held by record owners in book-entry form), without the need for any additional action on your part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in FREYR Delaware after the domestication.
Q. Can I sell my FREYR Ordinary Shares on the NYSE for cash? Is there any restriction on selling FREYR Ordinary Shares prior to completion of the Transaction?	A. FREYR Ordinary Shares will continue to trade on the NYSE up to and including the Effective Time. Following the Effective Time, Common Shares of FREYR Delaware will be listed on the NYSE. Generally speaking, registered FREYR shareholders who have not delivered their certificated FREYR Ordinary Shares to the Exchange Agent and beneficial owners of FREYR Ordinary Shares whose shares are held through a broker, financial institution or other nominee may sell their FREYR Ordinary Shares through the facilities of the NYSE for cash at any time up to and including the Effective Time. Registered FREYR shareholders holding certificated shares will not be able to sell their FREYR Ordinary Shares once they have delivered their FREYR Ordinary Shares to the Exchange Agent.
Q. Which proposals will be considered at the FREYR Special Meeting?
A.    The proposals to be considered at the FREYR Special Meeting are as follows:
1)The Confirmation of Mandate of FREYR Directors Proposal – To confirm the mandate as a member of the board of directors of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023, and for a period ending at the next annual general meeting of FREYR (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit). The Confirmation of Mandate of FREYR Directors Proposal is required to be presented at the FREYR Special Meeting for shareholder approval under Luxembourg law; it is not related to the Redomiciliation Transaction and none of the other proposals described in this proxy statement/prospectus, including the Merger Proposal, are conditioned upon its approval.
2)The Documents Acknowledgement Proposal – To acknowledge (I) (a) the availability of certain written reports on the cross-border merger contemplated under the Redomiciliation Transaction drawn up by (i) the board of directors of FREYR and the board of directors of FREYR Battery, Inc., a newly formed, wholly owned subsidiary of FREYR organized under the laws of Delaware, U.S. (“FREYR Delaware” and, together with FREYR, the “Merging Companies”) in accordance with Article 1021-5 of the Luxembourg law of August 10, 1915 on commercial companies (the “Luxembourg Law”) and (ii) EUROLUX AUDIT S.à r.l. and PKF Audit & Conseil (the “Merger Independent Specialists”) as independent experts in accordance with Article 1021-6 (1) of the Luxembourg Law and (b) the availability of the interim accounts of each of the Merging Companies dated           , 2023 and (II) that all documents referred to by Article 1021-7 of the Luxembourg Law have been made available at the registered office of each of the Merging Companies for due inspection by the shareholders at least one (1) month prior to the date of the FREYR Special Meeting;

3) The Merger Proposal – To (I) adopt the merger agreement by and between FREYR and FREYR Delaware (the “Merger Agreement”), and the common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the “Common Draft Terms of Cross-Border Merger”), copies of which are attached to this proxy statement/prospectus as Annex A and Annex B, respectively, drawn up by the board of directors of each of the Merging Companies, pursuant to which FREYR will be absorbed and merged into FREYR Delaware, with FREYR Delaware surviving the merger (the “Merger”), and whereby and (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the effective time of the Merger (the “Effective Time”), will automatically be cancelled and FREYR Delaware will issue as consideration therefor new common stock of FREYR Delaware to the shareholders of FREYR with an exchange ratio of one FREYR Ordinary Share in exchange for one new Common Share of FREYR Delaware, (ii) each outstanding warrant of FREYR exercisable for one FREYR Ordinary Share at an exercise price of $11.50 will convert into one warrant of FREYR Delaware, on the same terms as the warrants of FREYR as governed by the amended and restated warrant agreement between Alussa, FREYR and Continental Stock Transfer and Trust Company, which is attached to this proxy statement/prospectus as Exhibit 4.1, and each warrant of FREYR held by EDGE Global LLC will be converted into warrants of FREYR Delaware, on the same terms as those that currently govern these warrants, (iii) all ordinary shares held in treasury by FREYR outstanding immediately prior to the effective time of the Merger will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, and (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR (such transactions collectively referred to as the “Redomiciliation Transaction”), and (II) to approve the Merger and its legal and accounting effective time;
4) The Amended and Restated Certificate of Incorporation/Bylaws Proposal – To adopt FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and Annex D, respectively;
5) The Delegation of Authority Proposal – To grant power and authority to (i) any director of FREYR or any person authorized by the board of directors of FREYR, each individually and with full power of substitution, to appear before a notary in the Grand Duchy of Luxembourg to declare and confirm, for and issue the “Board Confirmation,” whereby the board of directors of FREYR declares and confirms, in the name and on behalf of FREYR and the board of directors of FREYR, that the conditions precedent to the Merger, as specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, have been satisfied or waived and (ii) any director of FREYR and/or any lawyer or employee of the law firm Arendt & Medernach S.A. and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out in the name and on behalf of FREYR, any changes required by the matters set out under the proposals described in this proxy statement/prospectus as well as all filings, notifications and publications necessary for the Merger;

Q. What vote is required to approve each of the proposals at the FREYR Special Meeting?
A.    Approval of the Confirmation of the Mandate of Directors Proposal requires the affirmative vote of holders representing a simple majority of the votes validly cast at the FREYR Special Meeting, provided that a quorum of at least one half of the issued share capital of FREYR is present or represented at the FREYR Special Meeting. Approval of all remaining proposals at the FREYR Special Meeting requires the affirmative vote of holders representing two-thirds (2/3) of the votes validly cast at the FREYR Special Meeting, provided that a quorum of at least one half of the issued share capital of FREYR (other than shares held by or on behalf of FREYR or a direct subsidiary of FREYR) is present or represented at the FREYR Special Meeting. For those proposals, if such quorum is not present at the FREYR Special Meeting, a second general meeting may be convened and resolutions shall be adopted at such general meeting, irrespective of the number of FREYR Ordinary Shares present or represented, by a majority of at least two-thirds (2/3) of the votes validly cast.

Q. Does the FREYR board of directors recommend that I vote FOR the proposals?	A. Yes. The FREYR board of directors unanimously recommends that FREYR shareholders vote FOR all proposals.
Q. What happens if the Transaction is not completed?
A.     If the Transaction is not completed for any reason, FREYR’s shareholders will not receive Common Shares and FREYR will continue as a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, with the FREYR Ordinary Shares continuing to be listed for trading on the NYSE.

Q. How will the Transaction affect the public disclosure FREYR provides to its shareholders?	A. Upon completion of the Transaction, FREYR Delaware will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE as FREYR before the Transaction. FREYR Delaware will be required to file periodic reports with the SEC on Forms 10-K, 10-Q and 8-K and comply with the proxy rules applicable to domestic issuers. If the Transaction is completed, we will no longer be required to file FREYR Luxembourg consolidated financial statements.
Q. What happens to outstanding FREYR compensation and benefit plans in connection with the Transaction?	A. In connection with the Transaction, FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR. Each outstanding FREYR restricted stock unit and non-qualified stock option and other share-based awards or incentive awards will be exchanged for an equivalent FREYR Delaware incentive award. The incentive awards granted by FREYR Delaware will be subject to substantially the same terms and conditions as the exchanged FREYR incentive awards, except, in the case of equity-based FREYR incentive awards, the security issuable upon exercise or settlement of the FREYR Delaware incentive award, as applicable, will be FREYR Delaware Common Shares (or its cash equivalent) rather than FREYR Ordinary Shares (or its cash equivalent).
Q. Are there risks associated with the Transaction?	A. Yes. Before making a decision on whether and how to vote, you are urged to carefully read the section entitled “Risk Factors”.
Q. Is the Transaction a taxable transaction to FREYR shareholders?
A.     The tax consequences of the Transaction for FREYR shareholders will depend on the specific situation of each shareholder. Moreover, the discussion below does not relate to the tax laws of any jurisdiction other than the U.S. and Luxembourg. Accordingly, FREYR shareholders are urged to consult with, and rely solely upon, their own tax advisors to determine the tax consequences of the Transaction to them in light of their particular circumstances, including the effect of any tax laws not addressed herein.
Luxembourg Tax Considerations
From a Luxembourg tax perspective and at the level of the FREYR shareholders, the Transaction should be treated as a deemed disposal of the FREYR Ordinary Shares at their fair market value. However, Luxembourg non-resident capital gain taxation rules are not expected to apply due to the relevant conditions not being met.

For a more complete discussion of the Luxembourg income tax considerations of the Transaction for FREYR shareholders, please see the section entitled “Luxembourg Material Income Tax Considerations.”
U.S. Federal Income Tax Considerations
As discussed more fully below in the section entitled “U.S. Federal Income Tax Considerations,” it is intended that the Redomiciliation Transaction will qualify as a form of “reorganization” within the meaning of Section 368(a) of the Code. If the Redomiciliation Transaction does so qualify, FREYR shareholders generally should not recognize gain or loss for U.S. federal income tax purposes in connection with the Redomiciliation Transaction, subject to the discussion contained herein regarding the “passive foreign investment company” rules and the effects of Section 367(b) of the Code on the Redomiciliation Transaction. FREYR shareholders are urged to consult with, and rely solely upon, their own tax advisors to determine the particular U.S. federal income tax consequences to them of the Transaction as well as the U.S. federal income tax consequences of the ownership and disposition of shares of Common Shares of FREYR Delaware received pursuant to the Redomiciliation Transaction.
For a more complete discussion of the U.S. federal income tax considerations of the Transaction for FREYR shareholders, please see the section entitled “U.S. Federal Income Tax Considerations.”
Norway Tax Considerations
For Norwegian tax purposes, the Merger should be considered a realization subject to capital gains taxation. Any gain (or loss) derived from the realization of FREYR Ordinary Shares should be tax exempt to corporate shareholders under the participation exemption. Following the Redomiciliation Transaction, corporate shareholders should have a cost price on their Common Shares of FREYR Delaware equal to the fair market value of such shares on the time of the completion of the Merger with FREYR. For non-corporate shareholders, any gain (or loss) derived from the realization of FREYR Ordinary Shares should be taxable (or deductible) at an effective tax rate of currently 37.84%. For a more complete discussion of the Luxembourg income tax considerations of the Transaction for FREYR shareholders, please see the section entitled “Norway Tax Considerations.”

Q. What are the corporate tax consequences of the Transaction?
A. Luxembourg Tax Considerations
For Luxembourg income tax purposes, the Transaction is not expected to give rise to material corporate-level Luxembourg income tax for FREYR, Lux Sub-Parent Co or FREYR Delaware.
U.S. Federal Income Tax Considerations
FREYR believes that, and this disclosure assumes that, FREYR Delaware is not classified as a U.S. real property holding corporation and has not been so classified at any time during the five year period ending on the date of the Transaction. Accordingly, the Transaction is not expected to give rise to material corporate-level U.S. federal income tax for FREYR or FREYR Delaware.

Q. When will the Transaction become effective?	A. Subject to the satisfaction or waiver of the conditions precedent specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, if the required shareholder approvals are obtained as described below, it is anticipated that the Transaction will be effective between the Merging Companies as of and it is also anticipated that the Common Shares and Warrants of FREYR Delaware will begin trading on the NYSE promptly following the Effective Time.
Q. Who is entitled to vote at the FREYR Special Meeting?
A.     Only holders of FREYR Ordinary Shares of record at , Luxembourg time on           , 2023 (the “Record Date”), are entitled to notice of the FREYR Special Meeting. As of , Luxembourg time on the Record Date,       FREYR Ordinary Shares were issued and outstanding.
Your vote is very important, regardless of the number of FREYR Ordinary Shares that you own. Whether or not you expect to attend in person, you should authorize a proxyholder to vote your FREYR Ordinary Shares as promptly as possible so that your FREYR Ordinary Shares may be represented and voted at the FREYR Special Meeting.

Q. What is the quorum for the FREYR Special Meeting?
A.     Approval of the proposals at the FREYR Special Meeting, other than the Confirmation of the Mandate of Directors Proposal, requires the affirmative vote of holders representing two-thirds (2/3) of the votes validly cast at the FREYR Special Meeting, provided that a quorum of at least one half of the issued share capital of FREYR (other than shares held by or on behalf of FREYR or a direct subsidiary of FREYR) is present or represented at the FREYR Special Meeting. For those proposals, if such quorum is not present at the FREYR Special Meeting, a second general meeting may be convened and resolutions shall be adopted at such general meeting, irrespective of the number of FREYR Ordinary Shares present or represented, by a majority of at least two-thirds (2/3) of the votes validly cast.  For the Confirmation of the Mandate of Directors Proposal, a quorum constitutes at least one half of the issued share capital of FREYR being present or represented at the FREYR Special Meeting.

Q. How do I vote my FREYR Ordinary Shares at the FREYR Special Meeting?
A.     FREYR shareholders whose FREYR Ordinary Shares are registered in their names may vote their shares in the following ways:
•Internet: www.proxyvote.com
•Telephone: 1-800-690-6903
•Mail: Complete, sign and date your Proxy Card (and Accompanying Supplement as applicable) and return it in the business-reply envelope included in your package.
•In person: Attend the FREYR Special Meeting and vote in person.
If your FREYR Ordinary Shares are not registered in your name, but are held in the name of a nominee (usually a broker, bank, trust company or other intermediary), you should have received a package of materials from your nominee and you should follow the instructions therein. Beneficial FREYR shareholders who wish to attend the FREYR Special Meeting and indirectly vote their FREYR Ordinary Shares may only do so as proxyholder for the registered FREYR shareholder.

Q. What is a proxy?
A.     A proxy is your legal designation of another person, referred to as a “proxyholder”, to vote your FREYR Ordinary Shares. If you are a FREYR shareholder whose FREYR Ordinary Shares are registered in your name, the designation of a proxyholder to vote your FREYR Ordinary Shares shall be made in the Accompanying Supplement as applicable, which is attached to this proxy statement/prospectus as Annex E).

If your FREYR Ordinary Shares are not registered in your name, but are held in the name of a nominee (usually a broker, bank, trust company or other intermediary), you should have received a package of materials from your nominee and you should follow the instructions therein.

Q. Can I appoint someone other than the person(s) designated by management of FREYR to vote my FREYR Ordinary Shares?
A.     Yes. If you are a FREYR shareholder whose FREYR Ordinary Shares are registered in your name and who does not wish to attend the FREYR Special Meeting in person, you may also appoint in the Accompanying Supplement some other natural or legal person (who is not required to be a FREYR shareholder) as his, her or its proxyholder to attend the FREYR Special Meeting. Such FREYR shareholder should notify the nominee of his or her appointment and instruct the nominee on how the FREYR Ordinary Shares are to be voted in the Proxy Card (and Accompanying Supplement as applicable).

If your FREYR Ordinary Shares are not registered in your name, but are held in the name of a nominee (usually a broker, bank, trust company or other intermediary), you should have received a package of materials from your nominee and you should follow the instructions therein.

Q. If I am not going to attend the FREYR Special Meeting, should I return my Proxy Card or otherwise vote my FREYR Ordinary Shares?	A. Yes. Completing, signing, dating and returning the Proxy Card (and Accompanying Supplement as applicable) by mail, submitting a proxy by calling the toll-free number shown on the Proxy Card or submitting a proxy by visiting the website shown on the Proxy Card ensures that your FREYR Ordinary Shares will be represented and voted at the FREYR Special Meeting, even if you otherwise do not attend.
Q. What is the deadline to provide my proxy?
A.     To be valid your proxy must be received no later than       , Luxembourg time on           , 2023.
The official electronic voting results will be those reported by our vote tabulator, Broadridge Financial Solutions, Inc., in its final report at , Luxembourg time on           , 2023. Any other proxies that are actually received in hand by our Chief Legal Officer before the polls close at the conclusion of voting at the FREYR Special Meeting will be voted as indicated.

Q. If my FREYR Ordinary Shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?
A.     No. If your FREYR Ordinary Shares are held in the name of a broker, bank or other nominee, you will receive separate voting instructions from your broker, bank or other nominee describing how to vote your shares. Please check with your broker, bank or other nominee and follow the voting procedures provided by your broker, bank or other nominee on your voting instruction form.
You should instruct your broker, bank or other nominee how to vote your FREYR Ordinary Shares. Under the rules applicable to broker-dealers, your broker, bank or other nominee does not have discretionary authority to vote your shares in respect of the proposals. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast, and FREYR does not expect any broker non-votes at the FREYR Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas the proposals to be presented at the FREYR Special Meeting are considered non-routine. As a result, no broker will be permitted to vote your FREYR Ordinary Shares at the FREYR Special Meeting without receiving instructions.

Q. Who is making and paying for this proxy solicitation?	A. FREYR is making this proxy solicitation and will pay for all of the costs of soliciting these proxies. Its directors and certain of its employees may solicit proxies in person or by telephone, fax or email. FREYR will pay these employees and directors no additional compensation for these services. FREYR has retained the services of the Okapi Partners LLC (“Okapi”) to solicit proxies in Luxembourg and the United States. FREYR will deliver proxy-related materials to nominees, custodians and fiduciaries, and they will be asked to promptly forward them to the beneficial (non-registered) FREYR shareholders. FREYR will also reimburse such nominees, custodians and fiduciaries for their expenses in sending proxy-related materials to the beneficial (non-registered) FREYR shareholders and obtaining their proxies.
Q. How will my rights as a shareholder be affected by the Transaction?
A.     As a result of differences between Delaware law and Luxembourg law, there will be differences between your rights as a shareholder of FREYR Delaware under Delaware law and your current rights as a shareholder of FREYR under Luxembourg law. In addition, there are differences between the organizational documents of FREYR and FREYR Delaware.
These differences are discussed in detail under “Comparison on Shareholder Rights between Luxembourg Law and Delaware Law”. Also refer to “Description of FREYR Delaware Securities” for a description of the Common Shares. The FREYR Delaware Amended and Restated Certificate of Incorporation and Bylaws, in the form substantially as they will be in effect upon completion of the Transaction, are attached as Annexes B and C, respectively, of this proxy statement/prospectus.

Q. Are FREYR shareholders entitled to appraisal or dissenters’ rights?	A. No. FREYR shareholders are not entitled to appraisal or dissenters’ rights under Luxembourg law.
Q. Who can answer my questions?	A. If you have any questions about the information contained in this proxy statement/prospectus or require assistance in completing your Proxy Card (and Accompanying Supplement, as applicable), please contact: by telephone at .
Q. Where can I find more information about FREYR and the transactions contemplated by the Transaction?
A.     You can find out more information about FREYR and the transactions contemplated by the Transaction by reading this proxy statement/prospectus and from various sources described in the section entitled “Where You Can Find More Information”.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the FREYR Special Meeting, including the Merger, you should read this entire document carefully, including the Merger Agreement and the Common Draft Terms of Cross-Border Merger attached as Annex A and Annex B, respectively, to this proxy statement/prospectus, and is incorporated by reference into this proxy statement/prospectus, The Merger Agreement and the Common Draft Terms of Cross-Border Merger are the legal documents that govern the transactions that will be undertaken in connection with the Redomiciliation Transaction. For a discussion summarizing the U.S. federal income tax considerations of the Redomiciliation Transaction, see the section titled “U.S. Federal Income Tax Considerations.”
The Parties
FREYR Battery
FREYR Battery (“FREYR,” “FREYR Luxembourg”, the “Company”, “we”, or “us”) is a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B251199, trading on the NYSE under the stock symbol “FREY” and “FREY WS”.
Additional information about FREYR can be found under its profile on the SEC’s website at www.sec.gov or its website at https://www.freyrbattery.com/. The information contained in, or that can be accessed through, FREYR’s website is not intended to be incorporated into this proxy statement/prospectus. For information about FREYR’s filings incorporated by reference in this proxy statement/prospectus, see the section entitled “Where You Can Find More Information”.
FREYR Battery, Inc.
FREYR Battery, Inc. (“FREYR Delaware”) is a Delaware corporation that was formed on           , 2023. FREYR Delaware is governed by the Delaware General Corporate Law as well as by its certificate of incorporation and bylaws. The registered and principal office of FREYR Delaware is           .
The Redomiciliation Transaction
The Redomiciliation Transaction will, if completed, change FREYR’s jurisdiction of organization from the Grand Duchy of Luxembourg to the State of Delaware by a means of a series of steps, as follows:
•FREYR forms/incorporates FREYR Battery, Inc. and Lux Sub-Parent Co as wholly owned subsidiaries (which step has already been completed);
•With the exception of FREYR Delaware and Alussa, FREYR contributes the equity interests in all its subsidiaries to Lux Sub-Parent Co;
•FREYR transfers all of its employees, some commercial contracts and some tangible and intangible assets (other than its equity interests in FREYR Delaware and Alussa) to Lux Sub-Parent Co;
•Shareholders vote on the Redomiciliation Transaction at the FREYR Special Meeting;
If the Redomiciliation Transaction is approved by the requisite vote of our shareholders at the FREYR Special Meeting and the other conditions precedent to closing are satisfied, FREYR merges with and into FREYR Delaware, with FREYR Delaware surviving. The Redomiciliation Transaction will result in your Ordinary Shares of FREYR being exchanged into Common Shares, which will result in FREYR Delaware becoming the publicly traded corporate parent of the FREYR group of companies and thereby effectively change the place of incorporation of our publicly traded parent company from Luxembourg to Delaware.
After the Redomiciliation Transaction, you will continue to own an interest in a parent company that will continue to conduct, through its wholly owned subsidiaries, the same businesses as conducted by the FREYR group of companies before the Redomiciliation Transaction. In addition, the Redomiciliation Transaction will not dilute your economic interest in the FREYR group of companies. The number of Common Shares you will own immediately after the Redomiciliation Transaction will be the same as the number of Ordinary Shares you owned in FREYR immediately prior to the Redomiciliation Transaction. Further, the number of outstanding Common Shares will be the same as the number of outstanding FREYR Ordinary Shares immediately before consummation of the Redomiciliation Transaction.

Reasons for the Redomiciliation Transaction
In 2023, FREYR’s board of directors and management team undertook a review of FREYR Luxembourg’s existing structure and operations, and particularly the jurisdiction of incorporation of its ultimate parent company. FREYR believes the Redomiciliation Transaction will enhance shareholder value over the long-term through simplifying the corporate structure to gain operational efficiencies. After considering various factors, FREYR’s board of directors believes that the Redomiciliation Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:
•simplifying FREYR’s corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by FREYR to assess, implement and remain compliant with multiple regulatory and reporting requirements for FREYR on a consolidated basis, and (ii) provide opportunities for FREYR to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions;
•enhancing FREYR’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby delivering a significant uplift in fund flows to its ordinary shares;
•benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with NYSE listing standards and SEC governance requirements; and
•positioning FREYR to better respond to global tax developments and U.S. incentive programs for battery manufacturers, considering recent changes in U.S. tax laws and federal incentive programs.
Proposals for Shareholder Approval
The below is a summary of each of the proposals for shareholder vote at the FREYR Special Meeting. Please see the sections “The Confirmation of Mandate of FREYR Directors Proposal”, “The Merger Proposal”, “The Documents Acknowledgment Proposal”, “The Amended and Restated Certificate of Incorporation/Bylaws Proposal” and “The Delegation of Authority Proposal” elsewhere in the proxy statement/prospectus for more information on each of the proposals.
The Confirmation of Mandate of FREYR Directors Proposal
To confirm the mandate as a member of the board of directors of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023, and for a period ending at the next annual general meeting of FREYR (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit). The Confirmation of Mandate of FREYR Directors Proposal is required to be presented at the FREYR Special Meeting for shareholder approval under Luxembourg law; it is not related to the Redomiciliation Transaction and none of the other proposals described in this proxy statement/prospectus, including the Merger Proposal, are conditioned upon its approval.
The Documents Acknowledgment Proposal
To acknowledge (I) (a) the availability of certain written reports on the cross-border merger contemplated under the Redomiciliation Transaction drawn up by (i) the board of directors of FREYR and the board of directors of FREYR Delaware, in accordance with the Luxembourg Law and (ii) EUROLUX AUDIT S.à r.l. and PKF Audit & Conseil as independent experts in accordance with Article 1021-6 (1) of the Luxembourg Law and (b) the availability of the interim accounts of each of the Merging Companies dated           , 2023 and (II) that all documents referred to by Article 1021-7 of the Luxembourg Law have been made available at the registered office of each of the Merging Companies for due inspection by the shareholders at least one (1) month prior to the date of the FREYR Special Meeting.
The Merger Proposal
To adopt the merger agreement by and between FREYR and FREYR Delaware (the “Merger Agreement”), and the common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the “Common Draft Terms of Cross-Border Merger”), copies of which are attached to this proxy statement/prospectus as Annex A and Annex B, respectively, drawn up by the board of directors of each of the Merging Companies, pursuant to which FREYR will be absorbed and merged into FREYR Delaware, with FREYR Delaware surviving the merger (the “Merger”)
The Amended and Restated Certificate of Incorporation/Bylaws Proposal
To adopt FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and Annex D, respectively.

The Delegation of Authority Proposal
To grant power and authority to (i) any director of FREYR or any person authorized by the board of directors of FREYR, to appear before a notary in the Grand Duchy of Luxembourg to declare and confirm, for and issue the “Board Confirmation,” whereby the board of directors of FREYR declares and confirms that the conditions precedent to the Merger, as specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, have been satisfied or waived and (ii) any director of FREYR and/or any lawyer or employee of the law firm Arendt & Medernach S.A. and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out in the name and on behalf of FREYR, any changes required by the matters set out under the proposals described in this proxy statement/prospectus as well as all filings, notifications and publications necessary for the Merger.
FREYR Shareholders
As of the Record Date, FREYR’s shareholders are entitled to vote an aggregate of            Ordinary Shares.
Date, Time and Place of FREYR Special Meeting
The FREYR Special Meeting will be held on           , 2023 at       ., Luxembourg time, at           .
Voting Power; Record Date
FREYR shareholders will be entitled to vote or direct votes to be cast at the FREYR Special Meeting if they owned FREYR Ordinary Shares at , Luxembourg time on           , 2023, which is the Record Date for the FREYR Special Meeting. Voting on all resolutions at the FREYR Special Meeting will be conducted by way of Proxy Card (and Accompanying Supplement, as applicable) or vote in person. Shareholders will have one vote for each FREYR Ordinary Share owned as of the Record Date. If your shares are held in “street name” or are in a margin or similar account, which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you should request from your broker a certificate or confirmation certifying the number of FREYR Ordinary Shares recorded in their account on the Record Date or any other proof of ownership in a form acceptable to FREYR at its own and full discretion. In order to vote, you must instruct your broker, bank or other nominee how to vote the shares you beneficially own in accordance with the voting instruction form you receive from your broker, bank or other nominee. If you wish to attend the FREYR Special Meeting and vote directly, you must contact your broker, bank or other nominee that appears as the registered shareholder on the Record Date to issue a legal proxy which allows you as beneficial owner to vote his or her shares directly. FREYR Warrants do not have voting rights. On the Record Date, there were            FREYR Ordinary Shares outstanding. Beneficial investors who own their investments through a bank or broker will need to contact Continental Stock Transfer & Trust Company to receive a control number at least 72 hours before the FREYR Special Meeting.
Quorum and Vote of FREYR Shareholders
Approval of the Confirmation of the Mandate of Directors Proposal requires the affirmative vote of holders representing a simple majority of the votes validly cast at the FREYR Special Meeting, provided that a quorum of at least one half of the issued share capital of FREYR is present or represented at the FREYR Special Meeting. Approval of all remaining proposals at the FREYR Special Meeting requires the affirmative vote of holders representing two-thirds (2/3) of the votes validly cast at the FREYR Special Meeting, provided that a quorum of at least one half of the issued share capital of FREYR (other than shares held by or on behalf of FREYR or a direct subsidiary of FREYR) is present or represented at the FREYR Special Meeting. For those proposals, if such quorum is not present at the FREYR Special Meeting, a second general meeting may be convened and resolutions shall be adopted at such general meeting, irrespective of the number of FREYR Ordinary Shares present or represented, by a majority of at least two-thirds (2/3) of the votes validly cast.
Redemption Rights
There are no redemption rights under Luxembourg law in connection with the Redomiciliation Transaction.
Statutory Appraisal Rights under Luxembourg Law
There are no statutory appraisal rights under Luxembourg law in connection with the Redomiciliation Transaction.
Proxy Solicitation
Proxies may be solicited by mail, telephone or in person. FREYR has engaged Okapi Partners LLC (“Okapi”) to assist in the solicitation of proxies.

Appointment of a proxy does not preclude a shareholder from attending and voting its shares at the FREYR Special Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section titled “Extraordinary General Meeting of FREYR Luxembourg Shareholders — Revoking Your Proxy.”
Recommendation to Shareholders
FREYR’s board of directors believes that the Merger Proposal and the other proposals to be presented at the FREYR Special Meeting are fair to and in the best interest of FREYR’s shareholders and unanimously recommends that its shareholders vote “FOR” the Confirmation of Mandate of FREYR Directors Proposal, “FOR” the Documents Acknowledgement Proposal, “FOR” the Merger Proposal, “FOR” the Amended and Restated Certificate of Incorporation/Bylaws Proposal, and “FOR” the Delegation of Authority Proposal, if presented.
As of the record date, there were            FREYR Ordinary Shares outstanding and entitled to vote. As of such date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately            of such shares. This represents approximately            % of the Ordinary Shares of FREYR. Our directors and executive officers have indicated that they intend to vote their shares in favor of the Merger Proposal at the FREYR Special Meeting, although none of them have entered into any agreements obligating them to do so.
Conditions to the Effectiveness of the Merger
Completion of the Transaction is conditional, among other things, upon the satisfaction or waiver of the Merger Agreement and the Common Draft Cross-Border Merger’s conditions precedent, which include that:
•the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto is in effect;
•the Merger Agreement and Common Draft Terms of Cross-Border Merger are adopted by the requisite vote of shareholders;
•none of the parties to the Merger Agreement and the Common Draft Terms of Cross-Border Merger is subject to any decree, order or injunction that prohibits the consummation of the Redomiciliation Transaction;
•other than the filing of the certificate of merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Redomiciliation Transaction, including any required filings under applicable U.S. state and Luxembourg securities laws, have been obtained or made; and
•all consents of any third party required to consummate the Redomiciliation Transaction have been obtained.
Anticipated Accounting Treatment
The Redomiciliation Transaction will represent a transaction between entities under common control. Accordingly, assets and liabilities of FREYR will be reflected at their carrying amounts in the accounts of FREYR Delaware at the completion of the Transaction.
Regulatory Matters
Other than the filing of the certificate of merger with the Delaware Secretary of State, we are not aware of any governmental approvals or actions that are required to complete the Redomiciliation Transaction other than compliance with U.S. federal and state securities laws, and various portions of Luxembourg corporate law.
Comparative Share Information
FREYR Ordinary Shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “FREY.” We expect the Common Shares to also be traded on the New York Stock Exchange after the completion of the Redomiciliation Transaction.
On August 9, 2023, the last trading day before FREYR publicly disclosed its intention to redomicile to Delaware, the closing price of the Ordinary Shares was $7.61 per share. On           , 2023, the last practicable date before the date of this proxy statement/prospectus, the closing price of Ordinary Shares was $           per share.
Please see the section “Comparative Share Information” for further information on historical prices of FREYR Ordinary Shares.
Risk Factors
In evaluating the proposals to be presented at the FREYR Special Meeting, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section titled “Risk Factors.”

RISK FACTORS
Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus.
You should carefully consider the following factors as well as the other information contained in and incorporated by reference into this proxy statement/prospectus, including the risks under the heading “Risk Factors” in FREYR’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023. For information about FREYR Luxembourg’s filings incorporated by reference in this proxy statement/prospectus, see the section entitled “Where You Can Find More Information”.
The risks set out below are not exhaustive and do not comprise all of the risks associated with an investment in FREYR Delaware. Additional risks and uncertainties not currently known to FREYR Delaware or FREYR Luxembourg or which FREYR Delaware or FREYR Luxembourg currently deem immaterial may also have a material adverse effect on FREYR Delaware’s business, financial condition, results of operations, prospects and/or its share price. Shareholders should consult a legal adviser, an independent financial adviser or a tax adviser for legal, financial or tax advice prior to deciding whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus.
Risks Relating to FREYR’s Business
You should read and consider the risk factors specific to FREYR’s business that will continue to affect FREYR Delaware after completion of the Transaction. These risks are described under the heading “Risk Factors” in FREYR’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, which are each incorporated by reference into this proxy statement/prospectus, and in other documents that are incorporated by reference into this proxy statement/prospectus.
Risks Relating to FREYR Delaware
The rights of shareholders under Delaware law may differ from the rights of shareholders under Luxembourg law.
Currently, your rights as a shareholder of FREYR Luxembourg arise under the laws of Luxembourg, as well as FREYR Luxembourg’s existing articles of association. Upon effectiveness of the Transaction, your rights as a shareholder of FREYR Delaware will arise under Delaware law, as well as the proposed organizational documents. The proposed organizational documents and Delaware law contain provisions that differ in certain respects from those in FREYR Luxembourg’s existing articles of association and Luxembourg law and, therefore, some of your rights as a shareholder will change. For a description of your rights following the Transaction and how they may differ from your current rights, please see “Comparison of Rights of FREYR Luxembourg Shareholders and FREYR Delaware Shareholders” beginning on page      . The forms of the proposed amended and restated organizational documents are attached hereto as Exhibit 3.3 and Exhibit 3.4. We encourage you to read them as well.
Provisions in the Amended and Restated FREYR Delaware Certificate of Incorporation and Bylaws could impact change in control transactions.
In addition to protections afforded under the DGCL, the Amended and Restated FREYR Delaware Certificate of Incorporation and Bylaws will contain provisions that could have the effect of delaying or preventing changes in control or changes in management or the board of directors of FREYR Delaware (the “FREYR Delaware Board”). These provisions include:
•providing that vacancies on the board of directors may, except as otherwise required by law, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and
•providing that the board of directors is expressly authorized to adopt, or to alter or repeal the FREYR Delaware bylaws.
There has been no prior public trading for the Common Shares on the NYSE and the market price of the Common Shares may be subject to volatility.
Although the FREYR Ordinary Shares have historically been listed on the NYSE, there has been no public trading market for the Common Shares. Following the listing of the Common Shares on the NYSE, there can be no assurance that the trading market for such shares will continue to be as active or liquid as was the trading market for the Ordinary Shares prior to the Transaction or that the trading price of the Common Shares following the Transaction may not be effectively lower than the trading price of the FREYR Ordinary Shares.
As is the case with the FREYR Ordinary Shares, the market price of the Common Shares may be volatile. The value of an investment in the Common Shares may decrease or increase abruptly, and such volatility may bear little or no relation to FREYR Luxembourg’s performance. The price of the Common Shares may fall in response to market appraisal of FREYR Luxembourg’s strategy or if FREYR Luxembourg’s results of operations and/or prospects are below the expectations of market analysts or shareholders. In addition, stock markets have, from time to time, experienced significant price and volume fluctuations that have affected the market price of securities, and may, in the future, experience similar fluctuations which may be unrelated to FREYR Delaware’s operating performance and prospects but nevertheless affect the price of Common Shares. This volatility may affect the ability of holders of Common Shares to sell these at an advantageous price. Broad market fluctuations, as well as economic conditions generally may adversely affect the market price of Common Shares.
Risks Relating to the Transaction
The expected benefits of the Transaction may not be realized.
There can be no assurance that all of the anticipated benefits of the Transaction will be achieved. Achieving the anticipated benefits of the Transaction is subject to a number of risks and uncertainties, including factors that we do not and cannot control. In addition, if the expected benefits of the Transaction do not meet expectations of investors or securities analysts, the price of our Ordinary Shares following completion of the Transaction may decline.
FREYR Luxembourg’s business may be impacted by the uncertainty associated with the Transaction.
While FREYR Luxembourg will maintain operations in Luxembourg and Norway, FREYR Delaware will be headquartered solely in the U.S. Though FREYR Delaware and its affiliates will carry on the business currently conducted by FREYR and its subsidiaries, certain relationships, including with employees, landowners, suppliers, lenders, partners, governments and other stakeholders, may be subject to disruption due to uncertainty associated with the Transaction. Specifically, certain stakeholders may be reluctant to engage in business with FREYR Luxembourg prior to or following completion of the Redomiciliation Transaction, or may impose additional conditions on or apply less favorable terms to transactions involving FREYR Luxembourg and/or FREYR Delaware. This could have an adverse effect on the business and operations of FREYR Luxembourg prior to or following completion of the Transaction.
The Transaction is conditional, and the conditions may not be satisfied.
Completion of the Transaction is conditional, among other things, upon the satisfaction or waiver of the conditions precedent of the Merger Agreement and the Common Draft Cross-Border Merger, which include the approval of the Merger Agreement at the FREYR Special Meeting. The completion of the Transaction is also conditioned upon the receipt of the required shareholder approvals of certain proposals described in this proxy statement/prospectus and the authorization, upon official notice of issuance, of the listing of the Common Shares on the NYSE. Although FREYR Luxembourg is diligently applying its efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary, proper or advisable to obtain the requisite approvals, there can be no assurance that these conditions will be fulfilled or that the Transaction will be completed.
If the Merger and the Redomiciliation Transaction do not qualify as a “reorganization” under Section 368(a) of the Code, FREYR Luxembourg Shareholders may be required to pay U.S. federal income taxes.
It is intended that the Merger and the Redomiciliation Transaction each qualify as a form of “reorganization” within the meaning of Section 368(a) of the Code. Although the Merger and Redomiciliation Transaction should qualify as a form of reorganization within the meaning of Section 368(a) of the Code, and FREYR and FREYR Delaware intend to file tax returns consistent with this intended tax treatment, this tax treatment is not free from doubt. Your tax advisor may not agree with our intended tax treatment and the IRS may assert, or a court may sustain, a contrary position.
If the Merger or Redomiciliation Transaction did not qualify as a form of reorganization within the meaning of Section 368(a) of the Code, FREYR shareholders would generally recognize taxable gain or loss upon their exchange of shares pursuant to the Merger or Redomiciliation Transaction, as applicable.
For more information about the tax considerations with respect to such matters, see the section entitled “U.S. Federal Income Tax Considerations.”

The Transaction may result in material Luxembourg taxes for FREYR Luxembourg or FREYR Delaware.
FREYR Luxembourg and its management have engaged professional tax advisors who have assessed that no material corporate-level Luxembourg taxes should be expected for FREYR Luxembourg or FREYR Delaware in the context of the Transaction. However, the Luxembourg tax authorities may assert, or a Luxembourg court may sustain, a contrary position and no assurances can be given that the Transaction will not result in material corporate-level Luxembourg taxes for FREYR Luxembourg or FREYR Delaware.
FREYR Luxembourg will allocate time and resources to effecting the Transaction and incur non-recurring costs related to the Transaction.
FREYR Luxembourg and its management have allocated and will continue to be required to allocate time and resources to effect the completion of the Transaction and related and incidental activities. There is a risk that the challenges associated with managing these various initiatives as described in this proxy statement/prospectus may have a business impact and that consequently the underlying businesses will not perform in line with expectations. This could have an adverse effect on the business, financial condition and reputation of FREYR Delaware.
In addition, FREYR Luxembourg expects to incur a number of non-recurring costs associated with the Transaction, including legal fees, accountants’ fees, proxy solicitor fees, filing fees, mailing expenses and financial printing expenses. There can be no assurance that the actual costs will not exceed those estimated and the actual completion of the Transaction may result in additional and unforeseen expenses. Most of these costs will be payable whether or not the Transaction is completed. While it is expected that benefits of the Transaction achieved by FREYR Delaware will offset these transaction costs over time, this net benefit may not be achieved in the short-term or at all, particularly if the Transaction is delayed or does not happen at all. These combined factors could adversely affect the business, operating profit and overall financial condition of FREYR Delaware.
Negative publicity resulting from the Transaction could adversely affect FREYR Luxembourg’s business and the market price of the Ordinary Shares and the Common Shares.
Domestication transactions that have been undertaken by other companies have in some cases generated significant news coverage, some of which has been negative. Negative publicity generated by the Transaction could cause certain persons with whom FREYR Luxembourg has a business relationship to be more reluctant to do business with FREYR Luxembourg prior to the Transaction, or FREYR Delaware following the Transaction. Negative publicity could also cause some FREYR Luxembourg Shareholders to sell FREYR Luxembourg Ordinary Shares or decrease the demand for new investors to purchase such shares, which could have an adverse impact on the price of the Ordinary Shares and the Common Shares.
Enforcement of Rights Against FREYR Delaware in Luxembourg may be limited.
FREYR Delaware will be located outside of Luxembourg and, following the Effective Time, the majority of its directors, officers and experts are likely to reside outside of Luxembourg. Accordingly, it may not be possible for FREYR Delaware shareholders to effect service of process within Luxembourg upon FREYR Delaware or the majority of its directors, officers or experts, or to enforce judgments obtained in the Luxembourg courts against FREYR Delaware or the majority of its directors, officers or experts.

COMPARATIVE SHARE INFORMATION
FREYR Ordinary Shares are traded on the New York Stock Exchange under the symbol “FREY.” We expect the Common Shares to also be traded on the New York Stock Exchange after the completion of the Redomiciliation Transaction.
The following table sets forth, for the periods indicated, the reported price per share of Ordinary Shares and price per warrant of FREYR Public Warrants. There is currently no trading market for Common Shares or the FREYR Delaware Public Warrants.

Historical FREYR Ordinary Share Prices

Month	High Price (US$)	Low Price (US$)	Closing Price (US$)
July 2021	9.99	7.71	8.89
August 2021	13.80	7.89	8.88
September 2021	10.40	8.25	9.87
October 2021	11.09	9.24	10.13
November 2021	14.37	10.12	10.53
December 2021	12.80	9.06	11.18
January 2022	12.02	7.65	9.08
February 2022	10.13	7.70	9.52
March 2022	12.40	8.21	12.26
April 2022	13.54	8.49	8.98
May 2022	9.99	6.42	8.48
June 2022	8.91	6.47	6.84
July 2022	10.32	6.83	9.98
August 2022	14.40	9.22	14.24
September 2022	16.57	11.60	14.24
October 2022	16.94	11.44	13.31
November 2022	15.80	12.41	13.65
December 2022	12.58	8.04	8.68
January 2023	11.16	8.30	8.81
February 2023	9.83	8.02	9.08
March 2023	9.27	6.86	8.89
April 2023	9.18	6.77	7.07
May 2023	7.80	6.20	7.22
June 2023	9.91	6.93	9.35
July 2023	10.10	7.72	8.42
August 2023 (through August 9)	8.38	7.57	7.61

Historical FREYR Public Warrant Prices

Month	High Price (US$)	Low Price (US$)	Closing Price (US$)
July 2021	2.30	1.60	1.84
August 2021	2.99	1.77	2.06
September 2021	2.97	1.96	2.96
October 2021	3.37	2.53	3.05
November 2021	4.92	2.81	3.42
December 2021	4.30	2.58	3.70
January 2022	3.98	2.02	2.55
February 2022	3.08	2.13	2.89
March 2022	4.28	2.30	4.22
April 2022	5.00	2.22	2.66
May 2022	3.07	1.79	2.64
June 2022	2.68	1.86	2.08
July 2022	3.30	2.04	3.27
August 2022	5.45	2.99	5.05
September 2022	6.85	3.72	5.59
October 2022	7.10	4.01	5.26
November 2022	6.55	4.68	5.59
December 2022	5.48	2.52	2.83
January 2023	4.03	2.70	2.97
February 2023	3.42	2.50	3.04
March 2023	3.30	2.03	2.86
April 2023	3.00	2.00	2.15
May 2023	2.35	1.73	2.05
June 2023	3.11	1.97	2.96
July 2023	3.61	2.30	2.57
August 2023 (through August 9)	2.65	1.99	2.18

On August 9, 2023, the last trading day before FREYR publicly disclosed its intention to redomicile to Delaware, the closing price of the Ordinary Shares was $7.61 per share. On           , 2023, the last practicable date before the date of this proxy statement/prospectus, the closing price of Ordinary Shares was $      per share.
Holders of Record
As of           , 2023 there were approximately            holders of record of Ordinary Shares. All Common Shares outstanding before the Redomiciliation Transaction are owned by FREYR Luxembourg.
Dividend Information
To date, FREYR has not paid any dividends on its Ordinary Shares. Our board of directors does not expect to declare or pay dividends on shares of our Ordinary Shares for the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of our board of directors and will depend upon our future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

COMPARISON OF SHAREHOLDER RIGHTS BETWEEN LUXEMBOURG LAW AND DELAWARE LAW
FREYR Delaware is a Delaware Corporation. The rights of shareholders and the duties and responsibilities of directors of a Delaware corporation are governed by the DGCL, the company’s Amended and Restated Certificate of Incorporation and Bylaws (together, the “Delaware Organizational Documents” and together with the DGCL, collectively referred to herein in this section as the “Delaware Law”).
FREYR Luxembourg is a Luxembourg public limited liability company (société anonyme). The principal legislation governing companies registered in Luxembourg is the Luxembourg law dated August 10, 1915 on commercial companies, as amended (the “Luxembourg Company Law”). The Amended and Restated articles of association of FREYR Luxembourg are referred to herein in this section as the “FREYR Luxembourg Articles”.
Although the rights and privileges of shareholders under the Luxembourg Company Law are in certain instances comparable to those under Delaware Law, there are a number of notable differences. The following is a summary of certain differences between Delaware Law and Luxembourg Company Law that will be in effect if the Redomiciliation Transaction is completed, that FREYR considers to be of significance to FREYR shareholders. This summary is not an exhaustive review of Delaware Law and Luxembourg Company Law. Reference should be made to the full text of the Luxembourg Company Law and the DGCL and the regulations thereunder for particulars of any differences between them, and to the FREYR Luxembourg Articles and the Delaware Organizational Documents. Shareholders should consult their legal or other professional advisors with regard to the implications of the Redomiciliation Transaction which may be of importance to them.

Board of Directors
Delaware	Luxembourg
The DGCL provides that the board of directors of a corporation must consist of one or more directors as fixed by the corporation’s certificate of incorporation or bylaws, and that unless the certificate of incorporation or bylaws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote thereon.
The FREYR Delaware Bylaws provide that the Board will fix the exact number of directors to comprise the Board. Newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority of the Board then in office and any vacancies in the Board resulting from death, resignation, or removal from office will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present.

Pursuant to the Luxembourg Company Law, the board of directors of société anonyme must be composed of at least three directors (unless such company has only one shareholder, in which case the company may have a sole director). They are appointed by the general meeting of shareholders (by proposal of the board, the shareholders or a spontaneous candidacy) by a simple majority of the votes validly cast. The FREYR Luxembourg Articles provide that any proposal by shareholders of candidate(s) for election to the board of directors by the general meeting of shareholders must be (i) made by one or more shareholders who together hold at least 10% of the subscribed share capital of FREYR Luxembourg and (ii) received by FREYR Luxembourg in writing pursuant to the provisions set forth in the articles of association. Directors may be re-elected but the term of their office may not exceed six years. The articles of incorporation of a company may provide for different classes of directors.

All directors will be elected on an annual basis beginning with the 2024 annual meeting of shareholders.
The FREYR Luxembourg Articles foresee a minimum of eight directors who may but do not need to be Shareholders of FREYR Luxembourg.
The FREYR Luxembourg Articles do not provide for any classes of directors however such may be introduced through an amendment of the articles.
It results from Luxembourg Company Law and the FREYR Luxembourg Articles that in case of a vacancy, the remaining board members appointed by the general meeting may by majority vote elect a director to fill the vacancy. See “Filling Vacancies on the Board of Directors”.
Each director (including the chairman) has one vote and decisions are passed if approved by a simple majority. The FREYR Luxembourg Articles further provide that neither the chairman nor any other member of the board of directors shall have a casting vote in case of a tie.
The board of directors may validly deliberate if the majority of the directors is present or represented at the meeting provided that at least two directors are present and may participate in the discussion.

Limitation on Personal Liability of Directors; Indemnification
Delaware	Luxembourg
Under the DGCL, a corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.
The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful; provided, that in an action by or in the right of the corporation such indemnification is limited to expenses (including attorneys’ fees).
The FREYR Delaware Amended and Restated Certificate of Incorporation provides that no director or officer will be personally liable to FREYR Delaware or its shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except for liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to FREYR Delaware or its shareholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL; (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of FREYR Delaware.
The Company may purchase and maintain insurance to protect any person who is or was a director or officer of FREYR Delaware, or is or was serving at the request of FREYR Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether or not FREYR Delaware would have the power or the obligation to indemnify him against such liability under the existing bylaws or the new bylaws, as applicable.

Luxembourg Company Law provides that directors do not assume any personal obligations for commitments of the company. Directors are liable to the company for the execution of their duties as directors and for any misconduct in the management of the company’s affairs.
Directors are further jointly and severally liable both to the company and, as the case may be, to any third parties, for damages resulting from violations of the Luxembourg Company Law or the articles of the company. Directors will only be discharged from such liability for violations to which they were not a party, provided no misconduct is attributable to them and they have reported such violations at the first general meeting after they had knowledge thereof.
In addition, directors may under specific circumstances also be subject to criminal liability, such as in the case of an abuse of corporate assets.
Pursuant to Luxembourg law on agency, agents are generally entitled to be reimbursed any advances or expenses made or incurred in the course of their duties, except in cases of fault or negligence on their part.
Luxembourg law provisions on agency are generally applicable to the mandate of directors and officers of FREYR Luxembourg.
The FREYR Luxembourg Articles provide that directors and officers, past and present, will be entitled to indemnification from FREYR Luxembourg to the fullest extent permitted by Luxembourg law against liability and all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit, or proceeding in which he or she would be involved by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof. However, no indemnification will be provided against any liability to FREYR Luxembourg’s directors or officers (i) by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties of a director or officer, (ii) with respect to any matter as to which any director or officer shall have been finally adjudicated to have acted in bad faith and not in FREYR Luxembourg’s interest, or (iii) in the event of a settlement, unless approved by a court of competent jurisdiction or the board of directors.
Pursuant to Luxembourg law, a company is generally liable for any violations committed by its employees in the performance of their functions except where such violations are not in any way linked to the duties of the employee.

Interested Shareholders
Delaware	Luxembourg
Section 203 of the DGCL prohibits a corporation from engaging in a business combination with a shareholder that beneficially owns more than 15% of the outstanding voting shares, or a shareholder acquiring more than 15% but less than 85% of the corporation’s outstanding voting shares, for three years following the time that person becomes an “interested shareholder” unless (i) prior to such time, the board of directors approves either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.
Under Luxembourg Company Law, no restriction exists as to the transactions that a shareholder may conclude with the company. The transaction must, however, be in the corporate interest of the company.
The FREYR Luxembourg Articles do also not provide for any specific rules in that respect.

Share Capital
Delaware	Luxembourg
The issued share capital of FREYR Delaware immediately following the Redomiciliation Transaction will be           . The FREYR Delaware Bylaws will further provide for an authorized share capital of           .
The increase or reduction of the issued share capital requires           .

The issued share capital of FREYR currently amounts to USD 139,853,604 divided into 139,853,604 fully paid ordinary shares without nominal value. The FREYR Luxembourg Articles provide for an authorized share capital in the amount of USD 245,000,000 divided into 245,000,000 ordinary shares with no nominal value. The increase or reduction of the issued share capital requires an extraordinary general meeting of the shareholder of FREYR Luxembourg deliberating in the manner required to amend the articles of association. See “Amendment of Governing Documents”. Notwithstanding the above and within the limits of the authorized share capital set out in the articles of association, the board of directors may be authorized by the shareholders to issue further ordinary shares (or any rights, securities, or other entitlements to ordinary shares) and, under certain conditions, to limit, restrict or waive preferential subscription rights of existing shareholders. In addition, the board of directors may allocate, within the limits of the authorized share capital, existing ordinary shares or new ordinary shares, including free of charge, to directors, officers and staff members of FREYR Luxembourg or of companies or other entities in which FREYR Luxembourg holds directly or indirectly at least 10 per cent of the capital or voting rights. The authorization so granted in the FREYR Luxembourg Articles shall by operation of law, operate as a waiver by existing shareholders of their preemptive right for the benefit of the recipients of such ordinary shares allotted free of charge. The board of directors may determine the terms and conditions of such allocation, which may comprise a period after which the allocation is final and a minimum holding period during which the recipients must retain the ordinary shares.

The authority of the board of directors to issue additional shares is valid for a period of up to five years unless renewed by decision of the shareholder taken in an extraordinary general meeting amending the relevant provisions of the articles of association. See “Amendment of Governing Document”.
The FREYR Luxembourg Articles will provide for the authorized share capital of FREYR Luxembourg consisting of 245,000,000 authorized ordinary shares to be valid until the date which falls five years after the publication in the Luxembourg RESA of the minutes of the extraordinary general meeting of shareholders of FREYR Luxembourg held on           .
The FREYR Luxembourg Articles do not provide for the possibility to issue preferred shares.

Preemptive Rights and Advance Subscription Rights
Delaware	Luxembourg
Common Shares are not entitled to preemptive or other similar subscription rights to purchase any of FREYR Delaware’s securities.
Luxembourg Company Law provides for preemptive rights of the existing shareholders in case of the issuance of new shares against a contribution in cash.
The extraordinary general meeting of shareholders may, by two-thirds majority vote, limit, waive, or cancel such preemptive rights or renew, amend, or extend them, in each case for a period not to exceed five years. Such shares may be issued above, at, or below market value.
However, the FREYR Luxembourg Articles, in accordance with Luxembourg law, authorize the board of directors to suppress, waive, or limit any preemptive subscription rights of shareholders provided by law to the extent that the board of directors deems such suppression, waiver, or limitation advisable for any issuance or issuances of Ordinary Shares within the scope of FREYR Luxembourg’s authorized share capital. Such authorization will be valid for a maximum period of five years after the publication of the resolution of the sole shareholder approving such authorization in the Luxembourg RESA. In case of ordinary shares allotted free of charge to directors, officers and staff members of FREYR Luxembourg or of companies or other entities in which FREYR Luxembourg holds directly or indirectly at least 10 per cent of the capital or voting rights in the context of the authorized share capital, the waiver of the preemptive subscription right shall operate by law.

Amendment of Governing Documents
Delaware	Luxembourg
Under Section 242 of the DGCL, a company’s certificate of incorporation may be amended upon a resolution of the board of directors and, subject to certain exceptions, approved by:
•  the holders of a majority of the outstanding shares entitled to vote; and
•  a majority of the outstanding shares of each class entitled to a class vote if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preference, or special rights of the shares of such class so as to affect them adversely; provided that if the amendment would alter or change the powers, preferences or special rights of one or more series of a class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class for purposes of the vote.

Under Luxembourg Company Law, amendments to the FREYR Luxembourg Articles require generally an extraordinary general meeting of shareholders held in front of a public notary at which at least one half of the share capital to which voting rights are attached pursuant to the FREYR Luxembourg Articles or Luxembourg Company Law is represented unless otherwise provided by the FREYR Luxembourg Articles or mandatorily required by law. The notice of the extraordinary general meeting of shareholders shall indicate the proposed amendments to the Articles.
If the aforementioned quorum is not reached, a second general meeting of shareholders may be convened by means of notices filed with the RCS and published in the Luxembourg RESA and in one Luxembourg newspaper at least 15 days before the meeting. The second general meeting shall validly deliberate regardless of the proportion of the share capital represented.
At both meetings, resolutions, in order to be adopted, must be carried by at least two-thirds of the votes cast by shareholders entitled to vote and subject in certain circumstances to a higher majority as required under our FREYR Luxembourg Articles or Luxembourg law. Where classes of shares exist and the resolution to be adopted by the general meeting of shareholders changes the respective rights attaching to such shares, the resolution will be adopted only if the conditions as to quorum and majority set out above are fulfilled with respect to each class of shares. An increase of the commitments of its shareholders requires however the unanimous consent of the shareholders.
The FREYR Luxembourg Articles provide for an increased qualified majority of three quarters for the approval of resolutions relating to the amendment of certain provisions of our articles. See “Meeting of Shareholders”.
In very limited circumstances, the board of directors is authorized by the shareholders to amend the FREYR Luxembourg Articles, albeit always within the limits set forth by the shareholders (such authorization must not be taken on a case by case basis but is included in the FREYR Luxembourg Articles). This is, among others, the case in the context of FREYR Luxembourg’s authorized unissued share capital, within which the board of directors is authorized to issue further shares or in the context of a share capital reduction and cancellation of shares. The board of directors is then authorized to appear in front of a public notary to record the capital increase or decrease and to amend the share capital set forth in the FREYR Luxembourg Articles. It also applies in case the registered office of FREYR Luxembourg will be transferred from one municipality of the Grand Duchy of Luxembourg to another. The board of directors has to the authority to take the relevant decision and to afterwards appear in front of a public notary to amend the FREYR Luxembourg Articles accordingly.

Meeting of Shareholders
Delaware	Luxembourg
Under the DGCL, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws.
Pursuant to Luxembourg Company Law, at least one general meeting of shareholders must be held each year in Luxembourg. The purpose of such annual general meeting is in particular to approve the annual accounts, allocate the results, proceed to statutory appointments and grant discharge to the directors. The annual general meeting must be held within six months of the end of each financial year of FREYR.
The board of directors may in accordance with the FREYR Luxembourg Articles determine a date preceding the relevant general meeting as the record date for admission to, and voting at, such general meeting.
Pursuant to Luxembourg Company Law, the board of directors is obliged to convene a general meeting so that it is held within a period of one month after receipt of a written request of shareholders representing at least one-tenth of the issued capital. Such request must be in writing and indicate the agenda of the meeting.
Luxembourg Company Law distinguishes between ordinary general meetings of shareholders and extraordinary general meetings of shareholders.
Extraordinary resolutions relate to proposed amendments to the articles of association and certain other limited matters. All other resolutions are ordinary resolutions.
Ordinary General Meetings.    At an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. Abstentions are not considered “votes.”
Extraordinary General Meeting.    Extraordinary general meetings are required to be convened for among others any of the following matters: (i) the increase or decrease of the authorized or issued capital, (ii) the limitation or exclusion of preemptive rights or the authorization of the board of directors to limit or exclude such rights, (iii) the approval of a statutory merger or de-merger (scission), (iv) FREYR Luxembourg’s dissolution and liquidation, and (v) any amendments to the FREYR Luxembourg Articles. Pursuant to the FREYR Luxembourg Articles, for any resolutions to be considered at an extraordinary general meeting of shareholders, except for those on certain specific topics described below, the quorum shall be at least one half (50%) of FREYR Luxembourg’s outstanding Ordinary Shares. If such quorum is not present, a second meeting may be convened, which does not need a quorum. Any extraordinary resolution shall be adopted, except otherwise provided by law and the FREYR Luxembourg Articles, by at least a two-thirds majority of the votes validly cast. Abstentions are not considered “votes”.

The FREYR Luxembourg Articles generally provide for the rules set out by Luxembourg Company Law and do therefore not foresee any quorum in relation to ordinary shareholder decisions and such decisions may in consequence be approved by simple majority of the votes validly cast.
The FREYR Luxembourg Articles provide for an increased majority of at least 75% of votes validly cast for the amendments to articles 9.4, 9.5 and 17.3 to the articles of association. Article 9.4 set outs the requirements for candidates for election to the board of directors, and Article 9.5 sets out the process for shareholders to propose candidates for the election to the board of directors to the general meeting of shareholders. Article 17.3 is the articles setting the increased majority for articles 9.4 and 9.5.

Shareholder Suits
Delaware	Luxembourg
A shareholder may bring a derivative suit subject to procedural requirements.
Luxembourg law generally does not require shareholder approval before legal action may be initiated on behalf of FREYR Luxembourg. The board of directors has sole authority to decide whether to initiate legal action to enforce FREYR Luxembourg’s rights (other than, in certain circumstances, in the case of an action against board members). Shareholders do not generally have authority to initiate legal action on FREYR’s behalf. However, the general meeting of shareholders may vote to initiate legal action against directors on grounds that such directors have failed to perform their duties. If a director is responsible for a breach of the Luxembourg Company Law or of a provision of the FREYR Luxembourg Articles, an action can in addition be initiated by any third party, including a shareholder that has suffered a loss that is independent and separate from the damage suffered by FREYR Luxembourg. Luxembourg procedural law does not recognize the concept of class actions. In addition, an action may be brought against the directors on behalf of FREYR Luxembourg by minority shareholders. This minority action may be brought by one or more shareholders who, at the general meeting which decided upon discharge of such directors, owned securities with the right to vote at such meeting representing at least ten per cent of the votes attaching to all such securities.
The FREYR Luxembourg Articles provide that the courts of the registered office of FREYR Luxembourg shall be competent for all disputes which may arise during the duration of FREYR Luxembourg or upon its liquidation between shareholders, between shareholders and FREYR Luxembourg, between shareholders and directors or liquidators, between directors and liquidators, between directors or between liquidators of FREYR Luxembourg on account of company matters.

The FREYR Luxembourg Articles further provide that, unless FREYR Luxembourg consents in writing to the selection of an alternative forum, the federal district courts of the Unites States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Distributions and Dividends; Repurchases and Redemptions
Delaware	Luxembourg
Subject to the requirements of the DGCL and the provision of the FREYR Delaware Amended and Restated Certificate of Incorporation, the board may declare dividends upon the capital stock of FREYR Delaware at any regular or special meeting of the board or any action by written consent in lieu of a meeting, and may be paid in cash, in property, or in shares of FREYR Delaware’s capital stock.
Before payment of any dividend, the board, in its absolute discretion, may set aside out of any funds of FREYR Delaware available for dividends such sum or sums as it deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of FREYR Delaware, or for equalizing dividends, or for repairing or maintaining any property of FREYR Delaware, or for any proper purpose, and the board may modify or abolish any such reserve.

Pursuant to Luxembourg Company Law, distributions may be made (i) by decision of the general meeting of shareholders out of available profits (up to the prior year end and after approval of accounts as of the end of and for the prior year) and reserves (including premium) and (ii), provided that such possibility is foreseen in the articles of association, which is the case of the FREYR Luxembourg Articles, by the board of directors as interim dividends (acomptes sur dividendes) out of available profits and reserves (including premium and other available reserves).
Up to 5% of any net annual profits generated by FREYR Luxembourg must be allocated to a non-distributable legal reserve until such legal reserve amounts to 10% of FREYR Luxembourg issued share capital.
The Company may generally only make distributions if the following conditions are met:
•    except in the event of a reduction of the issued share capital, a distribution to shareholders may not be made if its unconsolidated net assets on the closing date of the preceding fiscal year are, or following such distribution would become, less than the aggregate of the issued share capital and those reserves which may not be distributed by law or under the FREYR Luxembourg Articles; and
•   the amount of a distribution to shareholders may not exceed the sum of its unconsolidated net profits at the end of the preceding financial year plus any profits carried forward and any amounts drawn from reserves which are available for that purpose, less any losses carried forward and less the amounts to be placed in reserve in accordance with the law or the FREYR Luxembourg Articles.
Interim distributions may only be made by FREYR Luxembourg if the following conditions are met:
•    interim unconsolidated accounts indicate sufficient funds available for distribution.
•    the amount to be distributed may not exceed its total unconsolidated net profits since the end of the preceding financial year for which the annual accounts have been approved, plus any profits carried forward and sums drawn from reserves available for this purpose, less losses carried forward and losses realized since the end of the previous financial year and any sums to be placed in reserves in accordance with the law or the FREYR Luxembourg Articles.

•    the board may declare interim distributions no more than two months after the date at which the reference interim accounts have been drawn up.
•    prior to declaring an interim distribution, the board must receive a report from FREYR Luxembourg’s auditors confirming that the conditions for an interim distribution are met.
The amount of distributions declared by the annual general meeting of shareholders include (i) the amount of interim distributions declared by the board of directors during the previous financial year, and if proposed (ii) a further distribution based on FREYR Luxembourg’s unconsolidated annual account of the previous financial year. Where interim distribution payments exceed the amount of the distribution subsequently approved at the general meeting, any such overpayment shall be deemed to have been paid on account of the annual distribution of the subsequent financial year.
Pursuant to Luxembourg law, FREYR Luxembourg (or any party acting on its behalf) may repurchase FREYR Luxembourg’s shares and hold them in treasury, provided:
•    the shareholders at a general meeting have previously authorized the board of directors to acquire company shares. The general meeting shall determine the terms and conditions of the proposed acquisition and in particular the maximum number of shares to be acquired, the period for which the authorization is given (which may not exceed five years) and, in the case of acquisition for value, the maximum and minimum consideration;
•    the acquisitions, including shares previously acquired by FREYR Luxembourg and held by it, and shares acquired by persons acting in their own name but on behalf of FREYR Luxembourg, may not have the effect of reducing the unconsolidated net assets of FREYR Luxembourg below the amount of the issued share capital plus the reserves, which may not be distributed by law or under the FREYR Luxembourg Articles;
•    the repurchase offer must be made on the same terms and conditions to all the shareholders who are in the same position. In addition, as a listed company FREYR Luxembourg may repurchase its ordinary shares on the stock market without having to make or an offer to all of its shareholders.; and
•    only fully paid-up shares may be repurchased.

No prior authorization by shareholders is required (i) if the acquisition is made to prevent serious and imminent harm to FREYR Luxembourg, provided the board of directors informs the next general meeting of shareholders of the reasons for and the purpose of the acquisitions made, the number and nominal values or the accounting value of the shares acquired, the proportion of the subscribed capital which they represent and the consideration paid for them; and (ii) in the case of shares acquired by either FREYR Luxembourg or by a person acting on behalf of FREYR Luxembourg with a view to redistribute the shares to the staff of FREYR Luxembourg or of its subsidiaries, provided that the distribution of such shares is made within 12 months from their acquisition.
Luxembourg law provides for certain further situations in which the above conditions do not apply, including the acquisition of shares pursuant to a decision to reduce the share capital of FREYR Luxembourg or the acquisition of shares issued as redeemable shares. Such acquisitions are subject to certain further conditions and may generally not have the effect of reducing the Company’s non-consolidated net assets below the aggregate of subscribed capital and those reserves which may not be distributed by law.
As long as shares are held in treasury, the voting rights attached thereto are suspended and such shares shall not be taken into account when calculating the quorum and majority required for general meetings. Further, to the extent treasury shares are reflected as assets on the balance sheet of FREYR Luxembourg, a non-distributable reserve of the same amount must be reflected on the liabilities side of the balance sheet.
The FREYR Luxembourg Articles provide that shares may be acquired and redeemed in accordance with the law.

Transactions with Officers or Directors
Delaware	Luxembourg
The FREYR Delaware Amended and Restated Bylaws provide that no contract or transaction between FREYR Delaware and one or more of its directors or officers, or between FREYR Delaware and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to FREYR Delaware as of the time it is authorized, approved or ratified by the board, a committee of the board or the shareholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board or of a committee which authorizes such contract or transaction.

There are no rules under Luxembourg law preventing a director from entering into contracts or transactions with FREYR Luxembourg to the extent the contract or the transaction is in the corporate interest of FREYR Luxembourg.
Luxembourg Company Law prohibits a director from participating in deliberations and voting on a transaction if such director has a direct or indirect financial interest therein conflicting with the interests of FREYR Luxembourg. The relevant director must disclose his or her interest to the board of directors and abstain from deliberating and voting. The transaction and the director’s interest therein shall be reported, by way of a special report, to the next succeeding general meeting of shareholders. Where, because of conflicts of interest, the number of directors required by the articles to decide and vote on the relevant matter is not reached, the board of directors may, unless otherwise provided for by the articles, decide to refer the decision on that matter to the general meeting of shareholders.
The preceding provisions do not apply where the decision of the board of directors relates to ordinary business entered into under normal conditions.

EXTRAORDINARY GENERAL MEETING OF FREYR LUXEMBOURG SHAREHOLDERS
General
FREYR Luxembourg is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by its board of directors for use at the FREYR Special Meeting and at any adjournment or postponement thereof. This proxy statement/prospectus provides FREYR Luxembourg’s shareholders with information they need to know in order to be able to vote or instruct their vote to be cast at the FREYR Special Meeting.
Date, Time and Place
The FREYR Special Meeting will be held on           , 2023 at       , Luxembourg time, at           .
Purpose of the FREYR Special Meeting
At the FREYR Special Meeting, FREYR Luxembourg is asking holders of Ordinary Shares to vote on the following proposals:
1)The Confirmation of Mandate of FREYR Directors Proposal – To confirm the mandate as a member of the board of directors of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023, and for a period ending at the next annual general meeting of FREYR] (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit). The Confirmation of Mandate of FREYR Directors Proposal is required to be presented at the FREYR Special Meeting for shareholder approval under Luxembourg law; it is not related to the Redomiciliation Transaction and none of the other proposals described in this proxy statement/prospectus, including the Merger Proposal, are conditioned upon its approval.
2)The Documents Acknowledgement Proposal – To acknowledge (I) (a) the availability of certain written reports on the cross-border merger contemplated under the Redomiciliation Transaction drawn up by (i) the board of directors of FREYR and the board of directors of FREYR Delaware in accordance with the Luxembourg Law and (ii) EUROLUX AUDIT S.à r.l. and PKF Audit & Conseil as independent experts in accordance with Article 1021-6 (1) of the Luxembourg Law and (b) the availability of the interim accounts of each of the Merging Companies dated           , 2023 and (II) that all documents referred to by Article 1021-7 of the Luxembourg Law have been made available at the registered office of each of the Merging Companies for due inspection by the shareholders at least one (1) month prior to the date of the FREYR Special Meeting;
3)The Merger Proposal – To (I) adopt the merger agreement by and between FREYR and FREYR Delaware (the “Merger Agreement”), and the common draft terms of cross-border merger (projet commun de fusion transfrontalière) (the “Common Draft Terms of Cross-Border Merger”), copies of which are attached to this proxy statement/prospectus as Annex A and Annex B, respectively, drawn up by the board of directors of each of the Merging Companies, pursuant to which FREYR will be absorbed and merged into FREYR Delaware, with FREYR Delaware surviving the merger (the “Merger”), and whereby and (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the effective time of the Merger (the “Effective Time”), will automatically be cancelled and FREYR Delaware will issue as consideration therefor new common stock of FREYR Delaware to the shareholders of FREYR with an exchange ratio of one FREYR Ordinary Share in exchange for one new Common Share of FREYR Delaware, (ii) each outstanding warrant of FREYR exercisable for one FREYR Ordinary Share at an exercise price of $11.50 will convert into one warrant of FREYR Delaware, on the same terms as the warrants of FREYR as governed by the amended and restated warrant agreement between Alussa, FREYR and Continental Stock Transfer and Trust Company, which is attached to this proxy statement/prospectus as Exhibit 4.1, and each warrant of FREYR held by EDGE Global will be converted into warrants of FREYR Delaware, on the same terms as those that currently govern these warrants, (iii) all ordinary shares held in treasury by FREYR outstanding immediately prior to the effective time of the Merger will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, and (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR (such transactions collectively referred to as the “Redomiciliation Transaction”), and (II) to approve the Merger and its legal and accounting effective time;
4)The Amended and Restated Certificate of Incorporation/Bylaws Proposal – To adopt FREYR Delaware’s Amended and Restated Certificate of Incorporation and Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and Annex D, respectively;

5)The Delegation of Authority Proposal – To grant power and authority to (i) any director of FREYR or any person authorized by the board of directors of FREYR, each individually and with full power of substitution, to appear before a notary in the Grand Duchy of Luxembourg to declare and confirm, for and issue the “Board Confirmation,” whereby the board of directors of FREYR declares and confirms, in the name and on behalf of FREYR and the board of directors of FREYR, that the conditions precedent to the Merger, as specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, have been satisfied or waived and (ii) any director of FREYR and/or any lawyer or employee of the law firm Arendt & Medernach S.A. and/or any employee or clerk of the instrumenting notary in the Grand Duchy of Luxembourg, to individually carry out in the name and on behalf of FREYR, any changes required by the matters set out under the proposals described in this proxy statement/prospectus as well as all filings, notifications and publications necessary for the Merger.
Recommendation of the FREYR Luxembourg Board of Directors
FREYR’s board of directors believes that the Merger Proposal and the other proposals to be presented at the FREYR Special Meeting are fair to and in the best interest of FREYR’s shareholders and unanimously recommends that its shareholders vote “FOR” the Confirmation of Mandate of FREYR Directors Proposal, “FOR” the Merger Proposal, “FOR” the Documents Acknowledgement Proposal, “FOR” the Amended and Restated Certificate of Incorporation/Bylaws Proposal, and “FOR” the Delegation of Authority Proposal.
Record Date; Outstanding Shares; Shareholders Entitled to Vote
FREYR Luxembourg has fixed Luxembourg time on           , 2023 as the “Record Date” for determining FREYR Luxembourg shareholders entitled to notice of and to attend and vote at the FREYR Special Meeting. As of the Record Date, there were            Ordinary Shares outstanding and entitled to vote. Each FREYR Luxembourg Ordinary Share is entitled to one vote per share at the FREYR Special Meeting.
Quorum
For the Confirmation of the Mandate of Directors Proposal, the presence, in person or by proxy, of the holders of at least one half of the issued shares of the Company, being            FREYR Ordinary Shares, constitutes a quorum at the FREYR Special Meeting. For all other proposals, the presence, in person or by proxy, of the holders of at least one half of the issued shares of the Company (other than shares held by or on behalf of the Company or a direct subsidiary of the Company), being            FREYR Ordinary Shares, constitutes a quorum. If such quorum is not met at the FREYR Special Meeting, a second general meeting may be convened and resolutions shall be adopted, irrespective of the number of FREYR Ordinary Shares present or represented, by a majority of at least two-thirds (2/3) of the votes validly cast for each of the proposals.
Abstentions and Broker Non-Votes
Proxy Cards that are marked “ABSTAIN” and proxies relating to “street name” shares that are returned to FREYR Luxembourg but marked by brokers as “not voted” (“Broker Non-Votes”) will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as votes cast and will, therefore, not affect the outcome of the vote on the Proposals. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals. The matters to be voted upon at the FREYR Special Meeting are “non-routine” proposals.
Vote Required
 Approval of the Confirmation of the Mandate of Directors Proposal requires the affirmative vote of holders representing a simple majority of the votes validly cast at the FREYR Special Meeting, provided that a quorum of at least one half of the issued share capital of FREYR is present or represented at the FREYR Special Meeting. Approval of all remaining proposals at the FREYR Special Meeting requires the affirmative vote of holders representing two-thirds (2/3) of the votes validly cast at the FREYR Special Meeting, provided that a quorum of at least one half of the issued share capital of FREYR (other than shares held by or on behalf of FREYR or a direct subsidiary of FREYR) is present or represented at the FREYR Special Meeting. For those proposals, if such quorum is not present at the FREYR Special Meeting, a second general meeting may be convened and resolutions shall be adopted at such general meeting, irrespective of the number of FREYR Ordinary Shares present or represented, by a majority of at least two-thirds (2/3) of the votes validly cast.
Voting Your Shares
Each FREYR Luxembourg Ordinary Share that you own in your name entitles you to one vote.
(a) Submitting votes as a street name holder

Without prejudice to the possibility to attend the FREYR Special Meeting in person, holders of shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold shares through the Depository Trust and Clearing Corporation (“DTCC”) wishing to vote at the FREYR Special Meeting should request from their operator or depositary or sub-depositary a certificate or confirmation certifying the number of ordinary shares recorded in their account on the Record Date or any other proof of ownership in a form acceptable to FREYR at its own and full discretion. To vote in the FREYR Special Meeting, such holders of shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold shares through DTCC) shall submit a copy of such certificate or other proof of ownership in writing by mail or by e-mail via their custodian to FREYR’s tabulation agent, Broadridge Financial Solutions, Inc. (5 Dakota Drive, Suite 300, Lake Success, NY 11042, 1-800-353-0103) at the latest on           , 2023 at       Luxembourg time (the “Cut-Off Date/Time”).
Holders of shares held through a brokerage account, should contact their broker to receive information on how to vote their shares.
Holders of shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold shares through DTCC) have the right to instruct their nominee or broker on how to vote with a voter instruction form, or as may otherwise be established by the nominee or broker. Beneficial holders who wish to vote directly must request the nominee or broker that appears as the registered shareholder on the Record Date to issue a legal proxy which allows the beneficial owner to vote his or her shares directly. Beneficial owners who do not vote via their brokers or nominees in accordance with the instructions received or do not have a legal proxy are not eligible to vote.
Votes must be received by FREYR’s tabulation agent, Broadridge Financial Solutions, Inc. (5 Dakota Drive, Suite 300, Lake Success, NY 11042, 1-800-353-0103) in writing by mail or by e-mail no later than the Cut-Off Date/Time to be considered validly submitted.
(b) Submitting votes as a registered shareholder
Without prejudice to the possibility to attend the FREYR Special Meeting in person, holders of shares held by name directly in the books and records of the Company´s registrar and transfer agent, Continental Stock Transfer & Trust Company (i.e., other than through a brokerage account) who wish to participate and exercise their voting rights at the meeting can exercise their voting rights in one of the following manners, it being understood that in the event of any amendment to the current proposals described in this proxy statement/prospectus or new proposals presented at the FREYR Special Meeting, any vote will by default be counted as submitted by valid voting instruction if a shareholder previously submitted a vote by proxy:
•Proxy voting representative appointed by FREYR
Holders of shares held by name directly in the books and records of FREYR´s registrar and transfer agent, Continental Stock Transfer & Trust Company (i.e., other than through a brokerage account) who do not wish to attend the FREYR Special Meeting in person may appoint in the accompanying supplement to the convening notice to be sent to all shareholders (the “Accompanying Supplement” which is attached as Annex E to this proxy statement/prospectus) Mr. Tom Einar Jensen, Executive Chairman of FREYR, whom failing Ms. Lori A. Papp, Chief Accounting Officer of FREYR, whom failing Mr. Are Lysnes Brautaset, Chief Legal Officer of FREYR, as proxy voting representative appointed by FREYR, to participate in and vote at the FREYR Special Meeting on their behalf. The proxy voting representative will be bound by the respective instructions of the shareholder provided in the Proxy Card (and Accompanying Supplement as applicable) prior to the FREYR Special Meeting.
•Proxy voting representative appointed by the shareholder
Holders of shares held by name directly in the books and records of FREYR´s registrar and transfer agent, Continental Stock Transfer & Trust Company (i.e., other than through a brokerage account) who do not wish to attend the FREYR Special Meeting in person may also appoint in the Accompanying Supplement another natural or legal person who needs not to be a shareholder itself to attend and vote at the FREYR Special Meeting on their behalf.
The proxyholder will have to identify himself on the date of the FREYR Special Meeting by presenting a non-expired identity card or passport.
In case of Ordinary Shares owned by a corporation or any other legal entity, individuals representing such entity who wish to physically attend the FREYR Special Meeting and vote at the FREYR Special Meeting on behalf of such entity, must present evidence of their authority to attend and vote at the FREYR Special Meeting by means of a proper document (such as a special power of attorney) issued by the entity represented. A copy of such power of attorney or other proper document should be filed no later than the Cut-Off Date/Time with the Company (22-24,

Boulevard Royal, L-2449, Luxembourg, Grand Duchy of Luxembourg, Company-secretary@freyrbattery.com), with a copy to Broadridge Financial Solutions, Inc. (robert.deriso@broadridge.com or Broadridge Financial Solutions, Inc. Attn: Robert DeRiso, 51 Mercedes Way, Edgewood, NY 11717), by mail or by e-mail. Such evidence of authority must also be presented at the FREYR Special Meeting. Persons designated as a proxy must also bring the underlying, duly executed, Proxy Card and Accompanying Supplement to the FREYR Special Meeting. For the FREYR Special Meeting to proceed in a timely and orderly manner, proxyholders are requested to arrive on time.

•Voting by voting instruction
Shareholders who wish to vote by a voting instruction may exercise their voting rights by casting their votes by a voting instruction included in the Proxy Card (and Accompanying Supplement as applicable).
Proxy Cards (and Accompanying Supplement as applicable) must be received by Broadridge Financial Solutions, Inc. no later than the Cut-Off Date/Time by way of one of the matters set forth in the Proxy Card (and Accompanying Supplement as applicable) to be considered validly submitted. Proxy Cards (and Accompanying Supplement as applicable) received after the Cut-Off Date/Time will not be considered validly received.
(c) Attending the FREYR Special Meeting in person
Notwithstanding points (a) and (b) above, all shareholders wishing to participate and vote in person in the FREYR Special Meeting shall notify the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Company-secretary@freyrbattery.com), with a copy to Broadridge Financial Solutions, Inc. (robert.deriso@broadridge.com or Broadridge Financial Solutions, Inc. Attn: Robert DeRiso, 51 Mercedes Way, Edgewood, NY 11717) thereof at the latest on the Cut-Off Date/Time, in writing by mail or by e-mail.
In the case of Ordinary Shares owned by a corporation or any other legal entity, individuals representing such entity who wish to attend the FREYR Special Meeting in person and vote at the FREYR Special Meeting on behalf of such entity must present evidence of their authority to attend and vote at the FREYR Special Meeting, by means of a proper document (such as a special power of attorney) issued by the entity represented. A copy of such power of attorney or other proper document should be filed no later than the Cut-Off Date/Time with the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Company-secretary@freyrbattery.com), with a copy to Broadridge Financial Solutions, Inc. (robert.deriso@broadridge.com or Broadridge Financial Solutions, Inc. Attn: Robert DeRiso, 51 Mercedes Way, Edgewood, NY 11717) by mail or by e-mail. Such evidence of authority must also be presented at the FREYR Special Meeting.
Any shareholder participating in the FREYR Special Meeting in person shall carry proof of identity (in the form of a non-expired identity card or passport) at the FREYR Special Meeting. For the FREYR Special Meeting to proceed in a timely and orderly manner, shareholders are requested to arrive on time.
Additional specific requirements for street name holders wishing to attend the meeting in person:
If you hold your shares through a brokerage account, please contact your broker to receive information on how you may vote your shares.
Holders of shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold shares through DTCC) wishing to participate and vote directly at the Meetings must request the nominee or broker that appears as the registered shareholder on the Record Date to issue a legal proxy which allows the beneficial owner to vote his or her shares directly. Such legal proxy must be filed no later than the Cut-Off Date/Time by mail or by e-mail with the Company (22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Company-secretary@freyrbattery.com), with a copy to Broadridge Financial Solutions, Inc. (5 Dakota Drive, Suite 300, Lake Success, NY 11042, 1-800-353-0103). Such legal proxy must also be presented at the meeting. Beneficial owners who do not have a legal proxy are not eligible to vote.
Holders of shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold shares through DTCC) should also request from their operator or depositary or sub-depositary a certificate or confirmation certifying the number of ordinary shares recorded in their account on the Record Date or any other proof of ownership in a form acceptable to FREYR at its own and full discretion. To participate and vote in the FREYR Special Meeting, such holders of shares held through the operator of a securities settlement system or with a depositary (including nominees or brokers that hold shares through DTCC) shall submit a copy of such certificate or other proof of ownership via their custodian bank in writing by mail or by e-mail to , at the latest on the Cut-Off Date/Time. Such certificate or confirmation of share ownership must also be presented at the FREYR Special Meeting.

Share Ownership of and Voting by FREYR Luxembourg Directors and Officers
Current FREYR Luxembourg directors and officers beneficially own an aggregate of            Ordinary Shares. Each current director and officer of FREYR Luxembourg has agreed to vote his or her Ordinary Shares in favor of each of the Proposals.
Revoking Your Proxy
If you are a shareholder and you give a proxy, you may revoke it at any time before the Cut-Off Date/Time by doing any one of the following:
a.you may send another Proxy Card and Accompanying Supplement with a later date provided that such replacement Proxy Card and Accompanying Supplement are received by Broadridge Financial Solutions, Inc. no later than the Cut-Off Date/Time (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting); or
b.you may notify Broadridge Financial Solutions, Inc., in writing, before the FREYR Special Meeting that you have revoked your proxy provided that such revocation notice is received by Broadridge Financial Solutions, Inc. no later than the Cut-Off Date/Time (or, in the case of an adjournment, no later than 48 hours before the time appointed for the holding of the adjourned meeting).
Who Can Answer Your Questions About Voting Your Shares
If you are a shareholder and have questions about the Redomiciliation Transaction you may contact Jeffery Spittel of FREYR Luxembourg at Jeffrey.spittel@freyrbattery.com. You may also obtain additional information about FREYR Luxembourg from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”
If you are a shareholder and need additional copies of the proxy statement/prospectus or the enclosed Proxy Card or Accompanying Supplement or have any questions about how to vote or direct a vote in respect of your Ordinary Shares you should contact:
Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
(212) 297-0720
Toll-Free: (888) 785-6709
info@okapipartners.com

Proxy Solicitation Costs
FREYR Luxembourg is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. FREYR Luxembourg and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. FREYR Luxembourg will bear the cost of the solicitation.
FREYR Luxembourg has engaged Okapi to assist in the proxy solicitation process. FREYR Luxembourg has agreed to pay Okapi a fee of $           plus associated disbursements.
FREYR Luxembourg will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. FREYR Luxembourg will reimburse them for their reasonable expenses.

THE CONFIRMATION OF MANDATE OF FREYR DIRECTORS PROPOSAL
In accordance with Article 441-2 of the Luxembourg Law and the provisions of Article 9.3 of FREYR’s consolidated articles of association as at December 20, 2022 and the charter of the nominating and corporate governance committee of FREYR adopted on July 9, 2021, the Board of Directors approved and, to the extent necessary, ratified, on August 9, 2022, the co-option (cooptation) of Mr. Birger Steen, born on November 4, 1966 in Oslo, Norway, residing at Holmboes gate 6A, 0357 Oslo, Norway, as member of the Board of Directors, to replace Mr. Torstein Dale Sjøtveit, with effect as of August 9, 2023 and for a period ending at the next annual general meeting of FREYR (which corresponds to the duration of the mandate of Mr. Torstein Dale Sjøtveit).
The Confirmation of Mandate of FREYR Directors Proposal is required to be presented at the FREYR Special Meeting for shareholder approval under Luxembourg law; it is not related to the Redomiciliation Transaction and none of the other proposals described in this proxy statement/prospectus, including the Merger Proposal, are conditioned upon its approval.
FREYR BATTERY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE CONFIRMATION OF THE MANDATE OF MR. BIRGER STEEN DESCRIBED ABOVE.

THE MERGER PROPOSAL
The following includes a summary of the material provisions of the Merger Agreement and the Common Draft Terms of Cross-Border Merger, copies of which are attached as Annex A and Annex B respectively, incorporated by reference into this proxy statement/prospectus. We encourage you to read the Merger Agreement and the Common Draft Terms of Cross-Border Merger in their entirety. In the event of any discrepancy between the terms of the Merger Agreement, the Common Draft Terms of Cross-Border Merger and the following summary, the Merger Agreement and the Common Draft Terms of Cross-Border Merger will control.
Introduction
The Merger Agreement and the Common Draft Terms of Cross-Border Merger you are being asked to adopt at the extraordinary meeting provides for a merger of FREYR with and into FREYR Delaware, with FREYR Delaware surviving the Redomiciliation Transaction. The Redomiciliation Transaction will result in your shares of FREYR being exchanged into Common Shares, which will result in FREYR Delaware becoming the publicly traded corporate parent of the FREYR group of companies and thereby effectively change the place of incorporation of our publicly traded parent company from Luxembourg to Delaware.
After the Redomiciliation Transaction, you will continue to own an interest in a parent company that will continue to conduct, through its wholly owned subsidiaries, the same businesses as conducted by the FREYR group of companies before the Redomiciliation Transaction. In addition, the Redomiciliation Transaction will not dilute your economic interest in the FREYR group of companies. The number of Common Shares you will own immediately after the Redomiciliation Transaction will be the same as the number of Ordinary Shares you owned in FREYR immediately prior to the Redomiciliation Transaction. Further, the number of outstanding Common Shares will be the same as the number of outstanding FREYR Ordinary Shares immediately before consummation of the Redomiciliation Transaction.
As of           , the record date for the FREYR Special Meeting, there were            Ordinary Shares of FREYR outstanding. For a description of the Common Shares, see “Description of FREYR Delaware Securities.”
The Parties to the Redomiciliation Transaction
FREYR Battery. FREYR is the current parent holding company of the FREYR group of companies and is a developer of clean, next-generation battery cell production capacity. Our mission and vision are to accelerate the decarbonization of global energy and transportation systems by producing clean, cost-competitive batteries. Please read “Business” in Item 1 of the Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023 for more information about FREYR’s business.
FREYR Battery, Inc. FREYR Battery, Inc. is a company newly formed under the laws of Delaware, U.S. and is currently a wholly owned subsidiary of FREYR. FREYR Battery, Inc. has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and the Redomiciliation Transaction. As a result of the Transaction, FREYR Battery, Inc. will become the publicly traded parent company of the FREYR group of companies.
The Redomiciliation Transaction
There are several principal steps to affect the Redomiciliation Transaction:
•FREYR formed FREYR Battery, Inc. and Lux Sub-Parent Co as wholly owned subsidiaries;
•Shareholders vote on the Redomiciliation Transaction at the FREYR Special Meeting;
•With the exception of FREYR Delaware and Alussa, FREYR contributes the equity interests in all its subsidiaries to Lux Sub-Parent Co;
•FREYR transfers all of its employees, commercial contracts and any tangible and intangible assets (other than its equity interests in FREYR Delaware and Alussa) to Lux Sub-Parent Co;
•If the Redomiciliation Transaction is approved by the requisite vote of our shareholders at the FREYR Special Meeting and the other conditions precedent to closing are satisfied:
◦FREYR merges with and into FREYR Delaware, with FREYR Delaware surviving. Immediately prior to the Effective Time, (i) each issued and outstanding FREYR Ordinary Shares immediately prior to the Effective Time will automatically be cancelled and FREYR Delaware will issue as consideration therefor new common stock of FREYR Delaware to the shareholders of FREYR with an exchange ratio of one FREYR Ordinary Share in exchange for one new Common Share of FREYR

Delaware, (ii) each outstanding warrant of FREYR exercisable for one FREYR Ordinary Share at an exercise price of $11.50 will convert into one warrant of FREYR Delaware, on the same terms as the warrants of FREYR as governed by the amended and restated warrant agreement between Alussa, FREYR and Continental Stock Transfer and Trust Company, which is attached to this proxy statement/prospectus as Exhibit 4.1, and each warrant of FREYR held by EDGE Global will be converted into warrants of FREYR Delaware, on the same terms as those that currently govern these warrants, (iii) all ordinary shares held in treasury by FREYR outstanding immediately prior to the effective time of the Merger will be ipso jure cancelled by virtue of and simultaneously with the Merger and said treasury shares will cease to exist and no consideration will be delivered in exchange thereafter, and (iv) FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR.
•As a result, (i) the shareholders and warrant holders of FREYR will become shareholders and warrant holders of FREYR Delaware and their rights will be governed by Delaware law, (ii) FREYR will cease to exist as a matter of Luxembourg corporate law and all its shares shall be cancelled, (iii) all assets and liabilities of FREYR, as the absorbed company, will be transferred to FREYR Delaware, as the absorbing company by way of universal succession (succession universelle) with the exception of shares held by FREYR in FREYR Delaware and the Treasury Shares (the “Excluded Assets”), (iv) FREYR Delaware will be subrogated in all rights and obligations of FREYR towards third parties (v) the rights and claims comprised in the assets of FREYR (excluding the Excluded Assets) shall be transferred to FREYR Delaware with all securities, either in rem or personal, attached thereto (vi) FREYR Delaware will continue as of the Effective Time to perform the obligations of FREYR under any agreements to which the latter is a party and (vii) any claims and debts existing as at the Effective Time between FREYR and FREYR Delaware are cancelled upon the completion of the merger.
•The merger will entail the transfer by FREYR of all its assets and liabilities (with the exception of the Excluded Assets) to FREYR Delaware, so that FREYR shall be dissolved without liquidation after the completion of the merger.
We currently anticipate that the Redomiciliation Transaction will become effective in the fourth quarter of 2023, although we may abandon the Redomiciliation Transaction at any time prior to its completion, prior to obtaining shareholder approval.
Additional Agreements
Pursuant to the Merger Agreement and the Common Draft Terms of Cross-Border Merger, FREYR and FREYR Delaware have agreed, among other things, that:
•FREYR Delaware will assume certain share-based compensation plans that are sponsored by FREYR, and we will amend such plans in order to permit the issuance or delivery of Common Shares thereunder, instead of Ordinary Shares of FREYR; and
•FREYR Delaware will assume the obligations of FREYR under executive and change of control agreements that FREYR has in place with certain executive officers.
Background and Reasons for the Redomiciliation Transaction
FREYR is a developer of clean, next-generation battery cell production capacity. Our mission and vision are to accelerate the decarbonization of global energy and transportation systems by producing clean, cost-competitive batteries. Through our strategy of Speed, Scale, and Sustainability, we seek to serve our primary markets of energy storage systems (“ESS”), commercial mobility, including marine applications and commercial vehicles; and electric vehicles (“EV”).
We have put into service the buildings and infrastructure and certain manufacturing equipment at our Customer Qualification Plant (“CQP”), and have successfully completed semi-automatic production, assembly, and charge of our first battery. We will spend the next several months increasing the amount of integration and automation of the manufacturing process and anticipate producing sample cells for customers during the third quarter of this year. We have begun the construction of initial buildings and infrastructure for our inaugural gigafactory (“Giga Arctic”). Both the CQP and Giga Arctic are located in Mo i Rana, Norway. We have also started the development of our first clean battery cell manufacturing project in the U.S. (“Giga America”), which is located on a 368-acre parcel of land in Coweta County, Georgia that was purchased by the Company in 2022. As of June 30, 2023, we have not yet initiated commercial manufacturing or derived revenue from our principal business activities.
This acceleration of FREYR’s previously planned expansion into U.S. markets is based on strong tailwinds in U.S. renewable energy development, an intensifying focus on grid stability initiatives, and the tax incentives associated with the Inflation Reduction Act of 2022 (the “IRA”) which was signed into law in the U.S. on August 16, 2022. The IRA includes $369 billion in climate and energy-related provisions, including those to incentivize and accelerate the build-out of renewable energy and accelerate the adoption of EV technologies. The IRA creates specific tax credit incentives for the manufacturing and production of battery cells, modules, and electrode materials in the U.S., and extends the investment tax credit to standalone battery storage technology projects for the first time without co-location requirements to solar or wind developments. The IRA will likely drive significantly lower battery costs and prices in the U.S., potentially leading to a surge in domestic ESS activity.
The board of directors and management of FREYR had a number of discussions of how to finance the development of Giga America and other strategic projects. Beginning in the first half of 2023, our board and management reviewed several potential methods for accessing the U.S. capital markets. Our management concluded that redomiciling to the U.S. is expected to enhance FREYR’s eligibility for inclusion in equity indexes and trigger associated benchmarking from actively managed funds, thereby delivering a significant uplift in fund flows to FREYR’s common equity. Furthermore, management anticipates that redomiciling could support maximization of IRA subsidies, the application process under the U.S. Department of Energy Loan Programs Office, and enhanced corporate governance protocols over time.
Additionally, our board of directors determined that the Redomiciliation Transaction may provide the following benefits for the FREYR group of companies and the shareholders of FREYR:
•simplifying FREYR’s corporate structure and streamlining reporting requirements, which will (i) facilitate efforts incurred by FREYR to assess, implement and remain compliant with multiple regulatory and reporting requirements for FREYR on a consolidated basis, and (ii) provide opportunities for FREYR to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions; and
•benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with NYSE listing standards and SEC governance requirements.
Nevertheless, we cannot assure you that the anticipated benefits of the Redomiciliation Transaction will be realized. Although we expect the Redomiciliation Transaction to provide us with the benefits described above, the Transaction will expose FREYR and its shareholders to some risks. Our board of directors considered a variety of negative factors, including the possibility of uncertainty created by the Transaction and the change in our legal domicile, the fact that we expect to incur costs to complete the Transaction, the fact that Delaware corporate law imposes different and additional obligations on us, and other risks discussed in the discussion under “Risk Factors.” After completing its review of the expected benefits and the potential advantages of the Redomiciliation Transaction, on            , 2023, our board of directors unanimously (1) determined that the Merger Agreement and the Common Draft Terms of Cross-Border Merger and the transactions contemplated therein, including the Redomiciliation Transaction, are advisable and in the best interests of FREYR and its shareholders, (2) approved the Redomiciliation Transaction, the Merger Agreement and the Common Draft Terms of Cross-Border Merger and (3) resolved to recommend adoption of the Merger Agreement and the Common Draft Terms of Cross-Border Merger to shareholders of FREYR.
Conditions to Completion of the Redomiciliation Transaction
•The SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto is in effect;
•the Merger Agreement and the Common Draft Terms of Cross-Border Merger are adopted by the requisite vote of shareholders;
•none of the parties to the Merger Agreement and the Common Draft Terms of Cross-Border Merger is subject to any decree, order or injunction that prohibits the consummation of the Redomiciliation Transaction;
•other than the filing of the certificate of merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Redomiciliation Transaction, including any required filings under applicable U.S. state and Luxembourg securities laws, have been obtained or made; and
•all consents of any third party required to consummate the Redomiciliation Transaction have been obtained.
In addition, the expected timing for the completion of the Redomiciliation Transaction may be impacted by other conditions described in this proxy statement/prospectus. We cannot be certain when, or if, the conditions to the Redomicile Transaction will be satisfied or waived, or that the Redomiciliation Transaction will be completed.

Termination
We may decide to terminate the Merger Agreement and abandon the Redomiciliation Transaction at any time prior to obtaining shareholder approval, by action of our board of directors.
Management of FREYR Delaware
The current directors of FREYR shall be elected as directors of FREYR Delaware and the officers of FREYR shall be appointed to the corresponding officer positions with FREYR Delaware.
If the Redomiciliation Transaction is completed, the members of the FREYR Delaware board of directors will serve until the earlier of their successors being elected or their death, disability or retirement.
Interests of Certain Persons in the Redomiciliation Transaction
We do not believe that any of our directors or executive officers have interests in the Redomiciliation Transaction that are different from the interests of our shareholders generally. No change of control payments or additional compensation will be payable to our directors or executive officers in connection with the Redomiciliation Transaction.
Comparison of Rights of Holders of FREYR Ordinary Shares with Holders of Common Shares
The completion of the Redomiciliation Transaction will change the governing corporate law that applies to shareholders of our parent company from Luxembourg law to Delaware law. The legal system governing corporations organized under Delaware law differs from the legal system governing corporations organized under Luxembourg law. As a result, we are unable to adopt governing documents for FREYR Delaware that are identical, or even substantially similar, to the governing documents for FREYR. We summarize the material differences between the governing documents for FREYR and FREYR Delaware, and the changes in your rights as a shareholder resulting from the Redomiciliation Transaction, under “Comparison of Rights of FREYR Luxembourg Shareholders and FREYR Delaware Shareholders.” We believe that these changes (i) either are required by Delaware law or otherwise result from differences between the corporate laws of Luxembourg and the corporate laws of Delaware, and (ii) relate to the change of the place of incorporation of the publicly traded corporate parent of the FREYR group of companies from Luxembourg to Delaware.
Notwithstanding the differences in the governing documents between FREYR and FREYR Delaware, we believe that Delaware law and the FREYR Delaware bylaws as a whole adequately safeguard the rights of shareholders of FREYR.
The characteristics of and the differences between the Ordinary Shares and the Common Shares are summarized under “Description of FREYR Delaware Securities” and “Comparison of Rights of FREYR Luxembourg Shareholders and FREYR Delaware Shareholders.”
Regulatory Matters
Other than the filing of the certificate of merger with the Delaware Secretary of State, we are not aware of any governmental approvals or actions that are required to complete the Redomiciliation Transaction other than compliance with U.S. federal and state securities laws, and various portions of Luxembourg corporate law.
Dissenters’ Rights
There are no dissenters’ rights under Luxembourg law in connection with the Redomiciliation Transaction.
Exchange of Shares
The exchange of shares of FREYR Ordinary Shares into FREYR Delaware’s Common Shares will occur automatically at the completion of the Redomiciliation Transaction.
Beneficial holders of shares held in “street name” through a bank, broker or other nominee and record owners of shares held in book-entry form will not be required to take any action. Your ownership of Common Shares will be recorded in book-entry form by your nominee (for shares held in “street name”) or by our transfer agent (for shares held by record owners in book-entry form), without the need for any additional action on your part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in FREYR Delaware after the Redomiciliation Transaction.

Treatment of Warrants
At the effective time of the Redomiciliation Transaction and pursuant to the terms of the Merger Agreement, all outstanding warrants exercisable into shares of FREYR Ordinary Shares will entitle the holder to acquire upon exercise of such warrants Common Shares for the same exercise price per share as in effect just prior to the effective time of the Transaction. All such warrants will generally be subject to the same terms and conditions as were applicable to such warrants immediately prior to the effective time of the Redomiciliation Transaction.
Stock Exchange Listing
We expect the Common Shares to be listed on the NYSE after the completion of the Redomiciliation Transaction. There is currently no established public trading market for the Common Shares.
Accounting Treatment of the Redomiciliation Transaction under U.S. GAAP
The Redomiciliation Transaction will represent a transaction between entities under common control. Accordingly, assets and liabilities of FREYR will be reflected at their carrying amounts in the accounts of FREYR Delaware at the completion of the Transaction.
Impact of Redomiciliation Transaction on Operating Costs
Following the Redomiciliation Transaction, we do not expect the Redomiciliation Transaction to have a material effect on our operating costs, including our selling, general and administrative expenses.
Recommendation and Required Vote
At a special meeting held on           , 2023, the FREYR board of directors unanimously (1) determined that the Merger Agreement and the Common Draft Terms of Cross-Border Merger and the transactions contemplated therein, including the Redomiciliation Transaction, are advisable and in the best interests of FREYR and its shareholders, (2) approved the Redomiciliation Transaction, the Merger Agreement and the Common Draft Terms of Cross-Border Merger, and (3) resolved to recommend adoption of the Merger Agreement and the Common Draft Terms of Cross-Border Merger to shareholders of FREYR. Accordingly, the FREYR board of directors recommends that the shareholders of FREYR vote “FOR” the Merger Proposal.
To approve the Merger Proposal, the affirmative vote of at least two-thirds (2/3) of the votes validly cast at the FREYR Special Meeting, provided that at least one half of the issued shares of FREYR (other than shares held by or on behalf of FREYR Luxembourg or a direct subsidiary of FREYR Luxembourg) is present or represented at the FREYR Special Meeting to vote on the matter is required.
As of the record date, there were            FREYR Ordinary Shares outstanding and entitled to vote. As of such date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately            of such shares. This represents approximately      % of the Ordinary Shares of FREYR. Our directors and executive officers have indicated that they intend to vote their shares in favor of the Merger Proposal at the FREYR Special Meeting, although none of them have entered into any agreements obligating them to do so.

THE DOCUMENTS ACKNOWLEDGMENT PROPOSAL
In accordance with Article 1021-7 of the Luxembourg Law, the following items have been made available to FREYR shareholders at the registered office of FREYR at least one (1) month prior to the FREYR Special Meeting:
•The Merger Agreement and the Common Draft Terms of the Cross-Border Merger;
•The annual accounts and the (consolidated) management reports of FREYR and FREYR Delaware for the last three (3) financial years, if applicable;
•Interim accounts of each of FREYR and FREYR Delaware, dated           , 2023;
•Detailed written reports drawn up by the board of directors of FREYR and the board of directors of FREYR Delaware explaining the rationale behind the Merger and setting forth the legal and economic grounds for the Merger in accordance with Article 1021-5 of the Luxembourg Law; and
•Reports from the Merger Independent Specialists as independent experts under Luxembourg law (réviseurs d’entreprises), prepared in accordance with Article 1021-6 (1) of the Luxembourg Law.
FREYR BATTERY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ACKNOWLEDGMENT OF THE ABOVE ITEMS.

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION/BYLAWS PROPOSAL
In connection with the Transaction, FREYR Battery shareholders are being asked to adopt the Amended and Restated Certificate of Incorporation and Bylaws of FREYR Delaware (in the forms attached as Annexes C and D, respectively, to this proxy statement/prospectus), that will be effective upon completion of the Transaction. The below summaries are qualified by reference to the complete text of the amended and restated certificate of incorporation and bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C and Annex D, respectively. All shareholders are encouraged to read these documents in their entirety for a more complete description of their terms.
Approval of the Amended and Restated Certificate of Incorporation/Bylaws Proposal requires the affirmative vote of holders representing a two-thirds majority of votes cast at the FREYR Special Meeting. The Amended and Restated Certificate of Incorporation/Bylaws Proposal has been proposed by the FREYR board and approved by the FREYR board, and is now being proposed to the FREYR shareholders.
Amended and Restated Certificate of Incorporation and Bylaws
Corporate name. The Amended and Restated Certificate of Incorporation provides that the name of FREYR Delaware will be “FREYR Battery, Inc.”
Authorized Capital Stock/Share Capital. FREYR Delaware will be authorized to issue up to            Common Shares, par value $0.01 per share.
Proxies. The Amended and Restated Bylaws will provide that a shareholder entitled to vote may vote in person, or by remote communication, if applicable, or by proxy.
Shareholder Rights Plans. FREYR Delaware currently has no shareholder rights plan.
Number of Directors. The Amended and Restated Certificate of Incorporation will provide that the number of directors shall be determined by FREYR Delaware’s board of directors from time to time.
Election of Directors.  The Amended and Restated Certificate of Incorporation will provide that each director shall hold office until the next annual meeting of shareholders; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.
The election of directors need not be by written ballot, unless otherwise required by the board or the chairman of a meeting of the shareholders in their sole discretion.
Cumulative Voting. The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws do not provide for cumulative voting.
Filling Director Vacancies. The Amended and Restated Certificate of Incorporation will provide that any vacancy occurring on FREYR Delaware’s board of directors, including a vacancy created by an increase in the number of directors, shall only be filled by the affirmative vote of the majority of the directors then in office, even though fewer than a quorum, or by the sole remaining director.
Amendments to Certificate of Incorporation. The Amended and Restated Certificate of Incorporation will provide that FREYR Delaware reserves the right to amend, alter or repeal any provision contained in the Amended and Restated Certificate of Incorporation in the manner prescribed by statute or the Amended and Restated Certificate of Incorporation, and all rights conferred to FREYR Delaware shareholders in the Amended and Restated Certificate of Incorporation are granted subject to this reservation.
Pursuant to Section 242(b) of the DGCL, to amend the Amended and Restated Certificate of Incorporation, FREYR Delaware’s board of directors must adopt a resolution setting forth the proposed amendment, declaring its advisability and either calling a special meeting of the shareholders or directing that the amendment proposed be considered at the next annual meeting of the shareholders.
 Limitation of Personal Liability of Directors/Officers. The Amended and Restated Certificate of Incorporation, to the full extent permitted by the DGCL, will limit or eliminate the liability of FREYR Delaware directors made a party to any proceeding (other than any action or suit by or in the right of FREYR Delaware to procure a judgment in its favor) to FREYR Delaware or its shareholders for monetary damages for breach of fiduciary duty as a director.
Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to FREYR Delaware or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful share purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.
FREYR BATTERY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS.

THE DELEGATION OF AUTHORITY PROPOSAL
In accordance with Luxembourg law, FREYR’s shareholders are being asked to grant power and authority to any director of FREYR or to any authorized person pursuant to the delegation of powers granted by the board of directors of FREYR, each individually and with full power of substitution, to appear before a notary in the Grand Duchy of Luxembourg to declare and confirm, for and issue the “Board Confirmation,” whereby the board of directors of FREYR declares and confirms, in the name and on behalf of FREYR and its board, that the conditions precedent to the Merger, as specified in the Merger Agreement and the Common Draft Terms of Cross-Border Merger, have been satisfied or waived.
FREYR shareholders are also being asked to grant power and authority individually to any director of FREYR and/or any lawyer or employee of the law firm Arendt & Medernach S.A., to individually carry out in the name and on behalf of FREYR, any changes required by the matters set out under the above resolutions as well as all filings, notifications and publications necessary for the Merger.
FREYR BATTERY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE DELEGATION OF AUTHORITY DESCRIBED ABOVE.

INFORMATION RELATED TO FREYR DELAWARE
Information, Name and Offices
FREYR Delaware is a Delaware corporation that was formed on August 31, 2023. FREYR Delaware is governed by the Delaware General Corporate Law as well as by its certificate of incorporation and bylaws. The registered and principal office of FREYR Delaware is           .
Intercorporate Relationships
Assuming the Merger Proposal and the Amended and Restated Certificate of Incorporation/Bylaws Proposal are adopted at the FREYR Special Meeting, following the Effective Time and completion of the Transaction, the shareholders of FREYR Delaware will be the same persons who were FREYR Luxembourg shareholders immediately prior to the Redomiciliation Transaction and FREYR Delaware will become the direct or indirect owner of all of the assets and liabilities of FREYR Luxembourg. As a result, there will be no effective change of control of FREYR Luxembourg as a result of the Redomiciliation Transaction, as ultimate control will remain with the public shareholders. The charts below depict the general structure of FREYR Luxembourg and its subsidiaries immediately prior to the Redomiciliation Transaction and the structure of FREYR Delaware and its subsidiaries after the Redomiciliation Transaction.
Business
FREYR Delaware was formed for the purpose of effecting the Redomiciliation Transaction. Prior to the Merger, it will not have any operations or revenues. Following completion of the Redomiciliation Transaction, FREYR Delaware and its subsidiaries will carry on the business currently carried on by FREYR Luxembourg and its subsidiaries.
Fiscal Year
FREYR Delaware’s fiscal year is the calendar year, ending on December 31.
Common Shares
For a description of the Common Shares see “Description of FREYR Delaware Securities”.
Directors and Officers of FREYR Delaware
The persons who will serve as directors and officers of FREYR Delaware after giving effect to the Redomiciliation Transaction are the same persons currently serving as directors and officers of FREYR Luxembourg. For information regarding the persons who will become the directors and officers of FREYR Delaware after giving effect to the Redomiciliation Transaction, see the section entitled “Management of FREYR Delaware following the Redomiciliation Transaction.”

Director and Executive Compensation
Following the Redomiciliation Transaction, we expect that FREYR Delaware’s director and executive compensation programs will be substantially similar to those currently offered by FREYR Luxembourg. The director and executive compensation programs currently offered by FREYR Luxembourg are described in FREYR Luxembourg’s (i) convening notice to the 2023 annual general meeting and the extraordinary general meeting of shareholders filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on May 23, 2023, available under its profile on the SEC’s website at www.sec.gov or on the “Investors” section of FREYR Luxembourg’s website at https://www.freyrbattery.com, and (ii) FREYR Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, available under its profile on the SEC’s website at www.sec.gov or on the “Investor” section of FREYR Luxembourg’s website at https://www.freyrbattery.com.
Beneficial Ownership of Securities of FREYR Delaware
Immediately prior to the Redomiciliation Transaction, FREYR Luxembourg will be the sole holder of Common Shares. To the knowledge of the FREYR Delaware board of directors, no person will beneficially own, directly or indirectly, or exercise control or discretion over 10% or more of any class of outstanding voting securities of FREYR Delaware immediately prior to the Redomiciliation Transaction, other than FREYR Luxembourg.
Auditor, Registrar and Transfer Agent
The auditor of FREYR Delaware following completion of the Redomiciliation Transaction will be PricewaterhouseCoopers AS. The transfer agent and registrar for Common Shares following completion of the Transaction will be Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th Floor, New York, New York 10004.
Corporate Governance of FREYR Delaware
The corporate governance practices of FREYR Delaware, after giving effect to the Redomiciliation Transaction, will generally be the same as the corporate governance practices of FREYR Luxembourg. For information regarding the corporate governance practices of FREYR Luxembourg, please refer to the information regarding the corporate governance practices of FREYR Luxembourg contained in FREYR Luxembourg’s (i) convening notice to the 2023 annual general meeting and the extraordinary general meeting of shareholders filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on May 23, 2023, available under its profile on the SEC’s website at www.sec.gov or on the “Investor” section of FREYR Luxembourg’s website at https://www.freyrbattery.com, and (ii) FREYR Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, available under its profile on the SEC’s website at www.sec.gov or on the “Investor” section of FREYR Luxembourg’s website at https://www.freyrbattery.com.
There are differences between FREYR Luxembourg’s existing articles of association and the Amended and Restated FREYR Delaware Certificate of Incorporation and Bylaws as they will be in effect upon the completion of the Redomiciliation Transaction. These differences are discussed under “Comparison of Rights of FREYR Luxembourg Shareholders and FREYR Delaware Shareholders”.
FREYR 2021 Equity Incentive Plan

In connection with the Transaction, FREYR Delaware will assume, or will cause an applicable affiliate to assume, the FREYR 2021 Equity Incentive Plan (amended and restated as of May 10, 2023), as well as all other compensation or benefit plans, policies and arrangements previously maintained by FREYR. Each outstanding FREYR restricted stock unit and non-qualified stock option and other share-based awards or incentive awards will be exchanged for an equivalent FREYR Delaware incentive award. The incentive awards granted by FREYR Delaware will be subject to substantially the same terms and conditions as the exchanged FREYR incentive awards, except, in the case of equity-based FREYR incentive awards, the security issuable upon exercise or settlement of the FREYR Delaware incentive award, as applicable, will be FREYR Delaware Common Shares (or its cash equivalent) rather than FREYR Ordinary Shares (or its cash equivalent).

Reports to Securityholders

FREYR is subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports and other information with the SEC. The SEC maintains a web site that contains reports and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov. Following the Redomiciliation

Transaction, FREYR Delaware will become subject to the reporting requirements of the Exchange Act, and its rules and regulations.

We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are also posted on our website at www.freyrbattery.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.

INFORMATION RELATED TO FREYR LUXEMBOURG
References in this section to “FREYR”, “FREYR Luxembourg”, “we”, “our”, “us” or “the Company” refer to FREYR Battery, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg.
General
Corporate Overview
FREYR Battery (“FREYR,” “FREYR Luxembourg”, the “Company”, “we”, “our” or “us”) is a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register (Registre de commerce et des sociétés, Luxembourg) under number B251199, trading on the NYSE under the stock symbol “FREY” and “FREY WS”.
Additional information about FREYR can be found under its profile on the SEC’s website at www.sec.gov or its website at https://www.freyrbattery.com/. The information contained in, or that can be accessed through, FREYR’s website is not intended to be incorporated into this proxy statement/prospectus. For information about FREYR’s filings incorporated by reference in this proxy statement/prospectus, see the section entitled “Where You Can Find More Information”.
Business of FREYR
FREYR is a developer of clean, next-generation battery cell production capacity. Our mission and vision are to accelerate the decarbonization of global energy and transportation systems by producing clean, cost-competitive batteries. Through our strategy of Speed, Scale, and Sustainability, we seek to serve our primary markets of energy storage systems (“ESS”); commercial mobility, including marine applications and commercial vehicles; and electric vehicles (“EV”).
We have put into service the buildings and infrastructure and certain manufacturing equipment at our Customer Qualification Plant (“CQP”), and have successfully completed semi-automatic production, assembly, and charge of our first battery. We will spend the next several months increasing the amount of integration and automation of the manufacturing process and anticipate producing sample cells for customers during the third quarter of this year. We have begun the construction of initial buildings and infrastructure for our inaugural gigafactory (“Giga Arctic”). Both the CQP and Giga Arctic are located in Mo i Rana, Norway. We have also started the development of our first clean battery cell manufacturing project in the U.S. (“Giga America”), which is located on a 368-acre parcel of land in Coweta County, Georgia that was purchased by the Company in 2022. As of June 30, 2023, we have not yet initiated commercial manufacturing or derived revenue from our principal business activities.
Periodic Reporting and Audited Financial Statements
FREYR has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, FREYR’s annual reports contain financial statements audited and reported on by FREYR’s independent registered public accounting firm. FREYR has filed with the SEC its Annual Reports on Form 10-K for the years ended December 31, 2021 and December 31, 2022.
Legal Proceedings
From time to time, FREYR may become involved in litigation or other legal proceedings. FREYR is not currently a party to any litigation or legal proceedings that, in the opinion of FREYR’s management, are likely to have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on FREYR because of defense and settlement costs, diversion of management resources and other factors.
Government Regulation/Compliance
FREYR complies with and operates in accordance with Norwegian health, safety and environmental requirements for the projects in Norway, including health and safety regulations for employees and contractors. FREYR is also subject to specific safety regulations applicable to the business, for instance in relation to handling of high voltage electricity in the production facilities.
There are government regulations pertaining to battery safety, transportation of batteries, use of batteries in cars, factory safety, and disposal of hazardous materials. The license and sale of our batteries abroad could be subject to export controls in the future.

FINANCIAL INFORMATION OF FREYR
The consolidated financial statements of FREYR as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein from FREYR’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023. The condensed consolidated financial statements of FREYR have been incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 10, 2023.
We have included no data for FREYR Delaware because FREYR Delaware only has nominal assets and has not engaged in any material business or other activities for the periods shown below.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Pro forma financial statements for FREYR Delaware to reflect the Redomiciliation Transaction are not presented in this proxy statement/prospectus because no significant pro forma adjustments are required to be made as a result of the Redomiciliation Transaction to the audited financial statements of FREYR for the year ended December 31, 2022 filed in its Annual Report on Form 10-K on February 27, 2023 or the unaudited financial statements of FREYR for the three months ended June 30, 2023 filed in its Quarterly Report on Form 10-Q on August 10, 2023.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the U.S. federal income tax considerations (i) of the Redomiciliation Transaction to holders of FREYR Ordinary Shares and FREYR warrants (collectively, the “FREYR securities”) and (ii) of the ownership and disposition of Common Shares of FREYR Delaware and FREYR Delaware warrants (collectively, the “FREYR Delaware securities”) received in the Redomiciliation Transaction. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations (“Treasury Regulations”), all as of the date hereof and all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) would not assert, or a court would not sustain, a position contrary to any of the conclusions described herein. This discussion does not address the Medicare tax on net investment income, the alternative minimum tax or any U.S. federal tax considerations other than U.S. federal income tax considerations (such as U.S. federal estate and gift tax considerations), or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty.
This discussion applies only to the FREYR securities and FREYR Delaware securities, as the case may be, that are held as capital assets for U.S. federal income tax purposes. In addition, this discussion does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances, such as:
•financial institutions;
•regulated investment companies;
•real estate investment trusts;
•insurance companies;
•dealers or traders subject to a mark-to-market method of accounting with respect to the securities;
•persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
•persons who acquired FREYR securities through the exercise or cancellation of employee stock options or otherwise as compensation;
•persons whose functional currency is not the U.S. dollar;
•expatriates or former long-term residents of the United States;
•partnerships or other pass-through entities for U.S. federal income tax purposes and holders of interests therein;
•controlled foreign corporations or passive foreign investment companies;
•U.S. Holders that own, actually or constructively, 5% or more (by vote or by value) of the FREYR securities; and
•tax exempt entities.
If you are a partnership or other pass-through entity (or other entity or arrangement treated as a partnership pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or other owners will generally depend on the status of the partners (or other owners) and your activities. If you are a holder who is a partnership (or other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes) or a partner (or other owner) of such an entity, you are urged to consult your tax advisor regarding the tax consequences of the Transaction and owning and disposing of the FREYR Delaware securities received in the Transaction.
THE FOLLOWING SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION.

U.S. Holders
This section applies to you if you are a “U.S. Holder.” For purposes of this discussion, a “U.S. Holder” means a beneficial owner of FREYR securities or FREYR Delaware securities received in the Transaction, that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
U.S. Federal Income Tax Consequences of the Redomiciliation Transaction to U.S. Holders
Under Section 368 (a)(1)(F) of the Code, a reorganization includes a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). Pursuant to the Redomiciliation Transaction, FREYR will change its jurisdiction of incorporation from Luxembourg to Delaware. It is intended that the Redomiciliation Transaction qualify as an F Reorganization. Assuming the Redomiciliation Transaction does qualify as an F Reorganization, U.S. Holders generally should not recognize gain or loss in connection with the Redomiciliation Transaction for U.S. federal income tax purposes, except as provided below under the caption headings “– Effects of Section 367 on the Redomiciliation Transaction” and “– PFIC Considerations.” In such case, the Redomiciliation Transaction should be treated, for U.S. federal income tax purposes, as if (i) FREYR transferred all of its assets and liabilities to FREYR Delaware in exchange for all of the outstanding FREYR Delaware securities, (ii) FREYR then distributed the FREYR Delaware securities to the shareholders of FREYR Battery in liquidation of FREYR, and (iii) the shareholders of FREYR exchanged their FREYR securities for FREYR Delaware securities. The taxable year of FREYR will be deemed to end at the close of the Effective Date. Assuming the Redomiciliation Transaction qualifies as an F Reorganization, and subject to the potential application of the PFIC rules, (i) the tax basis in the FREYR Delaware securities received by a U.S. Holder in the Redomiciliation Transaction will equal the U.S. Holder’s adjusted tax basis in the FREYR securities surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of the application of Section 367(b) of the Code (as discussed below), and (ii) the holding period for the FREYR Delaware securities received by a U.S. Holder will include such U.S. Holder’s holding period for the FREYR securities surrendered in exchange therefor.
If the Redomiciliation Transaction does not qualify as an F Reorganization, a U.S. Holder generally would, subject to the potential application of the PFIC rules, recognize gain or loss with respect to its FREYR securities in an amount equal to the difference between the fair market value of the FREYR Delaware securities received in the Redomiciliation Transaction and the U.S. Holder’s adjusted tax basis in such holder’s FREYR securities surrendered in the Redomiciliation Transaction. In such event, such U.S. Holder’s basis in the FREYR Delaware securities would be equal to the fair market value of such FREYR securities on the date of the Redomiciliation Transaction, and such U.S. Holder’s holding period for the FREYR Delaware securities would begin on the day following the date of the Redomiciliation Transaction.
Effects of Section 367 on the Redomiciliation Transaction
Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations and has the effect of imposing income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code would apply to the Redomiciliation Transaction under the circumstances discussed below, even if the Redomiciliation Transaction otherwise qualifies as an F Reorganization.
U.S. Holders that own FREYR securities with a fair market value of less than $50,000
A U.S. Holder who, at the time of the Redomiciliation Transaction, beneficially owns FREYR securities with a fair market value of less than $50,000 (as determined on the Effective Date) should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Redomiciliation Transaction, and generally should not be required to include any part of the “all earnings and profits amount” in income as discussed below under “– U.S. Holders that own FREYR securities with a fair market value of $50,000 or more (but are not 10% U.S. Holders).” Such U.S. Holder generally (subject to the potential application of the PFIC rules):
•should not recognize a gain or loss with respect to their FREYR securities;

•should have an aggregate tax basis in the FREYR Delaware securities received pursuant to the Redomiciliation Transaction equal to such U.S. Holder’s aggregate tax basis in the FREYR securities surrendered in exchange therefor; and
•should have a holding period for the FREYR Delaware securities received pursuant to the Redomiciliation Transaction that includes such holder’s holding period for the FREYR securities surrendered in exchange therefor pursuant to the Redomiciliation Transaction.
U.S. Holders who acquired different blocks of FREYR securities at different times or different prices should consult with their own tax advisors as to the determination of the tax bases and holding periods of the FREYR Delaware securities deemed to be received in the Redomiciliation Transaction.
U.S. Holders that own FREYR securities with a fair market value of $50,000 or more (but are not 10% U.S. Holders)
A U.S. Holder who, at the time of the Redomiciliation Transaction, is not a 10% U.S. Holder and beneficially owns FREYR securities with a fair market value of $50,000 or more (as determined on the Effective Date) must either (a) recognize gain (if any), but not a loss, with respect to the Redomiciliation Transaction or, in the alternative, (b) may elect to recognize the “all earnings and profits amount” attributable to such U.S. Holder.
Unless such U.S. Holder makes the “all earnings and profits” election, such U.S. Holder generally (subject to the potential application of the PFIC rules):
•should recognize gain (if any), but not a loss, with respect to their FREYR securities in an amount equal to the difference between the fair market value of the FREYR Delaware securities received and such U.S. Holder’s adjusted tax basis in their FREYR securities surrendered in exchange therefor pursuant to the Redomiciliation Transaction, and such gain should be long-term capital gain if the U.S. Holder’s holding period for the FREYR securities at the time of the Redomiciliation Transaction is longer than one year. See discussions above under the heading “– U.S. Federal Income Tax Consequences of the Redomiciliation Transaction to U.S. Holders”;
•should have an aggregate tax basis in the FREYR Delaware securities received pursuant to the Redomiciliation Transaction equal to such U.S. Holder’s aggregate tax basis in the FREYR securities surrendered in exchange therefor increased by the amount of taxable gain, if any, recognized by such U.S. Holder pursuant to the Redomiciliation Transaction; and
•should have a holding period for the FREYR Delaware securities received pursuant to the Redomiciliation Transaction that includes such U.S. Holder’s holding period for the FREYR securities surrendered in exchange therefor pursuant to the Redomiciliation Transaction.
In lieu of recognizing any gain as described above, a U.S. Holder that validly makes the “all earnings and profits” election will be required to include in income as a deemed dividend the “all earnings and profits amount” (within the meaning of Treasury Regulations Section 1.367(b)-2(d)) attributable to the FREYR securities owned directly by such U.S. Holder. Treasury Regulations promulgated under Section 367 provide that the all earnings and profits amount attributable to a shareholder’s stock is determined according to the attribution principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations promulgated thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock. Accordingly, the “all earnings and profits amount” attributable to the FREYR securities held by a U.S. Holder should generally depend on FREYR’s accumulated earnings and profits (as determined under U.S. federal income tax principles) from the date that the FREYR securities were acquired by such U.S. Holder through the Effective Date.
If a U.S. Holder makes the “all earnings and profits” election, the election must comply with strict conditions for making this election under applicable Treasury Regulations and generally must include, among other things (i) a statement that the Redomiciliation Transaction is a Section 367(b) exchange, (ii) a complete description of the Redomiciliation Transaction, (iii) a description of any stock, securities or other consideration transferred or received in the Redomiciliation Transaction, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from FREYR establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s shares, and (B) a representation that the U.S. Holder has notified FREYR that the U.S. Holder is making the election, and (vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder. In addition, the election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the Redomiciliation Transaction, and the U.S. Holder must send notice to FREYR of the election no later than the date such tax return is filed.

Presently, the amount of FREYR’s accumulated earnings and profits is not expected to be positive as of the Effective Time, so the consequences of a U.S. Holder including its attributable share of the “all earnings and profits amount” is not expected to result in adverse U.S. federal income tax consequences.
PFIC Considerations
Following the Redomiciliation Transaction, FREYR Delaware will not be a foreign corporation subject to the PFIC rules. However, dispositions of FREYR securities pursuant to the Redomiciliation Transaction may be subject to the PFIC rules as described below. If FREYR was a PFIC under Section 1297 of the Code for any taxable year during which a U.S. Holder held FREYR securities, certain adverse tax consequences, including recognition of gain and application of an interest charge, could apply to such U.S. Holder as a result of the Redomiciliation Transaction, unless such holder can rely on an exception under the relevant Treasury Regulations.
Definition of a PFIC
A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year) are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. If a foreign corporation is classified as a PFIC for any taxable year during which a U.S. Holder owns stock in the foreign corporation, the foreign corporation generally remains thereafter classified as a PFIC with respect to that U.S. Holder.
PFIC Status of FREYR
FREYR was classified as a PFIC for the taxable year ending December 31, 2021. However, based on estimates of our gross income, the nature and value of our assets and the manner in which we conduct our business, we do not believe we were a PFIC for the taxable year ending December 31, 2022, nor do we anticipate being classified as a PFIC in the current taxable year that includes the Redomiciliation Transaction. Consequently, FREYR securities should not currently be stock of a PFIC for U.S. federal income tax purposes.
Effects of the PFIC Rules
Section 1291(f) of the Code generally requires that, to the extent provided in the Treasury Regulations, a United States person who disposes of stock of a PFIC recognizes gain notwithstanding any provision of law. No final Treasury Regulations have been promulgated under this statute. Proposed Treasury Regulations were promulgated in 1992 with a retroactive effective date (the “Proposed PFIC Regulations”). If finalized in their current form, the Proposed PFIC Regulations may require gain recognition by United States persons who exchange FREYR securities for FREYR Delaware securities pursuant to the Redomiciliation Transaction if FREYR were classified as a PFIC at any time during such United States person’s holding period in such stock and such person had not made either a “qualified electing fund” election under Section 1295 of the Code for the first taxable year in which such U.S. Holder owned FREYR securities or in which FREYR was a PFIC, whichever is later, or a “mark-to-market” election under Section 1296 of the Code. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral to such stockholders on our undistributed earnings. In addition, the Treasury Regulations would provide coordinating rules with Section 367(b) of the Code whereby, if the gain recognition rule of the Proposed PFIC Regulations applied to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). See the discussion above under the section entitled “– Effects of Section 367 on the Redomiciliation Transaction.”
It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted. The PFIC rules are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of FREYR securities are urged to consult their own tax advisors concerning the potential application of the PFIC rules to such U.S. Holder under their particular circumstances.
The application of the PFIC rules to warrants is unclear. A proposed Treasury Regulation issued under the PFIC rules generally treats an “option” (which would include a warrant) to acquire the stock of a PFIC as stock of the PFIC, while a final Treasury Regulation issued under the PFIC rules provides that the “qualifying electing fund” election does not apply to options and no mark-to-market election is currently available with respect to options.

Therefore, it is possible that the proposed Treasury Regulations, if finalized in their current form, would apply to cause gain recognition on the exchange of FREYR warrants for FREYR Delaware warrants pursuant to the Redomiciliation Transaction.
Any gain recognized by a U.S. Holder of FREYR securities as a result of the Redomiciliation Transaction pursuant to PFIC rules would be taxable income to such U.S. Holder, taxed under the PFIC rules in the manner set forth above, with no corresponding receipt of cash.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of FREYR securities or FREYR Delaware securities received in the Transaction that is, for U.S. federal income tax purposes, a holder (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Holder.
U.S. Federal Income Tax Consequences of the Redomiciliation Transaction to Non-U.S. Holders
The Redomiciliation Transaction is not expected to result in any material U.S. federal income tax consequences to Non-U.S. Holders provided that such Non-U.S. Holder (i) has not been engaged in the conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, such Non-U.S. Holder has not maintained a permanent establishment within the United States), and (ii) is not a non-resident alien individual treated as present in the United States for 183 days or more during the taxable year of the Transaction and certain other requirements are met.
Non-U.S. Holders of FREYR that are corporations for U.S. federal income tax purposes, and that have one or more United States shareholders, may be treated as receiving a deemed dividend under Section 367(b) as a result of the Redomiciliation Transaction. Such corporate Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences to such corporate Non-U.S. Holder and to their United States shareholders, of the Redomiciliation Transaction and of any Section 367(b) deemed dividend.
Ownership and Disposition of FREYR Delaware Securities Received in the Redomiciliation Transaction
Dividends and Other Distributions on Common Shares of FREYR Delaware
In general, any distributions made to a Non-U.S. Holder on Common Shares of FREYR Delaware, to the extent paid out of FREYR Delaware’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate on an IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form). Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty and the procedures for claiming such benefits. To the extent that the amount of the distribution exceeds FREYR Delaware’s current and accumulated earnings and profits, such excess will be treated first as a tax-free return of the Non-U.S. Holder’s tax basis in the Common Shares of FREYR Delaware, and then, to the extent such excess amount exceeds the Non-U.S. Holder’s tax basis in such stock, as capital gain. See discussion below under the heading “–Dispositions of FREYR Delaware Securities.”
Dividends paid by FREYR Delaware to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements, generally by providing an IRS Form W-8ECI (or successor form). Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Non-U.S. Holders of Common Shares of FREYR Delaware are urged to consult with their own tax advisors regarding eligibility for benefits under any applicable income tax treaty with respect to dividends paid by FREYR Delaware after the Redomiciliation Transaction and the proper manner for claiming such benefits (including proper certification on an applicable IRS Form W-8).

Possible Constructive Distributions
The terms of each warrant provide for an adjustment to the number of Common Shares of FREYR Delaware for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed under “Description of FREYR Delaware Securities — Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Common Shares of FREYR Delaware that would be obtained upon exercise or through a decrease in the exercise price of the warrants), including as a result of a distribution of cash or other property, such as securities, to the holders of Common Shares of FREYR Delaware, or as a result of the issuance of a stock dividend to holders of Common Shares of FREYR Delaware, in each case, which is taxable to such Non-U.S. Holders as described above under “— Dividends and Other Distributions on Common Shares of FREYR Delaware.” A Non-U.S. Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such Non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.
Dispositions of FREYR Delaware Securities
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized upon the sale or other disposition of FREYR Delaware securities unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);
•the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•FREYR Delaware is or has been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and either (i) the FREYR Delaware securities have ceased to be “regularly traded on an established securities market” within the meaning of the Treasury Regulations or (ii) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, more than 5% of FREYR Delaware securities. As indicated below, FREYR does not expect FREYR Delaware to be classified as a U.S. real property holding corporation immediately after the Transaction.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Holder were a United States person. A corporate Non-U.S. Holder may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
An individual Non-U.S. Holder described in the second bullet point above generally would be subject to a flat 30% U.S. federal income tax on the gain derived from the disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses.
If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the sale, exchange or other disposition of the FREYR Delaware securities would be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such stock from a Non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. FREYR Delaware would generally be classified as a U.S. real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. FREYR does not expect FREYR Delaware to be classified as a U.S. real property holding corporation immediately after the Transaction. However, such determination is factual in nature and subject to change, and no assurance can be provided as to whether FREYR Delaware is or will be a U.S. real property holding corporation with respect to a Non-U.S. Holder following the Transaction or at any future time. Even if FREYR Delaware is or were to become a U.S. real property holding corporation, so long as the Common Shares of FREYR Delaware are treated as regularly traded on an established securities market, only a Non-U.S. Holder who owns or has owned, directly, indirectly or by attribution, more than 5% of the FREYR Delaware securities, would be taxable by reason of FREYR Delaware’s classification as a U.S. real property holding corporation.

Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, securities (including the FREYR Delaware securities) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the FREYR Delaware securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of FREYR Delaware securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends in respect of FREYR Delaware securities. While withholding under FATCA generally would also apply to payments of gross proceeds from the sale or other disposition of securities (including the FREYR Delaware securities), proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in the Common Shares of FREYR Delaware securities.
ALL NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE TRANSACTION TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

LUXEMBOURG TAX CONSIDERATIONS
1.Luxembourg Taxation Considerations
The following is a summary addressing certain material Luxembourg tax consequences that are likely to be relevant to non-Luxembourg resident holders in respect of the deemed disposal of FREYR Ordinary Shares in the context of the Transaction.
This summary does not purport to address all material tax considerations that may be relevant to a holder of FREYR Ordinary Shares. These tax consequences will vary in accordance with the law and practice currently in force in the holders’ country of citizenship, residence, domicile or incorporation and with their personal circumstances.
This summary is based on the laws, regulations and applicable tax treaties as in effect on the date hereof in Luxembourg, all of which are subject to change, possibly with retroactive effect. Holders of FREYR Ordinary Shares should consult their own tax advisers as to the particular tax consequences, under the tax laws of the country of which they are residents, citizens, domiciled or incorporated for tax purposes of the deemed disposal of FREYR Ordinary Shares.
2. Luxembourg Income Tax on Capital Gains to Non-Luxembourg Resident Holders
From a Luxembourg tax perspective, the Transaction should be treated as a deemed disposal of the FREYR Ordinary Shares at their fair market value, which may trigger the application of Luxembourg non-resident capital gain taxation rules for FREYR shareholders if certain conditions are met.
An individual or corporate non-Luxembourg resident holder of FREYR Ordinary Shares who/which realizes a gain on disposal (including deemed disposal) thereof (and who/which does not have a permanent establishment or permanent representative in Luxembourg to which FREYR Ordinary Shares would be attributable) will only be subject to Luxembourg taxation on capital gains arising upon disposal of such shares if such holder has (together with his or her spouse and underage children) directly or indirectly held more than 10% of the capital of FREYR, at any time during the past five years, and either (1) such holder has been a resident of Luxembourg for tax purposes for at least 15 years and has become a non-resident within the last five years preceding the realization of the gain, subject to any applicable tax treaty, or (2) the disposal of FREYR Ordinary Shares occurs within six months from their acquisition, subject to any applicable tax treaty.
3.Other Taxes
The transaction will be subject to a fixed registration duty of EUR 75 in Luxembourg.

NORWAY TAX CONSIDERATIONS
The following is a summary of the Norwegian income tax considerations of the Redomiciliation Transaction to Norwegian resident holders of FREYR Ordinary Shares, and of the ownership and disposition of Common Shares of FREYR Delaware received in the Redomiciliation Transaction. This summary is based on the laws and regulations as in effect on the date hereof in Norway, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Norwegian Tax Authorities would not assert, or a court would not sustain, a position contrary to any of the conclusions described herein. This summary does not address the tax considerations arising under the laws of any other country than Norway, or of any income tax treaty.

Norwegian Corporate Shareholders

This section applies to Norwegian limited liability companies (No.: “aksjeselskaper”) and similar companies (“Corporate Shareholders”) that are the holders of FREYR Ordinary Shares, including investment vehicles in the form of limited liability company or similar companies.

Taxation of Dividends from and Gains on FREYR Ordinary Shares

Corporate Shareholders in FREYR should currently benefit from the participation exemption (No.: “fritaksmetoden”). Under the participation exemption, capital gains and 97% of dividends derived from qualifying shareholdings are exempt from corporate income tax in Norway. Any additional taxation is deferred until a dividend distribution is made from the Corporate Shareholder to a Personal Shareholder (as defined below), and then taxed at a rate of currently 37.84%. Qualifying shareholdings generally include shares in Norwegian limited liability companies and similar companies which are tax residents in the EU/EEA, including a Luxembourg public limited company like FREYR.

Tax Effects of the Redomiciliation Transaction

The planned merger of FREYR into FREYR Delaware, with FREYR Delaware as the surviving entity, should for Norwegian tax purposes be considered a realization subject to capital gains taxation. For Corporate Shareholders, any gain (or loss) derived from the realization of FREYR Ordinary Shares should be tax exempt under the participation exemption. Following the Transaction, Corporate Shareholders should have a cost price on their Common Shares of FREYR Delaware equal to the fair market value of such shares on the time of the completion of the Merger. Generally, such fair market value should be equal to the closing price of a Common Share of FREYR Delaware on the New York Stock Exchange on the first trading day following the completion of the Merger.

Taxation of Dividends from and Gains on Common Shares of FREYR Delaware

For shares in a company tax resident in the United States, like FREYR Delaware, the participation exemption applies only for a Corporate Shareholder that holds at least 10% of the capital and the votes of the company for a continuous period of more than two years. For other Corporate Shareholders, dividends from and gains on Common Shares of FREYR Delaware should be taxed as ordinary income at a rate of currently 22%. For shares in FREYR Delaware acquired in the Transaction, the taxable gain should be equal to the sales price less the fair market value at the time of the completion of the Transaction. An additional tax at a current effective rate of 37.84% will accrue on any distribution of such dividend or gain to a Personal Shareholder.

THE SUMMARY ABOVE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF NORWEGIAN TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER NON-NORWEGIAN TAX LAWS THAT MAY BE APPLICABLE TO YOU.

Norwegian Personal Shareholders

This section applies to Norwegian resident individuals (“Personal Shareholders”) that are the holders of FREYR Ordinary Shares.

Taxation of Dividends from and Gains on FREYR Ordinary Shares

Dividends received and gains realized by Personal Shareholders on FREYR Ordinary Shares are taxable income. Such dividends and gains are multiplied by an adjustment factor of currently 1.72, and a risk-free return on the investment (being the cost price of the share multiplied by a risk-free interest rate as published by the Ministry of Finance) is deducted (No.: “skjermingsmodellen”). The resulting amount is taxed as ordinary income at a current rate of 22%, resulting in a current effective tax rate on the dividend or gain of 37.84%, i.e., 1.72 x 22% = 37.84%.

Tax Effects of the Redomiciliation Transaction

The planned merger of FREYR into FREYR Delaware, with FREYR Delaware as the surviving entity, should for Norwegian tax purposes be considered a realization subject to capital gains taxation. For Personal Shareholders, any gain (or loss) derived from the realization of FREYR Ordinary Shares should be taxable (or deductible) at an effective tax rate of currently 37.84%. The taxable gain (or deductible loss) on a FREYR Ordinary Share should be equal to the fair market value of the Common Share of FREYR Delaware on the time of the completion of the merger with FREYR, less cost price of the FREYR Ordinary Share and any unused risk-free return on the investment carried forward. Generally, such fair market value should be equal to the closing price of a Common Share of FREYR Delaware on the New York Stock Exchange on the first trading day following the completion of the merger.

Taxation of Dividends from and Gains on Common Shares of FREYR Delaware

Personal Shareholders will after the completion of the Transaction continue to be taxed for dividends from and gains on Common Shares of FREYR Delaware at an effective rate of currently 37.84%.

MANAGEMENT OF FREYR DELAWARE FOLLOWING THE REDOMICILIATION TRANSACTION
The persons who will serve as directors and officers of FREYR Delaware after giving effect to the Redomiciliation Transaction are expected to be the same persons currently serving as directors and officers of FREYR Luxembourg. Except as disclosed below, the information required to be disclosed with respect to each director and executive officer of FREYR Luxembourg is incorporated by reference from FREYR Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as FREYR Luxembourg’s convening notice to the 2023 annual general meeting and the extraordinary general meeting of shareholders for the 2023 annual general meeting and the extraordinary general meeting of shareholders filed as Exhibit 99.1 to the Current Report on Form 8-K filed on May 23, 2023.
Directors
Since the filing of FREYR Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2022, there have been the following changes to the composition of FREYR Luxembourg’s board of directors.
•On and effective as of May 10, 2023, Monica Tiúba resigned from her position on the board of directors, and as a member of the Audit and Risk Committee, as reported on a Current Report on Form 8-K filed on May 15, 2023, and incorporated by reference into this proxy statement/prospectus.
•On and effective as of May 10, 2023, Daniel Barcelo was appointed as chairperson of the Audit and Risk Committee, and Tom Einar Jensen was appointed as a director of FREYR Luxembourg, as reported on a Current Report on Form 8-K filed on May 15, 2023, and incorporated by reference into this proxy statement/prospectus.
•On and effective as of August 9, 2023, Torstein Dale Sjøtveit resigned from his position as Executive Chair of the board of directors, and Tom Einar Jensen was appointed as Executive Chair of the board of directors, effective concurrently with Mr. Sjøtveit’s retirement, as reported on a Current Report on Form 8-K filed on August 10, 2023, and incorporated by reference into this proxy statement/prospectus.
•On and effective as of August 9, 2023, Birger Steen was appointed as a member of the board of directors, effective concurrently with Mr. Sjøtveit’s retirement, as reported on a Current Report on Form 8-K filed on August 10, 2023, and incorporated by reference into this prospectus.
Mr. Jensen, 52, served as Chief Executive Officer (“CEO”) of FREYR from July 2021 to August 2023. Mr. Jensen was a Co-Founder of FREYR AS and served as FREYR AS’s CEO from October 2018. Prior to and concurrently with FREYR AS, Mr. Jensen has served as Co-Founder and Partner of EDGE Global LLC since September 2017. Prior to EDGE Global LLC and FREYR AS, Mr. Jensen served in multiple positions, most recently as Partner and Senior Advisor, at SYSTEMIQ Ltd. From April 2016 to September 2017. Prior to SYSTEMIQ Ltd., Mr. Jensen was Executive Vice President Head at Joule Unlimited Technologies, Inc. (“Joule Unlimited”) from April 2014 to March 2016. Prior to Joule Unlimited, Mr. Jensen was CEO at Agrinos AS from September 2009 to September 2013. Prior to Agrinos AS, Mr. Jensen held various positions in finance, strategy, and business development at Norsk Hydro. Mr. Jensen holds an M.Sc. in Finance and Economics from the Norwegian School of Economics.
As FREYR’s former CEO and current Executive Chair, Mr. Jensen is not independent under the New York Stock Exchange’s listing standards and applicable law. There are no additional related party transactions between the Company and Mr. Jensen that are required to be disclosed pursuant to Item 404(a) of Regulation S-K that have not previously been disclosed in FREYR’s filings with the SEC.
In connection with his resignation as CEO, Mr. Jensen entered into a Consultancy Agreement dated August 10, 2023 (the “Consultancy Agreement”) related to the provision of transitional and other services by Mr. Jensen. The Consultancy Agreement includes payment of $30,000 per month, the grant of 250,000 non-qualified options to purchase ordinary shares of the Company with a market performance condition related to the Company’s share price, and a bonus of approximately NOK 5.95 million contingent upon the achievement of a key performance indicator related to the financing of FREYR’s U.S. Gigafactory, Giga America, on or before December 31, 2023. Mr. Jensen will also be entitled to participate in the Company’s benefit plans made available to consultants of the Company generally, and as may be appropriate in regard to the services rendered by him.
Additionally, Mr. Jensen will be eligible to receive compensation in accordance with FREYR’s standard non-employee director compensation program. A description of FREYR’s historical compensatory arrangement for non-employee directors is set forth under the heading “Non-Employee Director Compensation” in FREYR’s Annual Report on Form 10-K filed with the SEC on February 27, 2023, which may be adjusted by the board from time to time.
Mr. Steen, 56, is a technology investor and has served since 2019 as Principal and then Thematic Partner at Summa Equity AB. He served as CEO of Parallels, Inc., a provider of cross-platform and virtual software solutions, from 2010 to 2016. He was Vice President of Worldwide SMB and Distribution at Microsoft Corp. (NASDAQ: MSFT) in Redmond and General Manager of Microsoft Russia and Microsoft Norway from 2002 to 2010. Prior to joining Microsoft, Mr. Steen was CEO of Scandinavia Online and Vice President of Business Development at Schibsted ASA (OSLO: SCHA), an international media group, where he first served as a consultant while at McKinsey & Company from 1993 to 1996. Mr. Steen received his Master of Science in Computer Science and Industrial Engineering from the Norwegian Institute of Technology in Trondheim. He also holds a degree in Russian language from the Defense School of Intelligence and Security in Oslo, Norway and received his MBA from Institut Européen d’Administration des Affaires (INSEAD) in France. Mr. Steen serves as Chair of the Board of Directors of Nordic Semiconductor ASA, Chair of the Board of Directors of Pagero AB, a provider of business-to-business document handling solutions, a Non-Executive Director and Chair of the Board Operations and Sustainability Committee of Nordea Bank Abp and a Non-Executive Director of PragmatIC Semiconductor Ltd. He has previously served as a Non-Executive Director of Schibsted ASA and Cognite AS. Mr. Steen has relocated to Oslo in connection with assuming his role as the CEO of FREYR Luxembourg.
As FREYR’s CEO, Mr. Steen is not considered independent under the New York Stock Exchange’s listing standards and applicable federal and state securities laws. There are no family relationships between Mr. Steen and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Steen has a material interest subject to disclosure under Item 404(a) of Regulation S-K.
Executive Officers
Since the filing of FREYR Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2022, there have been the following changes to the composition of FREYR Luxembourg’s executive officers.
•Effective as of August 21, 2023, Tom Einar Jensen terminated his employment as Chief Executive Officer of FREYR Luxembourg, and Birger Steen succeeded him as the Chief Executive Officer, as reported on a Current Report on Form 8-K filed on August 10, 2023, and incorporated by reference into this proxy statement/prospectus. There are no arrangements or understandings between Mr. Steen and any other persons pursuant to which he was selected as an officer.
Family Relationships
There are no family relationships between any of the executive officers and directors.

EXECUTIVE COMPENSATION
FREYR Delaware Executive Officer and Director Compensation
The persons who will serve as directors and officers of FREYR Delaware after giving effect to the Redomiciliation Transaction are the same persons currently serving as directors and officers of FREYR Luxembourg. The information required to be disclosed with respect to each director and executive officer of FREYR Luxembourg is incorporated by reference from FREYR Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2022 and Current Report on Form 8-K filed with the SEC on August 10, 2023.

BENEFICIAL OWNERSHIP OF SECURITIES
All Common Shares outstanding before the Transaction are owned by FREYR Luxembourg. Information regarding the beneficial ownership of FREYR Ordinary Shares is described under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters” in FREYR Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023, which is incorporated by reference into this proxy statement/prospectus.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The persons who will serve as directors and officers of FREYR Delaware after giving effect to the Redomiciliation Transaction are the same persons currently serving as directors and officers of FREYR Luxembourg. Except as described below, the information required to be disclosed with respect to each director and executive officer of FREYR Luxembourg is incorporated by reference from FREYR Luxembourg’s Annual Report on Form 10-K for the year ended December 31, 2022.
Transactions Related to the Redomiciliation Transaction
Other than as set forth in this proxy statement/prospectus, FREYR Luxembourg is not aware of any material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or executive officer, nominee for election as a director or any FREYR Luxembourg Shareholder holding more than 10% of the voting rights attached to the FREYR Ordinary Shares or an associate or affiliate of any of the foregoing in any transaction since January 1, 2022, or in any proposed or ongoing transaction of FREYR Luxembourg, in any matter to be acted upon in the FREYR Special Meeting.

DESCRIPTION OF FREYR DELAWARE SECURITIES
The following description of FREYR Delaware’s securities, following completion of the Redomiciliation Transaction, is a summary. This summary is qualified by the complete text of the Amended and Restated FREYR Delaware Certificate of Incorporation and FREYR Delaware Bylaws to be in effect upon completion of the Transaction, which will be substantially in the forms attached as Annexes C and D, respectively, to this proxy statement/prospectus. We encourage you to read those documents carefully.
There are differences between FREYR Luxembourg’s articles of association and the Amended and Restated FREYR Delaware Certificate of Incorporation and Bylaws as they are expected to be in effect upon completion of the Transaction, especially relating to changes that are required by Delaware law. For example, certain provisions of the articles of association were not replicated in the Amended and Restated FREYR Delaware Certificate of Incorporation or Bylaws because the DGCL would not permit such replication. In addition, the Amended and Restated FREYR Delaware Certificate of Incorporation and Bylaws provide for certain other provisions customarily provided with respect to publicly-traded Delaware corporations. See “Comparison of Shareholder Rights between Luxembourg Law and Delaware Law”.
Authorized Share Capital
FREYR Delaware’s authorized capital stock after completion of the merger will consist of            Common Shares, par value $0.01 per share.
Common Shares
Shares Outstanding. Upon completion of the Merger, there will be approximately            Common Shares issued and outstanding. All outstanding Common Shares will be fully paid and non-assessable. This means the full purchase price for the outstanding Common Shares will have been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional Common Shares that FREYR Delaware may issue in the future will also be fully paid and non-assessable.
Dividends. Subject to prior dividend rights of the holders of any preferred shares and any other class or series of shares having a preference as to dividends over Common Shares, holders of shares of Common Shares will be entitled to receive dividends when, as and if declared by the FREYR Delaware board, out of funds legally available for that purpose.
Voting Rights. Each outstanding share of Common Shares will be entitled to one vote per share on each matter to be voted on by the holders of Common Shares. The holders of Common Shares will not be entitled to cumulative voting of their shares in elections of directors.
Other Rights. In the event of any liquidation, dissolution or winding up of FREYR Delaware, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of shares of Common Shares will be entitled to ratable distribution of the remaining assets available for distribution to shareholders. The Common Shares will not be subject to redemption by operation of a sinking fund or otherwise.
Preferred Shares
FREYR Delaware’s Amended and Restated Certificate of Incorporation will authorize the FREYR Delaware board, without the approval of its shareholders, to issue shares of its preferred shares and to fix by resolution the designations, preferences, and relative, participating, optional or other special rights, and such qualifications, limitations, or restrictions on such shares, including, without limitation, redemption rights, dividend rights, liquidation preferences, and conversion or exchange rights of any class or series of preferred shares, and to fix the number of classes or series of preferred shares, the number of shares constituting any such class or series and the voting powers for each class or series. The issuance of preferred shares may have the effect of diluting the earnings per share and book value per share of Common Shares. In addition, the FREYR Delaware board may issue preferred shares with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Shares.
There are no current agreements or understandings with respect to the issuance of preferred shares and no present intention to issue any shares of preferred shares. There will be no restriction on the repurchase or redemption of shares by FREYR Delaware while there is any arrearage in the payment of dividends or sinking fund installments.
Certain Anti-Takeover Matters
Certain provisions of the FREYR Delaware governing documents and the DGCL could have the effect of delaying, deferring or discouraging another party from acquiring FREYR Delaware. These provisions encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the FREYR

Delaware board rather than pursue non-negotiated takeover attempts. These provisions include the below summarized items.
DGCL Section 203
FREYR Delaware will be subject to the provisions of Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date of the transaction in which such person becomes an interested shareholder, unless:
•prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;
•upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting share of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder) those shares owned:
◦by persons who are directors and also officers; and
◦employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting shares which is not owned by the interested shareholder.
In general, Section 203 defines an interested shareholder as any entity or person beneficially owning 15% or more of the outstanding voting shares of FREYR Delaware and any entity or person affiliated with or controlling or controlled by the entity or person.
Board Composition and Powers
The FREYR Delaware board has the power to fix the number of directors by resolution, subject to the requirements of FREYR Delaware’s governing documents that the FREYR Delaware board be not fewer than one nor more than 15. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even though less than a quorum, and the directors chosen in this manner will hold office until a successor is chosen and qualified.
Shareholders’ Derivative Actions
Under the DGCL, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such shareholders’ share thereafter devolved by operation of law.
Supermajority Approval Requirements
The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote thereon is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. The DGCL does not specify a required vote for shareholders to amend a corporation’s bylaws and, therefore, the default voting standard set forth in a corporation’s bylaws will apply to votes to amend the bylaws unless the certificate of incorporation or bylaws provide otherwise. In addition, the DGCL provides that a board of directors may amend the bylaws without further shareholder action if authorized to do so by the corporation’s certificate of incorporation.
NYSE Listing
The Common Shares and warrants are expected to continue to be listed on the New York Stock Exchange and trade under the symbol “FREY” and “FREY WS”.
Warrants
The following is a summary of some of the terms of the FREYR Delaware Public Warrants and FREYR Delaware Private Warrants. It does not purport to be complete.

As of           , 2023, 14,628,894 FREYR Public Warrants and 10,000,000 FREYR Private Warrants (inclusive of FREYR Working Capital Warrants) were outstanding. The FREYR Private Warrants and FREYR Working Capital Warrants are governed by the same terms and provisions under an amended and restated warrant agreement (as described below) and entitle the holders thereof to purchase one (1) FREYR Ordinary Share at a purchase price of $11.50 per share on the same terms and conditions as the FREYR Private Warrants, and as such, we include the FREYR Working Capital Warrants as FREYR Private Warrants.
Effective upon the Redomiciliation Transaction, each outstanding FREYR Public and Private Warrant (inclusive of the FREYR Working Capital Warrants) will convert into warrants of FREYR Delaware exercisable for one FREYR Delaware Common Share at an exercise price of $11.50, on the same terms as the warrants of FREYR as governed by the amended and restated warrant agreement between Alussa, FREYR and Continental Stock Transfer and Trust Company, which is attached to this proxy statement/prospectus as Exhibit 4.1. Additionally, as further described below, each warrant of FREYR held by EDGE Global will be converted into warrants of FREYR Delaware effective upon the Redomiciliation Transaction, on the same terms as those that currently govern these warrants. A form of the amended and restated warrant agreement between Alussa, FREYR and Continental Stock Transfer and Trust Company is attached to this prospectus as Exhibit 4.1. FREYR Delaware expects to execute a joinder or amendment to become a party to such warrant agreement. You should review the copy of the amended and restated warrant agreement for a complete description of the terms and conditions applicable to the FREYR Public Warrants and FREYR Private Warrants.

Public Warrants
Each whole FREYR Delaware Public Warrant entitles the registered holder to purchase one FREYR Delaware Common Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Second Closing. Pursuant to the form amended and restated warrant agreement, a warrant holder may exercise its FREYR Delaware Public Warrants only for a whole number of Common Shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. The FREYR Delaware Public Warrants will expire five years after Second Closing, July 9, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
FREYR Delaware will not be obligated to deliver any Common Shares pursuant to the exercise of a FREYR Delaware Public Warrant and will have no obligation to settle such FREYR Delaware Public Warrant exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the FREYR Delaware Public Warrant is then effective and a prospectus relating thereto is current, subject to FREYR Delaware satisfying its obligations described below with respect to registration. No FREYR Delaware Public Warrant will be exercisable for cash or on a cashless basis, and FREYR Delaware will not be obligated to issue any shares to holders seeking to exercise their FREYR Delaware Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such FREYR Delaware Public Warrant will not be entitled to exercise such FREYR Delaware Public Warrant and such FREYR Delaware Public Warrant may have no value and expire worthless.
Once the warrants become exercisable, FREYR Delaware may redeem the outstanding warrants (excluding Private Warrants):
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period, to each warrant holder; and
•if, and only if, the last reported sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which FREYR Delaware sends the notice of redemption to the warrant holders.
FREYR Delaware established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the FREYR Delaware Public Warrant exercise price. If the foregoing conditions are satisfied and FREYR Delaware issues a notice of redemption of the FREYR Delaware Public Warrants, each warrant holder will be entitled to exercise his, her or its FREYR Delaware Public Warrant prior to the scheduled redemption date. However, the price of the Common Shares may fall below the $18.00 redemption trigger price as well as the $11.50 FREYR Delaware Public Warrant exercise price after the redemption notice is issued. FREYR Delaware will not redeem the FREYR Delaware Public Warrants unless a registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the FREYR Delaware Public Warrants is effective and a current prospectus relating to those Common Shares is available throughout the 30-day redemption period, except if the FREYR Delaware Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the FREYR Delaware Public Warrants become redeemable by FREYR Delaware, FREYR Delaware may not exercise its redemption right if the issuance of shares upon exercise of the FREYR Delaware Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification.
If FREYR Delaware calls the FREYR Delaware Public Warrants for redemption as described above, FREYR Delaware’s management will have the option to require all holders that wish to exercise FREYR Delaware Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their FREYR Delaware Public Warrants on a “cashless basis,” FREYR’s management will consider, among other factors, its cash position, the number of FREYR Delaware Public Warrants that are outstanding and the dilutive effect on its shareholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of its FREYR Delaware Public Warrants. In such event, each holder would pay the exercise price by surrendering the FREYR Delaware Public Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants (defined in the form amended and restated warrant agreement), multiplied by the excess of the “fair market value” (defined in the form amended and restated warrant agreement) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the FREYR Delaware Public Warrants, provided that in all cases, the exercise price shall correspond to at least the accounting par value of the Common Shares. If FREYR Delaware takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Common Shares to be received upon exercise of the FREYR Delaware Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a FREYR Delaware Public Warrant redemption. If FREYR’s management calls the FREYR Delaware Public Warrants for redemption and its management does not take advantage of this option, Alussa Energy Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrants holders been required to exercise their FREYR Delaware Public Warrants on a cashless basis, as described in more detail below.
A holder of a FREYR Delaware Public Warrant may notify FREYR Delaware in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such FREYR Delaware Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Common Shares outstanding immediately after giving effect to such exercise.
If the number of issued and outstanding Common Shares is increased by a capitalization payable in Common Shares, or by a sub-division of Common Shares or other similar event, then, on the effective date of such capitalization, sub-division or similar event, the number of Common Shares issuable on exercise of each FREYR Delaware Public Warrant will be increased in proportion to such increase in the issued and outstanding Common Shares. A rights offering to holders of Common Shares entitling holders to purchase Common Shares at a price less than the fair market value will be deemed a capitalization of a number of Common Shares equal to the product of (i) the number of Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Shares) multiplied by (ii) one minus the quotient of (x) the price per FREYR Delaware Common Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of FREYR Delaware Common Shares as reported during the ten trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
If the number of issued and outstanding Common Shares is decreased by a consolidation, combination, reverse share split or reclassification of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Common Shares issuable on exercise of each FREYR Delaware Public Warrant will be decreased in proportion to such decrease in issued and outstanding Common Shares.
Whenever the number of Common Shares purchasable upon the exercise of the FREYR Delaware Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Common Shares purchasable upon the exercise of the FREYR Delaware Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Common Shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the issued and outstanding Common Shares (other than those described above or that solely affects the par value of such Common Shares), or in the case of any merger or consolidation of FREYR Delaware with or into another corporation (other than a consolidation or merger in which FREYR is the continuing corporation and that does not result in any reclassification or reorganization of FREYR Delaware’s issued and outstanding Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of FREYR Delaware as an entirety or substantially as an entirety in connection with which FREYR Delaware is liquidated and dissolved, the holders of the FREYR Delaware Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the FREYR Delaware Public Warrants and in lieu of FREYR Delaware’s Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the FREYR Delaware Public Warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each FREYR Delaware Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by Alussa in connection with redemption rights held by shareholders of Alussa as provided for in Alussa’s amended and restated memorandum and articles of association) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Common Shares, the holder of a FREYR Delaware Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the FREYR Delaware Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Shares in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the FREYR Delaware Public Warrant within thirty days following public disclosure of such transaction, the FREYR Delaware Public Warrant exercise price will be reduced as specified in the amended and restated warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the amended and restated warrant agreement) of the FREYR Delaware Public Warrant.
The FREYR Delaware Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of FREYR Delaware Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their FREYR Delaware Public Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the FREYR Delaware Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
The amended and restated warrant agreement provides that the terms of the FREYR Delaware Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of FREYR Delaware Public Warrants.
Private Warrants
The FREYR Delaware Private Warrants (inclusive of FREYR Delaware Working Capital Warrants) (including the Common Shares issuable upon exercise of the FREYR Delaware Private Warrants) were not transferable, assignable or salable until 30 days after Second Closing (except, among other limited exceptions to Alussa’s officers and directors and other persons or entities affiliated with the Sponsor) and they were not redeemable by FREYR and will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. Otherwise, the FREYR Private Warrants have terms and provisions that are identical to those of the FREYR

Delaware Public Warrants. If the FREYR Delaware Private Warrants are held by holders other than the Sponsor or their permitted transferees, the FREYR Delaware Private Warrants will be redeemable by FREYR Delaware and exercisable by the holders on the same basis as FREYR Delaware Public Warrants.
If holders of the FREYR Delaware Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants (defined in the form amended and restated warrant agreement), multiplied by the excess of the “fair market value” (defined in the form amended and restated warrant agreement) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
EDGE Global Warrants

Prior to the Business Combination, EDGE Global LLC (“EDGE Global”) was granted two series of warrants (the “FREYR EDGE Warrants”) exercisable for shares of FREYR AS. The first series, 8,315,902 warrants exercisable until May 15, 2024 at an exercise price of NOK 1.44 per FREYR AS share was granted July 8, 2020. The second series, 3,838,401 warrants exercisable until September 20, 2025 at an exercise price of NOK 1.85 per FREYR AS share was granted on October 6, 2020. Each FREYR EDGE Warrant conferred an entitlement to subscribe for one ordinary share of FREYR AS. These FREYR EDGE Warrants were exchanged for 2,176,081 warrants of FREYR, determined on the basis of a prescribed exchange ratio, with the exercise price of each the 1,488,862 warrants of FREYR received in exchange for the first series of FREYR EDGE Warrants being $0.95 and the exercise price of each of the 687,219 warrants of FREYR received in exchange for the second series of FREYR EDGE Warrants being $1.22, each equal to the exercise price of the corresponding FREYR EDGE Warrant divided by a prescribed exchange ratio and converted to USD at a rate of 0.11848 USD per NOK. The terms of the warrants of FREYR issued in exchange for the FREYR EDGE Warrants were otherwise unchanged. These terms include a right for FREYR, to settle the warrants received in exchange for the FREYR EDGE Warrants by cash payment of the fair market value (which shall correspond to at least the accounting par value of the FREYR Ordinary Shares) and a right for EDGE Global to exercise the warrants received in exchange for the FREYR EDGE Warrants irrespective of any applicable vesting schedule.

An aggregate 2,176,081 FREYR Ordinary Shares subject to warrants are exercisable within 60 days of July 9, 2021 held by EDGE Global. Mr. Matrai, a FREYR director, and Mr. Jensen, the FREYR Executive Chairman and former CEO, are co-owners of EDGE Global. Upon the effectiveness of the Redomiciliation Transaction, the warrants of FREYR held by EDGE Global will be converted into warrants of FREYR Delaware, on the same terms as those that currently govern these FREYR warrants.

Limitation of Personal Liability of Directors/Officers

The Amended and Restated Certificate of Incorporation, to the full extent permitted by the DGCL, will limit or eliminate the liability of FREYR Delaware directors made a party to any proceeding (other than any action or suit by or in the right of FREYR Delaware to procure a judgment in its favor) to FREYR Delaware or its shareholders for monetary damages for breach of fiduciary duty as a director.
Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to FREYR Delaware or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful share purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.
Transfer Agent and Registrar
The transfer agent and registrar for our capital stock is Continental Transfer & Trust Company.

SHAREHOLDER PROPOSALS
If the Redomiciliation Transaction is consummated and FREYR Delaware holds a 2024 annual general meeting, it will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting will be held. If the 2024 annual general meeting is held, shareholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for FREYR Delaware’s 2024 annual general meeting in accordance with Rule 14a-8 and Rule 14a-11 under the Exchange Act.

OTHER SHAREHOLDER COMMUNICATIONS
Shareholders and interested parties may communicate with FREYR Luxembourg’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of FREYR, 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Attention: Jeffery Spittel. Following the Redomiciliation Transaction, such requests should be made by calling or writing FREYR Delaware at FREYR Battery, Inc. c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, (302) 658-7581.
Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

EXPERTS
The financial statements incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.

LEGAL MATTERS
The legality of the Common Shares and Warrants offered hereby will be passed upon for FREYR Delaware by Skadden, Arps, Slate, Meagher & Flom (UK) LLP.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS
Pursuant to the rules of the SEC, FREYR Luxembourg and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of FREYR Luxembourg’s annual report to shareholders and FREYR Luxembourg’s proxy statement. Upon written or oral request, FREYR Luxembourg will deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may request that FREYR Luxembourg deliver single copies of such documents in the future. Shareholders may notify FREYR Luxembourg of their requests by calling or writing FREYR Luxembourg at +352 46 61 11 3721, or by sending a written request to FREYR, 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Attention: Jeffery Spittel. Following the Redomiciliation Transaction, such requests should be made by calling or writing FREYR Delaware at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, (302) 658-7581.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to our Ordinary Shares and Warrants offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
FREYR is subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports and other information with the SEC. The SEC maintains a website that contains reports and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.
We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are also posted on our website at www.freyrbattery.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.
Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.
If you would like additional copies of this document or if you have questions about the Redomiciliation Transaction, you should contact Jeffery Spittel of FREYR Luxembourg at Jeffrey.spittel@freyrbattery.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.
We incorporate by reference the documents listed below that FREYR has previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):
•Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023;
•Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed on May 15, 2023 and for the quarter ended June 30, 2023 filed on August 10, 2023;
•Current Reports on Form 8-K or 8-K/A, filed with the SEC on March 15, 2023, March 16, 2023, May 15, 2023, May 23, 2023, June 20, 2023, June 26, 2023, July 14, 2023, August 10, 2023, and August 10, 2023, in each case other than information furnished under Item 2.02 or 7.01 of Form 8-K.
We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the date of the FREYR Special Meeting, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto:
The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at +352 46 61 11 3721, or by sending a written request to FREYR, 22-24, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, Attention: Jeffery Spittel. Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers
FREYR Luxembourg’s amended and restated articles of association provide for indemnification of its officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, or willful default. FREYR Luxembourg has obtained insurance on behalf of its directors and executive officers.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
The Amended and Restated Certificate of Incorporation, which will become effective upon consummation of the Redomiciliation Transaction, will provide that no Director of FREYR Delaware will be personally liable to FREYR Delaware or its shareholders for or with respect to any breach of fiduciary duty or other act or omission as a director of FREYR Delaware. In addition, the Amended and Restated Certificate of Incorporation will provide that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of FREYR Delaware shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Amended and Restated Certificate of Incorporation will further provide that any repeal or modification of such article by its shareholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.
In the future, FREYR Delaware may also maintain a general liability insurance policy, which is expected to cover certain liabilities of directors and officers of FREYR Delaware arising out of claims based on acts or omissions in their capacities as directors or officers.
As permitted by Section 102(b)(7) of the DGCL, FREYR Delaware’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to FREYR Delaware or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1+	Merger Agreement and Plan of Merger, by and between FREYR Battery and FREYR Battery, Inc. (included as Annex A to the proxy statement/prospectus).
2.2+	Common Draft Terms of Cross-Border Merger, by and between FREYR Battery and FREYR Battery, Inc. (included as Annex B to the proxy statement/prospectus).
3.1**	Certificate of Incorporation of FREYR Battery, Inc..
3.2**	Bylaws of FREYR Battery, Inc.
3.3+	Form of Amended and Restated Certificate of Incorporation of FREYR Battery, Inc. (included as Annex C to the proxy statement/prospectus).
3.4+	Form of Amended and Restated Bylaws of FREYR Battery, Inc. (included as Annex D to the proxy statement/prospectus).
3.5	Consolidated Articles of Association of FREYR Battery as of December 20, 2022 (incorporated by reference to Exhibit 3.1 to FREYR Battery’s Current Report on Form 8-K filed with the SEC on March 15, 2023).
4.1	Form of Warrant Agreement between Alussa Energy Acquisition Corp., FREYR Battery and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to FREYR Battery’s Registration Statement on Form S-4/A filed with the SEC on May 27, 2021).
4.2	Specimen Form of Warrant Certificate of FREYR Battery, included as Exhibit A to the Form of Warrant Agreement between Alussa Energy Acquisition Corp., FREYR Battery and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to FREYR Battery’s Registration Statement on Form S-4/A filed with the SEC on May 27, 2021).
4.3
Form of Indenture for Debt Securities between the Registrant and the Trustee to be Named Therein (incorporated by reference to Exhibit 4.1 to FREYR Battery’s Registration Statement on Form S-3 filed with the SEC on September 1, 2022).

5.1+	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the legality of the FREYR Battery, Inc. Common Shares and Warrants.
8.1+	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
10.1	Form of Registration Rights Agreement, included as Annex F to the proxy statement/prospectus (incorporated by reference to FREYR Battery’s Registration Statement on Form S-4 filed with the SEC on March 26, 2021).
10.2†	License and Services Agreement, entered into December 15, 2020, between 24M Technologies, Inc. and FREYR AS (incorporated by reference to Exhibit 10.3 of FREYR Battery’s Registration Statement on Form S-4/A filed with the SEC on May 7, 2021).
10.3†	First Amendment to License and Services Agreement, entered into on January 18, 2021, by and between 24M Technologies, Inc. and FREYR AS (incorporated by reference to Exhibit 10.4 of FREYR Battery’s Registration Statement on Form S-4/A filed with the SEC on May 7, 2021).
10.4†
Second Amendment to the Licenses and Services Agreement entered into on April 27, 2022 by and between 24M Technologies, Inc. and FREYR AS (incorporated by reference to Exhibit 10.8 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

10.5†
Third Amendment to the Licenses and Services Agreement entered into on December 21, 2022 by and between 24M Technologies, Inc. and FREYR AS (incorporated by reference to Exhibit 10.9 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

10.6†
License and Services Agreement, entered into on October 8, 2021 by and between 24M Technologies, Inc. and FREYR Battery KSP JV, LLC (incorporated by reference to Exhibit 10.10 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

10.7
Lease Agreement entered into on January 7, 2022 by and between Mo Industripark AS and FREYR Battery Norway AS (incorporated by reference to Exhibit 10.11 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

Exhibit No.	Description
10.8
First Amendment to the Lease Agreement entered into on May 9, 2022 by and between Mo Industripark AS and FREYR Battery Norway AS (incorporated by reference to Exhibit 10.12 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

10.9
Second Amendment to the Lease Agreement entered into on February 9, 2022 by and between Mo Industripark AS and FREYR Battery Norway AS (incorporated by reference to Exhibit 10.13 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

10.10
Lease Agreement entered into on July 19, 2021 by and between Mo Industripark AS and FREYR Battery Norway AS (incorporated by reference to Exhibit 10.14 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).

10.11#	Employment Agreement entered into on May 9, 2022 between FREYR Battery US Holding, Inc. and Oscar K. Brown (incorporated by reference to Exhibit. 10.4 of FREYR Battery’s Form 10-Q filed with the SEC on May 11, 2022).
10.12#	Employment Agreement entered into on May 18, 2021 between FREYR AS (in its capacity as Norway Sub 2 AS, a subsidiary of FREYR Battery) and Jan Arve Haugan (incorporated by reference to Exhibit 10.11 of FREYR Battery’s Registration Statement on Form S-4/A filed with the SEC on May 27, 2021).
10.13#	Consultancy Agreement entered into on May 14, 2021 between FREYR Battery and Peter Matrai (incorporated by reference to Exhibit 10.14 of FREYR Battery’s Registration Statement on Form S-4/A filed with the SEC on May 27, 2021).
10.14#	Amended and Restated Settlement Agreement entered into on August 10, 2023 between FREYR Battery Norway AS, FREYR Battery and Tom Einar Jensen (incorporated by reference to Exhibit 10.1 of FREYR Battery’s Current Report on Form 8-K filed with the SEC on August 10, 2023).
10.15#	Consultancy Agreement entered into on August 10, 2023 between FREYR Battery and Tom Einar Jensen (incorporated by reference to Exhibit 10.2 of FREYR Battery’s Current Report on Form 8-K filed with the SEC on August 10, 2023).
10.16#	Employment Agreement entered into on July 6, 2023 between FREYR Battery and Birger Steen (incorporated by reference to Exhibit 10.3 of FREYR Battery’s Current Report on Form 8-K filed with the SEC on August 10, 2023).
10.17#	Option agreement by and between FREYR AS and EDGE Global LLC, dated May 15, 2019 (incorporated by reference to Exhibit 10.15 of FREYR Battery’s Registration Statement on Form S-4 filed with the SEC on March 26, 2021).
10.18#	Option agreement by and between FREYR AS and Jan Arve Haugan, dated December 31, 2020 (incorporated by reference to Exhibit 10.18 of FREYR Battery’s Registration Statement on Form S-4 filed with the SEC on March 26, 2021).
10.19#	2021 Equity Incentive Plan (amended and restated as of May 10, 2023) (incorporated by reference to Exhibit 99.1 of FREYR Battery’s Registration Statement on Form S-8 filed with the SEC on August 10, 2023).
10.20#	Form of Stock Option Award Agreement (2021 Equity Incentive Plan) (incorporated by reference to Exhibit 10.37 of FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 27, 2023).
10.21	Investment Agreement by and between FREYR AS and Sumisho Metalex Corporation, dated December 4, 2020 (incorporated by reference to Exhibit 10.20 of FREYR Battery’s Registration Statement on Form S-4 filed with the SEC on March 26, 2021).
21.1**	Subsidiaries of the Registrant.
23.1**	Consent of PricewaterhouseCoopers AS (with respect to FREYR Battery).
23.2+	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page to this Registration Statement on Form S-4).
99.1**	Consent of Tom Einar Jensen to be named as a director.
99.2**	Consent of Daniel Barcelo to be named as a director.
99.3**	Consent of Mimi Berdal to be named as a director.
99.4**	Consent of Jason Forcier to be named as a director.

Exhibit No.	Description
99.5**	Consent of Peter Matrai to be named as a director.
99.6**	Consent of Birger Steen to be named as a director.
99.7**	Consent of Daniel Steingart to be named as a director.
99.8**	Consent of Olaug Svarva be named as a director.
99.9+	Form of Proxy Card for FREYR Battery Extraordinary General Meeting (included as Annex E to the proxy statement/prospectus).
99.10+	Form of Accompanying Supplement for FREYR Battery Extraordinary General Meeting (included as Annex F to the proxy statement)
107**	Filing Fee Table.
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

+ To be filed by amendment.
# Indicates management contract or compensatory plan or arrangement
† Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.
** Filed herewith.

Item 22. Undertakings
The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)    That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(7)    That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.
(9)    To supply by means of a post-effective amendment all information concerning this transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.
(10)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(11) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oslo, on the 8th day of September, 2023.
FREYR Battery, Inc.
By: /s/ Are L. Brautaset
Name: Are L. Brautaset
Title: Chief Executive Officer, Secretary and
Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Oscar K. Brown and Are L. Brautaset, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Oscar K. Brown	Chairman of the Board of Directors (Principal Financial Officer and Principal Accounting Officer)	September 8, 2023
/s/ Are L. Brautaset	Chief Executive Officer, Secretary and Director (Principal Executive Officer)	September 8, 2023